                                    TERM SHEET SUPPLEMENT
                       FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006
                               RESIDENTIAL ACCREDIT LOANS, INC.
                                          DEPOSITOR
                               RESIDENTIAL FUNDING CORPORATION
                                 SPONSOR AND MASTER SERVICER
                                          QS PROGRAM
                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                     (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

-----------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET
SUPPLEMENT.
-----------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC
FOR THE  OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD READ
THE BASE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS
FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING
WILL  ARRANGE  TO SEND YOU THE  PROSPECTUS  AT NO  CHARGE IF YOU  REQUEST  IT BY  CALLING  THE
TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                         JUNE 21, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS
REQUIRED TO BE INCLUDED IN THE RELATED BASE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT FOR ANY
SERIES.  THE  INFORMATION  IN THIS TERM  SHEET  SUPPLEMENT  IS  PRELIMINARY  AND IS  SUBJECT  TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN  THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME  OF YOUR
CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION
CONTAINED IN ANY PRIOR  SIMILAR  TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE  WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED  TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY THESE  SECURITIES IN ANY STATE WHERE SUCH OFFER,  SOLICITATION
OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS
OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    EUROPEAN ECONOMIC AREA

               In  relation  to each  Member  State of the  European  Economic  Area which has implemented  the  Prospectus  Directive,  each referred to in this term sheet  supplement as a
Relevant  Member State,  each  underwriter  will represent and agree that with effect from and including the date on which the Prospectus  Directive is  implemented in that Relevant  Member
State,  referred to in this term sheet supplement as the Relevant  Implementation Date, it has not made and will not make an offer of  certificates  to the  public in that  Relevant  Member
State prior to the  publication  of a  prospectus  in relation to the  certificates  which has
been  approved  by  the  competent   authority  in  that  Relevant   Member  State  or,  where
appropriate,  approved  in  another  Relevant  Member  State  and  notified  to the  competent authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive, except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)     to legal  entities  which are  authorized  or  regulated  to operate in the  financial markets or, if not so authorized or regulated,  whose  corporate  purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annuAl or consolidated accounts; or

(c)     in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        UNITED KINGDOM

Each underwriter will represent and agree that:

(a)     it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity
        (within the meaning of Section 21 of the Financial  Services and Markets Act, referred to in this term sheet  supplement as FSMA) received by it in connection with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)     it has complied and will comply with all applicable  provisions of the FSMA with respect to anything done by it in relation to the certificates  in, from or otherwise  involving the United Kingdom.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF
    OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH
                        RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information to you about the offered  certificates  of any series in three or more separate documents that provide progressively more detail:

-       the related base prospectus,  dated March 3, 2006, which provides general information, some of which may not apply to your series of certificates;

-       this term  sheet  supplement,  which  provides  general  information  about  series of certificates  issued pursuant to the depositor's QS program,  some of which may not apply to the offered certificates of any series; and

-       one or more term sheets,  which describe terms applicable to the classes of the series of offered  certificates  described  therein and provides a description  of certain collateral  stipulations  regarding  the  mortgage  loans  and the  parties  to the transaction.

The  registration  statement  to  which  this  offering  relates  is  Commission  File  Number
333-131213.

The depositor's  principal  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES
ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE
INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED  TO YOU  SOLELY TO PROVIDE  YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS TERM SHEET SUPPLEMENT
AND TO SOLICIT AN OFFER TO PURCHASE  THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY
SUCH  OFFER  TO  PURCHASE  MADE  BY YOU  WILL  NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A
CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY.  YOU ARE ADVISED THAT THE TERMS OF
THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE  LOAN POOL BACKING THEM,
MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR
OR  DIFFERENT  MORTGAGE  LOANS  MAY BE ADDED TO THE  POOL,  AND  THAT ONE OR MORE  CLASSES  OF
CERTIFICATES  MAY BE  SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY  TIME  PRIOR TO  ISSUANCE  OR
AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED
THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION TO
SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES
NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR
ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

            TABLE OF CONTENTS

                                         PAGE

Risk Factors............................S-7
   Risk of Loss.........................S-7
   High LTV Loans Without Mortgage
        Insurance ......................S-12
   Risks Relating to Primary Mortgage
        Insurers .......................S-13
   Risks Relating to Cooperative Loans..S-13

   Special Yield and Prepayment

Affiliations Among Transaction Parties..S-33

   Primary Mortgage Insurance and

   Principal Distributions on the Senior
        Certificates ...................S-53
   Principal Distributions on Certain
        Classes of Insured Certificates S-54
   Cross-Collateralization Mechanics in
        a Series with Common
        Subordination ..................S-57
   Principal Distributions on the Class
        M Certificates .................S-58
   Allocation of Losses; Subordination..S-61
   Advances.............................S-66
   Residual Interests...................S-67
Certain Yield and Prepayment

   Realized Losses and Interest

   Adjustable Rate Certificate Yield
        Considerations .................S-77
   Principal Only Certificate and Interest
        Only Certificate Yield
        Considerations .................S-78
   Class M-2 and Class M-3 Certificate
        Yield Considerations ...........S-79
   Additional Yield Considerations
        Applicable Solely to the

   The Master Servicer and Subservicers.S-80
   Servicing and Other Compensation and

Material Federal Income Tax ConsequencesS-88
   Special Tax Considerations Applicable
        to Certificates Related to any
        Yield Maintenance Agreement.....S-90
   Special Tax Considerations Applicable

                                         RISK FACTORS

        The  offered  certificates  of  any  series  are  not  suitable  investments  for  all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together  with an investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet  supplement  and the related base  prospectus  in the context of your financial situation and tolerance for risk.

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

RISK OF LOSS
Underwriting   standards  may  Generally,   the  mortgage  loans  have  been  originated   using
affect  risk  of  loss on the  underwriting   standards   that  are  less   stringent  than  the
mortgage loans.                underwriting  standards  applied  by  certain  other  first  lien mortgage  loan  purchase  programs,  such as those of Fannie Mae,
                               Freddie Mac or the  depositor's  affiliate,  Residential  Funding
                               Mortgage    Securities   I,   Inc.    Applying   less   stringent
                               underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                               Examples include the following:

                               o   mortgage loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop  making
                                   monthly  payments  if  the  borrower's   financial  condition
                                   deteriorates;

                               o   mortgage  loans with  loan-to-value  ratios  greater than 80%
                                   (i.e.,  the amount of the loan at  origination is 80% or more of the value of the  mortgaged  property)  may  increase  the risk that the  value of the  mortgaged  property  will not be sufficient to satisfy the mortgage loan upon foreclosure;

                               o   mortgage  loans with  loan-to-value  ratios of  greater  than
                                   80%,  which  may be as high as 100% at  origination,  with no mortgage  insurance  may  increase  the  likelihood  that the value of the  mortgaged  property  would not be sufficient to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;

                               o   mortgage    loans   made   to   borrowers   who   have   high
                                   debt-to-income  ratios  (i.e.,  the amount of debt service on the other debt of the borrower  represents a large portion of his or her  income)  may  result  in a  deterioration  of the borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and

                               o   mortgage  loans  made  to  borrowers   whose  income  is  not
                                   required to be  disclosed  or verified  may increase the risk that the borrower's income is less than that represented.

                               Some of the  mortgage  loans with  loan-to-value  ratios over 80%
                               may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                               In  addition,  in  determining  loan-to-value  ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24 months old if there is
                               a  supporting  broker's  price  opinion,   automated   valuation,
                               drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have declined,  the  likelihood  that proceeds from a sale of the  mortgaged  property  may be  insufficient  to  repay  the mortgage loan is increased.

                               See  "The   Trusts--Underwriting   Policies"  and  "Certain  Legal
                               Aspects of Mortgage  Loans and  Contracts"  in the  related  base prospectus.

The return on your             The  Servicemembers  Civil Relief Act, as amended,  or the Relief
certificates could be          Act,  provides  relief to  borrowers  who enter  active  military
reduced by shortfalls due to   service  and to  borrowers  in  reserve  status who are called to
the Servicemembers Civil       active  duty  after  the  origination  of  their  mortgage  loan.
Relief Act.                    Current or future  military  operations  of the United States may increase  the  number of  borrowers  who are in  active  military service,  including  persons  in  reserve  status  who have  been called  or  will  be  called  to  active  duty.  The  Relief  Act provides  generally  that a borrower who is covered by the Relief
                               Act may not be charged  interest on a mortgage  loan in excess of
                               6% per annum  during the period of the  borrower's  active  duty.
                               Any resulting interest  shortfalls are not required to be paid by the  borrower at any future  time.  The master  servicer  for the applicable  series  of  certificates  will  not  be  required  to
                               advance  these  shortfalls  as  delinquent   payments,   and  the
                               shortfalls   will  not  be   covered   by  any  form  of   credit
                               enhancement  on  the   certificates  of  that  series.   Interest
                               shortfalls   on  the  mortgage   loans   included  in  the  trust
                               established  for any series due to the  application of the Relief
                               Act or  similar  legislation  or  regulations  will be applied to reduce the  accrued  interest on each  interest-bearing  class of certificates of that series on a pro rata basis.

                               The  Relief  Act also  limits  the  ability  of the  servicer  to foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional three month period  thereafter.  As a result,  there may be delays in payment and  increased  losses on the  mortgage  loans.  Those delays and increased  losses on the  mortgage  loans  included  in the trust established  for any series will be borne  primarily by the class of  certificates  of that  series  with a  certificate  principal balance greater than zero with the lowest payment priority.

                               We do not  know  how  many  mortgage  loans  have  been or may be affected  by  the  application  of  the  Relief  Act  or  similar legislation or regulations.

                               See  the  definition  of  Accrued   Certificate   Interest  under
                               "Description of the  Certificates--Glossary of Terms" in this term sheet  supplement  and "Certain  Legal Aspects of Mortgage  Loans and  Contracts--Servicemembers  Civil  Relief  Act" in the related base prospectus.

The     return     on    your  Losses on  mortgage  loans may  occur  due to a wide  variety  of certificates  may be affected  causes,  including  a decline in real estate  values,  as well as by  losses  on  the  mortgage  adverse changes in a borrower's  financial  condition.  A decline
loans    in    the    related  in real estate  values or economic  conditions  nationally  or in mortgage  pool,  which  could  the regions where the mortgaged  properties are  concentrated may occur  due  to a  variety  of  increase the risk of losses on the mortgage loans.
causes.

The     return     on    your  One risk of investing in  mortgage-backed  securities  is created
certificates      may      be  by any  concentration  of the related  properties  in one or more
particularly   sensitive   to  geographic  regions.  If the regional  economy or housing  market
changes   in   real    estate  weakens  in any  region  having a  significant  concentration  of
markets in specific regions.   properties  underlying the mortgage loans,  the mortgage loans in that region may  experience  high rates of loss and  delinquency, resulting in losses to  certificateholders.  A region's  economic condition  and  housing  market may be  adversely  affected  by a
                               variety  of  events,   including   natural   disasters   such  as
                               earthquakes,    hurricanes,    floods   and   eruptions,    civil
                               disturbances  such as riots,  disruptions  such as ongoing  power outages,  or  terrorist  actions  or acts of  war.  The  economic impact of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or disturbance.
                               The properties  underlying the mortgage loans may be concentrated in these  regions.  This  concentration  may  result  in  greater losses to  certificateholders  than those  generally  present for similar mortgage-backed securities without that concentration.

                               Several    hurricanes,    which   struck   Louisiana,    Alabama,
                               Mississippi,  Texas  and  Florida  in  recent  months,  may  have
                               adversely   affected   mortgaged   properties  located  in  those
                               states.  Generally,  the mortgage pool does not include  mortgage loans  secured by  mortgaged  properties  located in the  federal
                               emergency   management  agency  ("FEMA")  designated   individual
                               assistance    zones.    However,    FEMA-designated    individual
                               assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is  free  of  mortgage  loans  secured  by  mortgaged  properties located in those areas.  Further,  mortgage loans in the mortgage pool may be secured by mortgaged  properties  in  FEMA-designated
                               public  assistance  areas,   which  also  may  include  mortgaged
                               properties  in  areas  that  were  affected  by  the  hurricanes.
                               Residential  Funding will make a representation and warranty that each  mortgaged  property  underlying a mortgage loan included in the trust  established  for any  series is free of damage  and in good  repair  as of the  closing  date  for that  series.  In the event  that a  mortgaged  property  underlying  a  mortgage  loan included  in the trust  established  for any series is damaged as of the closing  date for that  series and that damage  materially and  adversely  affects  the  value  of or the  interests  of the holders  of the  certificates  of  that  series  in  the  related
                               mortgage   loan,   Residential   Funding   will  be  required  to
                               repurchase  the related  mortgage  loan from the trust.  Any such repurchases  may  shorten  the  weighted  average  lives  of  the
                               certificates   of  that  series.   We  will  not  know  how  many
                               mortgaged  properties  underlying  the mortgage loans included in the trust  established  for any  series  will have been or may be affected  by the  hurricanes  and  therefore  whether the payment experience  on any mortgage  loan in the  mortgage  pool for that series will be affected.

                               See  "Description  of the  Mortgage  Pool"  in  this  term  sheet supplement.

The return on your             Except  as set  forth  in the  final  term  sheet  for a class of
certificates will be reduced   certificates,  the  only  credit  enhancement  for any  class  of
if losses exceed the credit    senior  certificates  of any  series  will  be the  subordination
enhancement available to       provided by the Class M Certificates  and Class B Certificates of
your certificates.             that  series  (and  with  respect  to any  class of super  senior certificates,  the subordination provided by the related class or classes of senior support  certificates,  and with respect to any
                               class  of  insured   certificates  of  any  series,   the  credit
                               enhancement  provided by the financial  guaranty insurance policy and any  applicable  reserve fund).  The only credit  enhancement
                               for  any  Class  M  Certificates   of  any  series  will  be  the
                               subordination  provided  by the Class B  Certificates  and by any class  of  Class M  Certificates,  if any,  with a lower  payment priority  than that  class.  You  should  also be aware  that the credit  enhancement  provided  for some  types of  losses  may be limited.

                               See  "Description  of  the   Certificates--Allocation  of  Losses;
                               Subordination" in this term sheet supplement.
The value of your              If the  performance  of the mortgage  loans included in the trust
certificates may be reduced    established  for any series is  substantially  worse than assumed
if losses are higher than      by the rating  agencies  rating any class of certificates of that
expected.                      series,  the  ratings of any class of those  certificates  may be lowered in the future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master servicer nor any other entity will have any  obligation to supplement  any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master           If the master  servicer  defaults  in its  obligations  under the
servicing in the event of a    pooling and  servicing  agreement,  the master  servicing  of the
master servicer default may    mortgage  loans may be transferred to the trustee or an alternate
increase the risk of payment   master  servicer,  as described  under "The Pooling and Servicing
application errors             Agreement - Rights  Upon Event of  Default"  in the related  base prospectus.  In the event of such a transfer of master  servicing there may be an  increased  risk of errors in  applying  payments from borrowers or in  transmitting  information  and funds to the successor master servicer.

Some of the mortgage loans     Some of the mortgage loans included in the trust  established for
have an initial interest       any series may have  interest  only periods of varying  duration.
only period, which may         During  this  period,  the payment  made by the related  borrower
increase the risk of loss      will be less than it would be if the mortgage loan amortized.  In
and delinquency on these       addition,  the  mortgage  loan balance will not be reduced by the
mortgage loans.                principal  portion of  scheduled  monthly  payments  during  this period.  As a result,  no principal  payments will be made to the certificates  of the related  series from mortgage  loans of this nature during their  interest only period except in the case of a prepayment.

                               After the initial  interest only period,  the  scheduled  monthly payment on these  mortgage  loans may increase,  which may result
                               in   increased    delinquencies   by   the   related   borrowers,
                               particularly  if interest  rates have  increased and the borrower is unable to  refinance.  In  addition,  losses may be greater on these  mortgage  loans  as a  result  of the  mortgage  loan  not amortizing  during  the  early  years  of these  mortgage  loans.
                               Although  the  amount of  principal  included  in each  scheduled
                               monthly   payment  for  a   traditional   mortgage  loan  can  be
                               relatively   small   during   the  first  few  years   after  the
                               origination  of a mortgage  loan, in the aggregate the amount can be significant.

                               Mortgage   loans  with  an  initial   interest  only  period  are
                               relatively new in the mortgage  marketplace.  The  performance of
                               these  mortgage  loans  may  be   significantly   different  than
                               mortgage loans that fully amortize.  In particular,  there may be a higher  expectation  by these  borrowers of  refinancing  their mortgage  loans with a new mortgage  loan, in particular one with an initial  interest  only period,  which may result in higher or lower  prepayment  speeds than would  otherwise  be the case.  In addition,  the failure to build  equity in the related  mortgaged property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.
HIGH LTV LOANS WITHOUT
MORTGAGE INSURANCE

The mortgage pool includes     Some of the mortgage loans may have an LTV ratio at origination
certain loans that may be      in excess of 80% but may not be insured by a primary mortgage
subject to a higher risk of    insurance policy.  Although primary mortgage insurance policy is
loss                           generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be
                               sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher
                               likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY
MORTGAGE INSURERS
You may incur losses if a      Some of the mortgage loans may have an LTV ratio at origination
primary mortgage insurer       in excess of 80% and may be insured by a primary mortgage
fails to make payments under   insurance policy.  If such a mortgage loan were subject to a
a primary mortgage insurance   foreclosure and the value of the related mortgaged property were
policy                         not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.
RISKS RELATING TO
COOPERATIVE LOANS
Cooperative loans have         Some of the mortgage loans may not be secured directly by real
certain characteristics that   property but may be cooperative loans.  A cooperative loan is may increase the risk of loss  secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting
                               exclusive rights to occupy a specific unit within the
                               cooperative.  Cooperative loans have certain characteristics that may increase the likelihood of losses.

                               The proprietary lease or occupancy agreement securing a
                               cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and
                               occupancy agreements.

                               Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.
                               A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the
                               tenant-stockholder.  In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal
                               Aspects of Mortgage Loans and Contracts--The Mortgage
                               Loans--Cooperative Loans" in the related base prospectus.
LIMITED OBLIGATIONS

Payments on the mortgage       The certificates  offered in each series will represent interests
loans are the primary source   only in the trust  established for that series.  The certificates
of payments on your            do not  represent an ownership  interest in or  obligation of the
certificates.                  depositor,  the master  servicer or any of their  affiliates.  If proceeds from the assets of the trust  established for any series of certificates are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that series, investors  will have no  recourse  to the  depositor,  the master servicer or any other entity,  and will incur losses.  Additional credit  enhancement  will be  provided  for any class of  insured certificates of any series by the applicable  financial  guaranty insurance policy and any applicable reserve fund.
LIQUIDITY RISKS

You may have to hold your      A secondary market for your  certificates  may not develop.  Even
certificates to maturity if    if a secondary  market does  develop,  it may not  continue or it
their marketability is         may  be  illiquid.  Neither  the  underwriters  for  the  related
limited.                       series nor any other  person will have any  obligation  to make a secondary market in your  certificates,  and you have no right to request  redemption of your  certificates.  Illiquidity means you may not be able to find a buyer  to buy your  securities  readily or at prices  that will  enable you to  realize a desired  yield.
                               Illiquidity  can have a severe adverse effect on the market value of your certificates.

                               Any class of offered  certificates  may  experience  illiquidity, although  generally  illiquidity  is more likely for classes that are especially  sensitive to prepayment,  credit or interest rate risk,  or  that  have  been  structured  to meet  the  investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could   The transfer of the mortgage loans from any applicable  seller to
delay or reduce                the  depositor  will be intended by the parties to be and will be
distributions on the           documented  as a sale.  However,  if any  seller  were to  become
certificates.                  bankrupt,    a   trustee   in   bankruptcy   could   attempt   to
                               recharacterize  the sale of the  applicable  mortgage  loans as a loan  secured by those  mortgage  loans or to  consolidate  those mortgage  loans with the assets of that seller.  Any such attempt could  result in a delay in or reduction  of  collections  on the mortgage loans included in the trust  established  for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower   If a borrower becomes subject to a bankruptcy proceeding, a
May Increase the Risk of       bankruptcy court may require modifications of the terms of a
Loss on a Mortgage Loan.       mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan.  Modifications have included
                               reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment
                               schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your
certificates will vary         The yield to  maturity on each class of offered  certificates  of
depending on the rate of       any series will depend on a variety of factors, including:
prepayments.
                               o  the rate and  timing of  principal  payments  on the  mortgage loans  in  the  related  loan  group  included  in  the  trust established for any series,  including  prepayments,  defaults
                                  and   liquidations,   and   repurchases  due  to  breaches  of
                                  representations or warranties;

                               o  the allocation of principal  payments on the mortgage loans in the related  loan group  among the various  classes of offered certificates included in that series;

                               o  the pass-through rate for that class;

                               o  interest  shortfalls  due  to  mortgagor  prepayments  in  the related loan group; and

                               o  the purchase price of that class.

                               Where  the  mortgage  loans in a trust  established  for a series have  been  divided  into two or more  loan  groups,  the  senior
                               certificates   will  receive   distributions   of  principal  and
                               interest  from  the  mortgage  loans  in the  loan  group or loan groups  designated  in the final term sheet for any such class of certificates.

                               As used in this term sheet supplement,  references to the related
                               (or words of similar  effect)  loan group will mean,  in the case of a series with multiple loan groups,  the loan group from which a class of certificates  will receive  distributions of principal and  interest,  and,  in the case of a series  with a single loan group, the mortgage pool.
                               The rate of  prepayments  is one of the most  important and least predictable of these factors.

                               No  assurances  are given that the mortgage  loans will prepay at any particular rate.

                               In general,  if you purchase a certificate at a price higher than its  outstanding  certificate  principal  balance  and  principal distributions on your  certificate  occur faster than you assumed at the  time of  purchase,  your  yield  will be  lower  than you anticipated.  Conversely,  if you  purchase  a  certificate  at a price lower than its outstanding  certificate  principal  balance and principal  distributions on that class occur more slowly than you  assumed  at the time of  purchase,  your yield will be lower than you anticipated.

The rate of prepayments on     Since mortgagors,  in most cases, can prepay their mortgage loans
the mortgage loans will vary   at any time,  the rate and timing of principal  distributions  on
depending on future market     the offered  certificates  are highly uncertain and are dependent
conditions, and other          upon  a wide  variety  of  factors,  including  general  economic
factors.                       conditions,  interest  rates,  the  availability  of  alternative
                               financing  and  homeowner   mobility.   Generally,   when  market
                               interest  rates  increase,  borrowers  are less  likely to prepay their  mortgage  loans.  This could result in a slower  return of principal  to you at a time  when you  might  have  been  able to reinvest  your  funds  at a  higher  rate of  interest  than  the pass-through  rate on your  class of  certificates.  On the other
                               hand,  when  market   interest  rates  decrease,   borrowers  are
                               generally  more  likely  to prepay  their  mortgage  loans.  This could  result in a faster  return of  principal  to you at a time when you might not be able to reinvest  your funds at an interest
                               rate  as  high  as  the  pass-through   rate  on  your  class  of
                               certificates.

                               Refinancing  programs,  which may involve  soliciting all or some
                               of  the  mortgagors  to  refinance  their  mortgage  loans,   may
                               increase the rate of  prepayments  on the mortgage  loans.  These refinancing  programs may be offered by the master servicer,  any subservicer  or their  affiliates,  and may  include  streamlined
                               documentation   programs.   Streamlined   documentation  programs
                               involve  less  verification  of  underwriting   information  than
                               traditional documentation programs.

                               See  "Description  of  the  Mortgage  Pool  -  The  Program"  and
                               "Certain Yield and Prepayment  Considerations" in this term sheet supplement  and "Maturity and Prepayment  Considerations"  in the
                               related base prospectus.

Mortgage loans with interest   Some of the mortgage  loans may require the related  borrowers to
only payments may affect the   make monthly  payments of accrued  interest,  but not  principal,
yield on the offered           for a certain period  following  origination.  After the interest
certificates.                  only period,  the borrower's monthly payment will be recalculated to cover both  interest and  principal so that the mortgage  loan will be paid in full by its final payment  date. As a result,  if the monthly payment  increases,  the related  borrower may not be able  to  pay  the  increased  amount  and  may  default  or  may refinance the loan to avoid the higher payment.

                               In  addition,   because  no  scheduled   principal  payments  are
                               required  to be made on these  mortgage  loans  for a  period  of time, the offered  certificates  will receive  smaller  scheduled principal  distributions  during that period than they would have received if the related  borrowers  were required to make monthly payments of interest  and  principal  from  origination  of these mortgage loans. Absent other considerations,  this slower rate of principal  distributions  will result in longer weighted  average lives of the offered  certificates  than would  otherwise  be the case if none of the mortgage loans had interest only periods.

The recording of mortgages     The mortgages or  assignments of mortgage for all or a portion of
in the name of MERS may        the  mortgage  loans  included in the trust  established  for any
affect the yield on the        series may have been or may be  recorded  in the name of Mortgage
certificates.                  Electronic   Registration  Systems,  Inc.,  or  MERS,  solely  as
                               nominee  for the  originator  and  its  successors  and  assigns.
                               Subsequent   assignments   of  those   mortgages  are  registered
                               electronically  through  the  MERS(R)System.   However,  if  MERS
                               discontinues the MERS(R)System and it becomes  necessary to record an  assignment  of the  mortgage  to the  trustee for any series, then any related  expenses shall be paid by the related trust and will  reduce  the  amount  available  to  pay  principal  of  and interest  on  the  certificates  included  in  that  series  with certificate  principal balances greater than zero with the lowest payment priorities.

                               The  recording  of  mortgages in the name of MERS is a relatively new practice in the mortgage lending  industry.  Public recording officers  and others in the mortgage  industry may have  limited, if any,  experience with lenders seeking to foreclose  mortgages, assignments  of which  are  registered  with  MERS.  Accordingly, delays  and  additional  costs  in  commencing,  prosecuting  and completing  foreclosure  proceedings  and conducting  foreclosure sales of the  mortgaged  properties  could  result.  Those delays and  additional  costs  could in turn delay the  distribution  of liquidation  proceeds to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                               For additional  information  regarding MERS and the MERS(R)System, see  "Description  of the  Mortgage  Pool--General"  and  "Certain
                               Yield  and   Prepayment   Considerations"   in  this  term  sheet
                               supplement and  "Description  of the  Certificates--Assignment  of
                               Mortgage Loans" in the related base prospectus.
The yield on your              The offered  certificates of each class included in a series will
certificates will be           have different yield  considerations and different  sensitivities
affected by the specific       to  the  rate  and  timing  of   principal   distributions.   The
terms that apply to that       following is a general  discussion  of yield  considerations  and
class, discussed below.        prepayment   sensitivities   of   some  of  the   categories   of
                               certificates that may be included in any series.

                               See "Certain  Yield and Prepayment  Considerations"  in this term sheet supplement.

Senior Certificates            The senior  certificates  of any series,  other than any interest only  certificates,  may be  subject to  various  priorities  for payment of  principal.  Distributions  of principal on the senior certificates  of any series  entitled to principal  distributions with an earlier  priority  of  payment  will be  affected  by the rates of  prepayment of the related  mortgage  loans early in the life of the  related  mortgage  pool.  Those  classes  of  senior certificates  of any series  entitled to principal  distributions with a later  priority  of payment  will be affected by the rates of  prepayment of the related  mortgage  loans  experienced  both before and after the  commencement of principal  distributions on those  classes,  and will be more likely to be affected by losses on the  mortgage  loans  not  covered  by any  applicable  credit enhancement.

                               See "Description of the  Certificates--Principal  Distributions on
                               the Senior Certificates" in this term sheet supplement.
Class A-P Certificates         A class of variable  strip  principal  only  certificates  of any series will receive a portion of the  principal  payments only on the related  mortgage  loans that have net  mortgage  rates lower than the discount net mortgage rate  described in the pooling and service  agreement related to that series.  Therefore,  the yield on that class of variable strip principal only  certificates will be  extremely  sensitive  to the rate  and  timing  of  principal prepayments and defaults on the related  mortgage loans that have net  mortgage  rates  lower  than  the  applicable  discount  net mortgage rate.

                               Mortgage  loans with lower  mortgage  rates are less likely to be prepaid  than  mortgage  loans with  higher  mortgage  rates.  If prepayments of principal on the related  mortgage loans that have net  mortgage  rates  lower than the  applicable  rate occur at a rate  slower than an  investor  assumed at the time of  purchase, the investor's yield will be adversely affected.
Class A-V Certificates         A class of  variable  strip  interest  only  certificates  of any series will receive a portion of the interest  payments only from the related  mortgage  loans that have net mortgage  rates higher than the discount net mortgage rate  described in the pooling and servicing  agreement  related  to  that  series.  Therefore,  the yield on a class of variable  strip  interest  only  certificates will be  extremely  sensitive to the rate and timing of principal prepayments and defaults on the related  mortgage loans that have net mortgage rates higher than the applicable rate.

                               Mortgage  loans with higher  mortgage rates are more likely to be prepaid than mortgage  loans with lower  mortgage  rates.  If the related  mortgage  loans that have net mortgage rates higher than the  applicable  rate  are  prepaid  at a  rate  faster  than  an investor assumed at the time of purchase,  the yield to investors in that class of variable strip interest only  certificates  will be adversely  affected.  Investors  in a class of variable  strip interest only certificates  should fully consider the risk that a rapid rate of  prepayments  on the  related  mortgage  loans that have net  mortgage  rates higher than the  applicable  rate could result in the failure of such  investors to fully  recover  their investments.

Interest Only Certificates     The Class A-V  Certificates  will not,  and, as  described in any final  term  sheet  for a class of  certificates,  certain  other classes  of  certificates  may  not,  be  entitled  to  principal
                               distributions.    Such   certificates   will   receive   interest
                               distributions  based  on a  notional  amount  based  on  all or a portion  of the  certificate  principal  balance  of one or  more
                               classes  of   certificates   included  in  the  related   series.
                               Investors  in a class of  interest  only  certificates  should be aware that the yield on that class  will be  extremely  sensitive to the rate and  timing  of  principal  payments  on the  related class or classes  of  certificates,  and that rate may  fluctuate
                               significantly   over  time.  A  faster  than   expected  rate  of
                               principal   payments   on  the   related   class  or  classes  of
                               certificates  will  have  an  adverse  effect  on  the  yield  to investors  in a class of  interest  only  certificates  and could
                               result  in  their   failure  to  fully   recover   their  initial
                               investments.

Accrual Certificates and       Because  accrual  certificates  are not  entitled  to receive any
Partial Accrual Certificates   distributions  of  interest  for some  period of time and partial accrual  certificates  are entitled to smaller  distributions  of interest  that are  based on only a  portion  of the  certificate
                               principal  balance  of  that  class,   accrual  certificates  and
                               partial   accrual   certificates   of  any  series   will  likely
                               experience  significant  price  and yield  volatility.  Investors should  consider  whether  this  volatility  is suitable to their investment needs.

Adjustable Rate Certificates   The  interest  rate on any class of  floating  rate  certificates
                               included  in  any  series  will  vary  in  accordance   with  the
                               applicable  interest rate index set forth in any final term sheet for that class of  certificates.  The interest  rate on any class of inverse  floating  rate  certificates  included  in any series will vary inversely  with the applicable  interest rate index set forth in any final  term  sheet for that  class of  certificates.
                               Therefore, the yields to investors on such certificates,  if any, will be  sensitive to  fluctuations  in the  applicable  interest rate index.

Companion Certificates         A class of  companion  certificates  of any  series  may  receive small or large  distributions  of principal on each  distribution
                               date   to   the   extent   necessary   to   stabilize   principal
                               distributions  to  one  or  more  classes  of  planned  principal
                               certificates,   targeted  principal   certificates  or  scheduled
                               principal  classes of that series.  Due to the  companion  nature of these classes of certificates,  these certificates will likely experience  price and yield  volatility.  Investors in a class of companion  certificates  should consider  whether this volatility is suitable to their investment needs.

Component Certificates         A class of  component  certificates  of any series may consist of
                               components   with  different   principal  and  interest   payment
                               characteristics.  As  each  component  of a  class  of  component certificates  may be  identified  as falling  into one or more of
                               the   categories   set   forth   under    "Description   of   the
                               Certificates--General"  in this term sheet supplement,  that class of  component  certificates  may bear the  risks,  including  the price and yield  volatility,  associated  with the  categories of certificates  described  in these  risk  factors to the extent of each  applicable  component.  Investors  in a class of  component certificates  should  consider  whether the risks and  volatility associated  with any component of that class is suitable to their investment needs.

Insured Certificates           Investors  in any class of  insured  certificates  of any  series should be aware that payments of principal on those  certificates may be allocated  according to a random lot procedure.  Therefore it is  highly  uncertain  that  payments  will  be  made  to  any investor  in  those  certificates  on the  date  desired  by that investor.

                               In addition,  any class of insured certificates of any series may be subject to special rules regarding the  procedures,  practices and  limitations  applicable to the  distribution of principal to the holders of these certificates.  Insured  certificates subject to these  procedures,  practices  and  limitations  may not be an appropriate  investment for you if you require  distribution of a particular  amount of  principal  on a  predetermined  date or an otherwise predictable stream of principal  distributions.  If you
                               purchase  insured   certificates  subject  to  these  procedures,
                               practices and limitations,  we cannot give you any assurance that you will receive a distribution  in reduction of principal on any particular distribution date.

                               See  "Principal  Distributions  on  Certain  Classes  of  Insured
                               Certificates" in this term sheet supplement.

                               Investors in insured  certificates  of any series should be aware that the related  financial  guaranty  insurance  policy will not
                               cover  interest   shortfalls   attributable   to  prepayments  or
                               interest  shortfalls  related  to Relief  Act  reductions  on the related mortgage loans, except as is otherwise provided.

Lockout Certificates           As   described   in  any  final   term   sheet  for  a  class  of
                               certificates,  certain  classes of  certificates  may not receive
                               distributions  of  principal   payments  or  prepayments  on  the
                               related  mortgage loans for a period of time and, as described in any  final  term  sheet for a class of  certificates,  may not be
                               expected  to  receive   distributions   of  scheduled   principal
                               payments  on the  related  mortgage  loans  for a period of time.
                               After the  expiration of the initial  period,  such  certificates may receive a distribution  of principal  payments or prepayments on the related  mortgage  loans that is smaller than that class's pro rata share and,  as  described  in any final term sheet for a class of  certificates,  may receive a distribution  of scheduled principal  payments on the related mortgage loans that is smaller than that class's pro rata share.

Planned Principal              Any  class of  planned  principal  certificates  included  in any
Certificates or PACs           series will be  structured  so that  principal  payments  will be made in accordance  with a schedule  related to that series,  but only if the mortgage loans included in the trust  established for that series prepay at a constant  rate within a specified  range.
                               If  prepayments  on the mortgage  loans in the related loan group occur at a rate below such range,  the weighted  average lives of that class of planned  principal  certificates  may be  extended.
                               On the other hand, if  prepayments  on the mortgage  loans in the related  loan  group  occur  at a  rate  above  that  range,  the weighted  average  lives  of  that  class  of  planned  principal certificates may be reduced.

Principal Only Certificates    A class of principal only certificates  included in any series is not entitled to receive  distributions of interest.  Investors in a principal only certificate  should be aware that if prepayments of  principal  on  the  mortgage  loans  included  in  the  trust established  for that series and  distributed to that class occur at a  rate  slower  than  an  investor  assumed  at the  time  of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal            A class  of  scheduled  principal  certificates  included  in any
Certificates                   series will be  structured  so that  principal  payments  will be made in will be made  in  certain  designated  amounts,  assuming that  prepayments on the mortgage loans in the related loan group occur  each  month  at  a  certain  assumed  rate  or  rates.  If prepayments  on the  mortgage  loans in the  related  loan  group occur at a rate below the  assumed  rate or rates,  the  weighted average lives of that class of scheduled  principal  certificates may be  extended.  On  the  other  hand,  if  prepayments  on the mortgage  loans in the  related  loan group occur at a rate above the assumed  rate or rates,  the weighted  average  lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates    Investors  in a  class  of  senior  support  certificates  of any series  should be aware  that all or a  portion  of losses on the mortgage loans in the related loan group  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates as and to the  extent  set  forth  in the  final  term  sheet  for  that series.  Therefore,  the  yield  to  maturity  on that  class  of senior  support  certificates  will  be  extremely  sensitive  to losses  otherwise  allocable  to the related  class or classes of super senior certificates.

Targeted Principal             Any class of  targeted  principal  certificates  of any series is
Certificates or TACs           structured  so that  principal  payments  on the  mortgage  loans included  in the trust  established  for that series will be made in accordance  with a schedule  related to that series,  but only if the  mortgage  loans in the related  loan group  prepay at the constant rate assumed in establishing  the related  schedule.  If prepayments  on the  mortgage  loans in the  related  loan  group occur at a rate below that rate,  the weighted  average  lives of that class of targeted  principal  certificates  may be extended.
                               On the other hand, if  prepayments  on the mortgage  loans in the related loan group occur at a rate above that rate,  the weighted average  lives of that class of targeted  principal  certificates may be reduced.

Certificates related to any    As  set   forth  in  any  final   term   sheet  for  a  class  of
yield maintenance agreement    certificates,  the  holders of certain  certificates  may benefit from a series of interest  rate cap payments  pursuant to a yield
                               maintenance  agreement.   The  purpose  of  a  yield  maintenance
                               agreement is to partially  mitigate the risk to the  investors in the  related  certificates  that the  pass-through  rate on their certificates  will be lower  than  the  index  plus  the  related margin.

                               However,  the  amount  payable to those  investors  under a yield maintenance  agreement may be based on a notional amount equal to the  lesser of the  aggregate  certificate  principal  balance of related  certificates  and  an  amount  determined  based  on  an assumed rate of prepayments on the mortgage  loans.  Accordingly, if  prepayments  occur at a slower rate than assumed,  the amount payable on the yield maintenance  agreement will be less than the amount of interest  that would  accrue on those  certificates  at the  excess  of the index  over a  certain  rate per annum as set forth in the final term sheet for such  class.  In  addition,  if the index  exceeds  a certain  rate per annum as set forth in the final term sheet for such class of  certificates,  no  additional amounts are payable under the yield  maintenance  agreement.  Any amount  by  which  the  amount  paid  by  the  yield  maintenance agreement  provider is less than the difference between the index plus the  related  margin  and a rate set forth in the final term sheet for such class of  certificates  will not be  payable  from any source on that distribution  date or any future  distribution date.

                               Furthermore,  investors under the yield maintenance agreement are
                               subject  to  the  risk  that  the  yield  maintenance   agreement
                               provider  will  default  on  all  or a  portion  of  its  payment obligations under the yield maintenance agreement.

Class M Certificates           The  yield  to  investors  in  any  class  of  the   subordinated
                               certificates  of any  series  will be  sensitive  to the rate and timing of losses on the related  mortgage  loans, if those losses are not  covered  by a more  subordinate  class  of  subordinated certificates.

                               It is not  expected  that a class of  subordinated  certificates, other  than  any  class  of  senior  support  certificates,  will receive  any  distributions  of  principal  prepayments  until  a distribution  date  described  in the term  sheet  for a class of
                               certificates.    On   or   after    that    date,    all   or   a
                               disproportionately  large portion of principal prepayments on the mortgage  loans in each loan group,  in the case of a series with common  subordination,  or in the related loan group, in the case of a series with separate subordination,  may be allocated to the related  senior  certificates  as  described  in this term  sheet supplement,  and none or a  disproportionately  small  portion of
                               principal   prepayments  may  be  paid  to  the  holders  of  the
                               subordinated  certificates,   other  than  any  class  of  senior
                               support  certificates.  As a result,  the weighted  average lives of  the  subordinated  certificates  may  be  longer  than  would otherwise be the case.

                               See  "Description  of  the   Certificates--Allocation  of  Losses;
                               Subordination" in this term sheet supplement.

                                        ISSUING ENTITY

    The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series supplement,  dated as of the cut-off date for that series, to the standard  terms of pooling  and  servicing  agreement,  dated as of March 1,  2006,  among the depositor,  the master servicer and the trustee together with the series supplement,  referred to herein as the pooling and  servicing  agreement.  The pooling and  servicing  agreement  is governed  by the laws of the State of New  York.  On the  closing  date for each  series,  the depositor  will deposit  into the trust a pool of mortgage  loans that in the  aggregate  will constitute  a  mortgage  pool,  secured  by  first  liens on one- to  four-family  residential properties  with  terms to  maturity  of not more than 30 years.  The  mortgage  pool may be a single  loan  group or  divided  into two or more loan  groups.  The  trust  will not have any additional  equity.  The pooling and servicing  agreement  for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing agreement for that series,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in  connection  with the  conservation  of the trust fund and making distributions to certificateholders of that series.

    The pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans  shall  also be  deemed to be a grant by the  depositor  to the  trustee  of a security interest in the mortgage loans and related collateral.

    Some  capitalized  terms used in this term sheet  supplement have the meanings given below under  "Description of the  Certificates--Glossary  of Terms" or in the related base prospectus under "Glossary."

                                 SPONSOR AND MASTER SERVICER

    Residential Funding Corporation,  a Delaware corporation,  buys residential mortgage loans under several loan purchase  programs from mortgage loan  originators  or sellers  nationwide, including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage  loans  for its own  account  and for  others.  See "The  Trusts--Mortgage  Collateral
Sellers"  and  "--Qualifications  of  Sellers"  in the related  base  prospectus  for a general description  of  applicable  seller/servicer  eligibility  requirements.  Residential  Funding
Corporation's  principal  executive  offices are located at 8400  Normandale  Lake  Boulevard,
Suite  250,   Minneapolis,   Minnesota   55437.   Its  telephone  number  is  (952)  857-7000.
Residential Funding  Corporation  conducts operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Corporation  finances its operations  primarily through its securitization program.

    Residential  Funding  Corporation  was  founded  in 1982  and  began  operations  in 1986, acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to four-family  residential  properties.  General Motors Acceptance  Corporation purchased  Residential Funding  Corporation in 1990. In 1995,  Residential Funding Corporation
expanded  its  business to include  "Alt A" first lien  mortgage  loans,  such as the mortgage loans described in the related base  prospectus.  Residential  Funding  Corporation also began to acquire and  service  both  closed-end  and  revolving  loans  secured by second  liens and subprime loans in 1995.

    The  following  tables  set forth the  aggregate  principal  amount  of  publicly  offered securitizations  of mortgage loans sponsored by Residential  Funding  Corporation for the past five years and for the three  months  ended March 31, 2006.  Residential  Funding  Corporation sponsored  approximately  $23.9 billion and $2.4 billion in initial aggregate principal amount of  mortgage-backed  securities in the 2001 calendar year backed by first lien mortgage  loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Corporation  sponsored approximately  $52.1  billion  and $2.4  billion  in  initial  aggregate  principal  amount of mortgage-backed  securities in the 2005 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior  Year"  represent  the ratio of (a) the  difference  between  the current and prior year volume over (b) the prior year volume.

_______________________________

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed
    End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

_______________________________

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed
    End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

                                           Sponsor Securitization Experience
First Lien Mortgage Loans
Volume by Principal Balance                         2001               2002               2003                2004               2005             Three Months Ended 3/31/06

Prime Mortgages(1)                              $16,387,846,100  $16,177,753,813     $18,964,072,062    $11,953,278,792     $24,149,038,614                $7,135,030,878

                                                $ 7,566,949,253  $15,475,700,554     $27,931,235,627    $24,408,531,445     $27,928,496,334                 $8,748,631,665
Non-Prime Mortgages(2)

Total                                           $23,954,795,353  $31,653,454,367     $46,895,307,689    $36,361,810,237     $52,077,534,948                $15,883,662,543

Prime Mortgages(1)                                      68.41%              51.11%             40.44%              32.87%             46.37%                       44.92%

Non-Prime Mortgages(2)                                  31.59%              48.89%             59.56%              67.13%             53.63%                      55.08%

Total                                                  100.00%             100.00%            100.00%             100.00%            100.00%                     100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                      98.71%             (1.28)%             17.22%            (36.97)%            102.03%                            -

Non-Prime Mortgages(2)                                   2.60%             104.52%             80.48%            (12.61)%             14.42%                            -

Total Volume                                            53.34%              32.14%             48.15%            (22.46)%             43.22%                            -

Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Principal Balance                            2001                2002               2003                2004               2005           Three Months Ended 3/31/06

Prime Mortgages(1)                               $  2,438,519,235   $  2,875,005,049    $  3,207,008,585   $  2,085,015,925    $  2,409,506,573            $1,129,885,236

                                                                                                                                                                        -
Non-Prime Mortgages(2)                                          -                  -                   -                  -                   -

Total                                            $  2,438,519,235   $  2,875,005,049    $  3,207,008,585   $  2,085,015,925    $  2,409,506,573            $1,129,885,236

Prime Mortgages(1)                                         100.00%             100.00%            100.00%             100.00%            100.00%                  100.00%

Non-Prime Mortgages(2)                                       0.00%               0.00%              0.00%               0.00%              0.00%                   0.00%

Total                                                      100.00%             100.00%            100.00%             100.00%            100.00%                 100.00%
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                        (12.07)%           17.90%              11.55%              (34.99)%             15.56%                        -

Non-Prime Mortgages(2)                                           -            -                   -                         -                  -                        -

Total Volume                                              (12.07)%           17.90%              11.55%              (34.99)%             15.56%                        -

First Lien Mortgage Loans
============================================================================================================================
Volume by Number of Loans                              2001                2002               2003                2004               2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                       57,758             68,077              86,166             55,773              91,631                      26,911

Non-Prime Mortgages(2)                                   71,443            136,789             200,446            170,696             173,796                      51,369

Total                                                   129,201            204,866             286,612            226,469             265,427                      78,280

Prime Mortgages(1)                                        44.70%             33.23%              30.06%             24.63%              34.52%                      34.38%

Non-Prime Mortgages(2)                                    55.30%             66.77%              69.94%             75.37%              65.48%                      65.62%

Total                                                    100.00%            100.00%             100.00%            100.00%             100.00%                     100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                          56.78%           17.87%              26.57%              (35.27)%             64.29%                        -

Non-Prime Mortgages(2)                                     (5.21)%           91.47%              46.54%              (14.84)%              1.82%                        -

Total                                                       15.14%           58.56%              39.90%              (20.98)%             17.20%                        -

Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Number of Loans                              2001                2002               2003                2004               2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                       62,952             73,188              84,962             51,614              53,071                      23,376

Non-Prime Mortgages(2)                                        -                  -                   -                  -                   -                           -

Total                                                    62,952             73,188              84,962             51,614              53,071                      23,376

Prime Mortgages(1)                                       100.00%            100.00%             100.00%            100.00%             100.00%                     100.00%

Non-Prime Mortgages(2)                                       0.00%               0.00%              0.00%               0.00%              0.00%                     0.00%

Total                                                      100.00%             100.00%            100.00%             100.00%            100.00%                   100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                        (16.49)%           16.26%              16.09%              (39.25)%              2.82%                        -

Non-Prime Mortgages(2)                                           -            -                   -                         -                  -                        -

Total                                                     (16.49)%           16.26%              16.09%              (39.25)%              2.82%                        -

    The  following  tables set forth the annual or  quarterly  average  outstanding  principal balance,  calculated as of year end or quarter end, as  applicable,  of mortgage  loans master serviced by Residential  Funding  Corporation for the past five years and for the three months ended March 31, 2006,  and the annual or quarterly  average  number of such loans for the same period,  as  applicable.  Residential  Funding  Corporation  was  the  master  servicer  of  a residential  mortgage  loan  portfolio  of  approximately  $67.8  billion and $3.5  billion in average  outstanding  principal  amount  during the 2001  calendar  year  backed by first lien
mortgage   loans  and  junior  lien  mortgage   loans,   respectively.   Residential   Funding
Corporation   was  the  master   servicer  of  a  residential   mortgage  loan   portfolio  of
approximately  $101.9  billion and $5.5 billion in average  outstanding  principal  during the
2005  calendar  year  backed by first lien  mortgage  loans and junior  lien  mortgage  loans, respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current  and prior year  volume over  (b) the  prior year volume.

_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed
    End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.
_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed
    End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

                                          Master Servicer Servicing Experience
First Lien Mortgage Loans
Volume by Average Outstanding Principal Balance               2001               2002               2003                2004                2005             Three Months Ended 3/31/06

Prime Mortgages(1)                                        $51,374,446,489  $43,282,264,857     $33,749,084,171    $32,453,682,854    $  47,935,800,813               $55,376,887,386

Non-Prime Mortgages(2)                                    $16,429,992,363  $24,910,565,613     $39,334,697,127    $50,509,138,736    $  53,938,083,312               $59,169,752,919

Total                                                     $67,804,438,852  $68,192,830,470     $73,083,781,298    $82,962,821,591    $101,873,884,125               $114,546,640,305

Prime Mortgages(1)                                                75.77%              63.47%             46.18%              39.12%              47.05%                       48.34%

Non-Prime Mortgages(2)                                            24.23%              36.53%             53.82%              60.88%              52.95%                      51.66%

Total                                                            100.00%             100.00%            100.00%             100.00%             100.00%                     100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                               (3.91)%            (15.75)%           (22.03)%             (3.84)%              47.71%                            -

Non-Prime Mortgages(2)                                            27.94%              51.62%             57.90%              28.41%               6.79%                            -

Total Based on Average Outstanding Principal Balance               2.26%               0.57%              7.17%              13.52%              22.79%                            -

Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Average Outstanding Principal Balance                 2001               2002                2003               2004                2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                       $  3,512,887,567    $  4,102,615,571   $  4,365,319,862    $  5,135,640,057   $  5,476,133,777             $6,153,955,916

                                                         $              0    $              0   $              0    $                  $                            $            0
Non-Prime Mortgages(2)

Total                                                    $  3,512,887,567    $  4,102,615,571   $  4,365,319,862    $  5,135,640,057   $  5,476,133,777             $6,153,955,916

Prime Mortgages(1)                                                  100.00%            100.00%             100.00%            100.00%             100.00%                  100.00%

Non-Prime Mortgages(2)                                                0.00%              0.00%               0.00%              0.00%               0.00%                   0.00%

Total                                                               100.00%            100.00%             100.00%            100.00%             100.00%                 100.00%
Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                   13.85%           16.79%              6.40%                17.65%               6.63%                        -

Non-Prime Mortgages(2)                                                    -            -                  -                         -                   -                        -

Total Based on Average Outstanding Principal Balance                 13.85%           16.79%              6.40%                17.65%               6.63%                        -

First Lien Mortgage Loans
============================================================================================================================
Volume by Average Number of Loans                               2001               2002                2003               2004                2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                              237,946             202,938            168,654             156,745            201,903                      225,750

Non-Prime Mortgages(2)                                          168,058             242,625            341,863             414,639            411,550                      436,089

Total                                                           406,004             445,563            510,517             571,384            613,453                      661,839

Prime Mortgages(1)                                                58.61%              45.55%             33.04%              27.43%             32.91%                       34.11%

Non-Prime Mortgages(2)                                            41.39%              54.45%             66.96%              72.57%             67.09%                       65.89%

Total                                                            100.00%             100.00%            100.00%             100.00%            100.00%                      100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                  (6.59)%          (14.71)%           (16.89)%              (7.06)%              28.81%                        -

Non-Prime Mortgages(2)                                               28.76%           44.37%             40.90%                21.29%             (0.74)%                        -

Total Based on Average Number of Loans                                5.39%            9.74%             14.58%                11.92%               7.36%                        -

Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Average Number of Loans                                2001                2002               2003                2004               2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                                104,044            118,773             127,833            147,647             143,713                     156,161

Non-Prime Mortgages(2)                                                  -                  -                   -                  -                   -                           -

Total                                                             104,044            118,773             127,833            147,647             143,713                     156,161

Prime Mortgages(1)                                                   100.00%            100.00%             100.00%            100.00%             100.00%                     100.00%

Non-Prime Mortgages(2)                                                 0.00%               0.00%              0.00%               0.00%            0.00%                       0.00%

Total                                                                100.00%             100.00%            100.00%             100.00%          100.00%                     100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                    22.78%           14.16%               7.63%                15.50%            (2.66)%                        -

Non-Prime Mortgages(2)                                                     -            -                   -                         -                  -                        -

Total Based on Average Number of Loans                                22.78%           14.16%               7.63%                15.50%            (2.66)%                        -

    Residential  Funding  Corporation's  overall  procedures  for  originating  and  acquiring mortgage loans are described  under  "Description  of the Mortgage  Pool--The  Program" in this term sheet supplement.  Residential Funding  Corporation's  material role and responsibilities in this  transaction,  including  as  master  servicer,  are  described  in the  related  base prospectus  under  "The  Trusts--Qualification  of  Sellers"  and  "The  Trusts--Repurchases  of
Mortgage  Collateral"  and  in  this  term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--The Master Servicer and Subservicer--Master Servicer."

    Residential Funding Corporation's wholly-owned subsidiary,  Homecomings Financial Network,
Inc., or Homecomings,  originated and sold to Residential  Funding  Corporation certain of the mortgage loans included in the mortgage pool. See "Affiliations  Among  Transaction  Parties,"
"Description  of the  Mortgage  Pool--Originators"  and "Pooling  and  Servicing  Agreement--The
Master Servicer and Subservicers" in this term sheet supplement.

                                        AFFILIATIONS AMONG TRANSACTION PARTIES

                        The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                          -------------------------------               --------------------------------
                          Residential Funding Corporation               Residential Accredit Loans, Inc.
                          (Sponsor and Master Servicer)                            (Depositor)
                          -------------------------------               --------------------------------
                                        |
                                        |
                           -------------------------------
                            Homecomings Financial Network
                                    (Subservicer)
                           -------------------------------

                               DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The  mortgage  pool for each series will  consist of mortgage  loans,  divided into one or more loan  groups,  secured by first  liens on fee  simple or  leasehold  interests  in one-to
four-family  residential  real  properties.   The  property  securing  the  mortgage  loan  is
referred  to as the  mortgaged  property.  The  mortgage  pool will  consist of  conventional, fixed-rate,  fully-amortizing,  first lien  mortgage  loans with terms to maturity of not more than 30 years from the date of origination.

    All of the mortgage  loans included in the trust  established  for any series have been or will  be  purchased  by  the  depositor  through  its  affiliate,  Residential  Funding,  from unaffiliated  sellers as  described  in this term sheet  supplement  and in the  related  base prospectus or from  HomeComings  Financial  Network,  Inc., a  wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

    The mortgage  loans included in the trust for any series will be selected for inclusion in the  mortgage  pool from among  mortgage  loans  purchased  in  connection  with the  Expanded
Criteria  Program  described below based on the sponsor's  assessment of investor  preferences and rating agency criteria.

    The  depositor  and  Residential  Funding will make certain  limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The depositor  and  Residential
Funding will be required to  repurchase  or  substitute  for any mortgage loan included in the related  mortgage  pool as to  which a  breach  of its  representations  and  warranties  with respect to that  mortgage loan occurs,  if such breach  materially  and adversely  affects the interests  of  the  certificateholders  of  that  series  in  any  of  those  mortgage  loans.
Residential  Funding will not assign to the  depositor,  and  consequently  the depositor will
not  assign  to  the  trustee  for  the  benefit  of  the   certificateholders,   any  of  the
representations  and  warranties  made by the  mortgage  collateral  sellers  or the  right to require the related  mortgage  collateral  seller to  repurchase  any such  mortgage loan if a
breach  of  any  of  its  representations  and  warranties  occurs.   Accordingly,   the  only
representations   and   warranties   regarding  the  mortgage  loans  included  in  the  trust
established  for any series  that will be made for the  benefit of the  certificateholders  of that series will be the limited  representations  and warranties  made by Residential  Funding and the depositor described in this paragraph.  See "The  Trusts--Representations  with Respect to Mortgage Collateral" in the related base prospectus.

    A  limited  amount  of  losses  on  mortgage  loans as to  which  there  was  fraud in the origination  of those  mortgage  loans will be covered by the  subordination  provided  by the related  Class M  Certificates  and Class B  Certificates  of that series as described in this
term  sheet  supplement  under   "Description  of  the   Certificates--Allocation   of  Losses;
Subordination"  and,  subject to any applicable  limitations,  all such losses  allocated to a class of Insured  Certificates  of any series  will be  covered  by the  applicable  financial guaranty insurance policy.

    The original  mortgages for some of the mortgage loans  included in the trust  established for any series  have  been,  or in the  future  may be, at the sole  discretion  of the master servicer,  recorded in the name of Mortgage Electronic  Registration  Systems,  Inc., or MERS,
solely  as  nominee  for the  originator  and  its  successors  and  assigns,  and  subsequent assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the  master  servicer,  registered  electronically  through  the MERS(R)System.  In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future  may be, at the sole  discretion  of the  master  servicer,  registered  electronically through  the MERS(R)System.  With  respect to each of these  mortgage  loans,  MERS  serves as mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity  on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional information  regarding the  recording of mortgages in the name of MERS see "Certain  Yield and
Prepayment  Considerations--General"  in this term sheet  supplement  and  "Description  of the
Certificates--Assignment of Mortgage Loans" in the related base prospectus.

    In connection  with mortgage loans secured by a leasehold  interest,  if any,  Residential
Funding  shall  have  represented  to the  depositor  that,  among  other  things:  the use of leasehold  estates for  residential  properties is an accepted  practice in the area where the related  mortgaged  property  is located;  residential  property  in such area  consisting  of leasehold estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the  leasehold is in full force and effect and is not subject  to any prior  lien or  encumbrance  by which the  leasehold  could be  terminated  or subject to any  charge or  penalty;  and the  remaining  term of the lease does not  terminate less than ten years after the maturity date of such mortgage loan.

    A portion of the mortgage  loans included in the trust  established  for any series may be subject  to the  Homeownership  and  Equity  Protection  Act of 1994,  as  amended,  as of the closing  date  for  that  series,  and  none  of the  mortgage  loans  included  in the  trust established for any series will be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high  cost" or  "covered"
loans  or (2) any  other  similar  designation  if the law  imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest rates,  points and/or fees. See "Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership
Act and Similar State Laws" in the related base prospectus.

    A portion of the mortgage  loans included in the trust  established  for any series may be
30 days or more  delinquent  in payment of principal and  interest.  For a description  of the methodology  used to categorize  mortgage loans as delinquent,  see "Static Pool  Information"
below.

    A portion of the mortgage  loans included in the trust  established  for any series may be
Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

    A portion of the mortgage  loans may be balloon  loans that do not fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

    Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust  established  for any  series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection  with mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In  addition,
Credit  Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage loan if the seller does not  provide to  Residential  Funding a Credit  Score.  Credit  Scores
are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information
currently  on  file  for  the  borrower  at  a  particular   credit  reporting   organization.
Information  utilized  to create a Credit  Score may  include,  among  other  things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit, and bankruptcy  experience.  Credit Scores range from approximately
350 to  approximately  840, with higher scores  indicating an individual with a more favorable credit  history  compared  to an  individual  with a lower  score.  However,  a  Credit  Score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that
Credit  Scores  were  developed  to  indicate a level of default  probability  over a two-year period,  which  does  not  correspond  to the life of a  mortgage  loan.  Furthermore,  Credit
Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a
Credit Score does not take into  consideration  the  differences  between  mortgage  loans and consumer loans generally,  or the specific  characteristics  of the related mortgage loan, for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an  accurate predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established  for any  series  or that  any  mortgagor's  Credit  Score  would  not be lower if obtained as of the date of issuance of a class of certificates.

    A portion of the  mortgage  loans  included  in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such  mortgage  loan.  The amount of the  prepayment  charge is generally equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts prepaid during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established for any series will not be available for  distribution  on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement and
"Certain   Legal  Aspects  of  the  Mortgage   Loans--Default   Interest  and   Limitations  on
Prepayments" in the related base prospectus.

STATIC POOL INFORMATION

    Current  static pool data with respect to mortgage  loans master  serviced by  Residential
Funding is available on the  internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").
Information  presented  under "RALI" as the  issuer/shelf  and "QS" as the series will include information  regarding  prior  securitizations  of  mortgage  loans  that are  similar  to the mortgage loans included in the mortgage pool for any series,  based on  underwriting  criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as
Static Pool Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will
not  form  part  of  this  term  sheet  supplement,   the  accompanying  prospectus,   or  the
registration statement relating to the offered certificates.

    As used in the Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next  following  monthly  scheduled due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled  due date remains  unpaid as of the close of business  on the second  following  monthly  scheduled  due date;  and so on. The determination  as to whether a mortgage  loan  falls into these  categories  is made as of the close  of  business  on the  last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

    From time to time,  the master  servicer or a  subservicer  will  modify a mortgage  loan,
recasting   monthly  payments  for  delinquent   borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers  make payments  under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are  reported  based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is  finalized.  Once the  modifications  become  final  delinquencies  are reported  based on the  modified  terms.
Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

    Charge offs are taken only when the master  servicer has  determined  that it has received all  payments  or cash  recoveries  which the  master  servicer  reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

    There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static  Pool Data will be  representative  of the  results  that may be  experienced  with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND STANDARD HAZARD INSURANCE

    Subject  to  limited  exceptions,  each  of the  mortgage  loans  included  in  the  trust established  for any series  will be  required  to be covered by a standard  hazard  insurance policy,  which is referred to as a primary hazard insurance  policy.  In addition,  subject to limited  exceptions,  and to the  best  of  the  depositor's  knowledge,  each  mortgage  loan included in the trust  established  for any series with an LTV ratio at  origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy,  covering  at least 35% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  100.00% and  95.01%,  at least 30% of the balance of the mortgage loan at origination  if the LTV ratio is between 95.00% and 90.01%,  at least 25%
of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and
85.01%,  and at least 12% of the balance of the mortgage loan at  origination if the LTV ratio is between 85.00% and 80.01%.

    The primary  insurers  for the mortgage  loans  included in the trust for each series will have a claims  paying  ability  acceptable,  as of the cut-off  date for that  series,  to the rating  agencies  that have been  requested  to rate the  related  certificates;  however,  no assurance as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the  issuing  entity  or the  underwriters.  See  "Insurance  Policies  on
Mortgage Loans or Contracts" in the related base prospectus.

THE PROGRAM

    General.  Residential  Funding,  under its  Expanded  Criteria  Program,  or the  program, purchases  mortgage  loans that may not  qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or by  Residential  Funding in connection  with securities issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I,
Inc.  However,  a portion of the  mortgage  loans under the program may qualify for the Fannie
Mae or  Freddie  Mac  programs.  Examples  of  mortgage  loans that may not  qualify  for such programs  include  mortgage  loans secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The mortgage  loans also include  mortgage  loans  secured  by  parcels  of land that are  smaller  or larger  than the average  for these types of loans,  mortgage  loans with higher LTV ratios than in those other programs,  and mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage insurance.  See "--Program  Underwriting  Standards"  below.  The  inclusion of those  mortgage loans may present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

    Qualifications  of  Program  Sellers.  Each  Expanded  Criteria  Program  Seller  has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's
Expanded  Criteria  Seller  Guide,  or the Seller  Guide.  See "The  Trusts--Qualifications  of
Sellers" in the related base prospectus.

    Program  Underwriting  Standards.  In  accordance  with the  Seller  Guide,  the  Expanded
Criteria  Program  Seller is  required  to review an  application  designed  to provide to the original  lender  pertinent  credit  information  concerning  the  mortgagor.  As  part of the description  of the  mortgagor's  financial  condition,  each mortgagor is required to furnish information,  which may have been supplied  solely in the  application,  regarding its assets, liabilities,  income (except as described below),  credit history and employment history,  and to furnish an  authorization  to apply for a credit  report which  summarizes  the  borrower's credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be required to authorize  verifications of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties, income derived from the mortgaged  property may be considered for underwriting  purposes.  For mortgaged property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

    Based on the data provided in the application and certain  verifications,  if required,  a determination  is  made by the  original  lender  that  the  mortgagor's  monthly  income,  if required  to be  stated,  will be  sufficient  to enable  the  mortgagor  to meet its  monthly obligations  on the  mortgage  loan and other  expenses  related  to the  property,  including property  taxes,  utility  costs,  standard  hazard  insurance  and other  fixed  obligations.
Generally,  scheduled  payments  on a  mortgage  loan  during  the first year of its term plus taxes and insurance and all scheduled  payments on obligations  that extend beyond ten months, including  those  mentioned  above  and  other  fixed  obligations,  must  equal no more  than specified  percentages of the prospective  mortgagor's  gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

    Certain of the mortgage loans have been originated  under "reduced  documentation"  or "no
stated  income"  programs,   which  require  less   documentation  and  verification  than  do
traditional  "full  documentation"  programs.   Generally,  under  a  "reduced  documentation"
program,  no  verification  of a mortgagor's  stated  income is undertaken by the  originator.
Under a "no stated income" program,  certain borrowers with acceptable  payment histories will not be  required  to provide  any  information  regarding  income  and no other  investigation regarding the borrower's income will be undertaken.  Under a "no income/no asset" program,  no verification  of a  mortgagor's  income  or  assets  is  undertaken  by  the  originator.  The underwriting  for those mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

    The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally  is  determined  by  an  appraisal  in  accordance  with  appraisal  procedure guidelines  described in the Seller  Guide.  Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally  require the appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property is in good  condition  and that  construction,  if new,  has been  substantially  completed.  The appraiser  is  required  to consider a market  data  analysis  of recent  sales of  comparable properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or  replacement  cost  analysis  based  on the  current  cost  of  constructing  or purchasing  a  similar  property.  In  certain  instances,  the  LTV  ratio  is  based  on the appraised  value as indicated  on a review  appraisal  conducted  by the  mortgage  collateral seller or originator.

    Prior to assigning  the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally originated  in  accordance  with or in a manner  generally  consistent  with the  underwriting standards  described  in the  Seller  Guide.  With  regard  to a  material  portion  of  these mortgage loans, this review of underwriting  information by Residential  Funding was performed
using  an  automated   underwriting  system.  Any  determination   described  above  using  an
automated  underwriting  system will only be based on the information  entered into the system and the  information  the  system  is  programmed  to  review.  See "The  Trusts--Underwriting
Policies--Automated Underwriting" in the related base prospectus.

    Because of the program criteria and underwriting  standards  described above, the mortgage loans may experience  greater rates of  delinquency,  foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

    Billing  and Payment  Procedures.  The  majority of the  mortgage  loans  require  monthly payments  to be made no later  than  either  the 1st or 15th day of each  month,  with a grace period.  The  applicable  servicer  sends  monthly  invoices  to  borrowers.  In  some  cases, borrowers  are provided  with coupon  books  annually,  and no invoices  are sent  separately.
Borrowers may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make  payments  by various  means,  including  online  transfers,  phone  payment  and
Western  Union quick  check,  although  an  additional  fee may be charged  for these  payment methods.  Borrowers  may also  elect  to pay one half of each  monthly  payment  amount  every other week, in order to accelerate the amortization of their loans.

UNDERWRITING STANDARDS

    All of the mortgage  loans in the mortgage pool were  originated  in  accordance  with the underwriting  criteria of  Residential  Funding  described  under "--The  Program" in this term sheet  supplement.  Residential  Funding will review each  mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described  under "The Trusts - Underwriting
Policies - Automated Underwriting" in the related base prospectus.

    The  applicable  underwriting  standards  include a set of specific  criteria by which the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be  considered  to be  originated  in  accordance  with the  underwriting  standards described  above if, based on an overall  qualitative  evaluation,  the loan is in substantial compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply  with the  underwriting  standards  described  above,  even if one or more  specific criteria  included  in the  underwriting  standards  were  not  satisfied,  if  other  factors positively compensated for the criteria that were not satisfied.

ADDITIONAL INFORMATION

    Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation may remove  mortgage  loans  from  the  mortgage  pool as a  result  of  incomplete  or  defective documentation,  or  if  it  determines  that  the  mortgage  loan  does  not  satisfy  certain characteristics.  Residential  Funding  Corporation  may also add a  limited  number  of other mortgage  loans to the  mortgage  pool prior to the  issuance of the offered  certificates  in substitution for removed loans.

    A current  report on Form 8-K will be available to purchasers of the offered  certificates and will be filed by the  issuing  entity,  in its own name,  together  with the  pooling  and servicing  agreement,  with the Securities and Exchange  Commission  within fifteen days after the initial issuance of the offered certificates.

                               DESCRIPTION OF THE CERTIFICATES

GENERAL

     The trust will issue certificates  pursuant to the pooling and servicing  agreement.  The certificates  consist of certain  publicly offered classes of certificates as reflected in any final  term sheet for a class of  certificates,  which are  referred  to  collectively  as the offered  certificates,  and one or more classes of Class B Certificates which are not publicly offered.  The various  classes of Class A  Certificates  are referred to  collectively  as the
Class  A  Certificates.   The  various  classes  of  Class  R  Certificates  are  referred  to collectively  as the  Class R, or  Residual,  Certificates.  The  various  classes  of Class A
Certificates   and  Class  R  Certificates   are  referred  to   collectively  as  the  Senior
Certificates.  In addition to the Senior  Certificates,  except as is  otherwise  set forth in any final term sheet  supplement  for that series,  each series of  certificates  will include six classes of subordinate  certificates  which are designated as the Class M-1  Certificates,
Class  M-2  Certificates,   Class  M-3  Certificates,   Class  B-1  Certificates,   Class  B-2
Certificates  and  Class  B-3  Certificates,  collectively  referred  to as  the  subordinated certificates.  Those  classes  of  certificates  that  have a  pass-through  rate  based on an index,  such as LIBOR,  plus a related  pass-through  margin are referred to  collectively  as
Adjustable  Rate  Certificates.  Those classes of certificates  that have a pass-through  rate based on LIBOR are  collectively  referred  to as the LIBOR  Certificates.  Those  classes  of certificates  that receive a portion of the principal  payments  only on the related  mortgage loans that have net mortgage  rates lower than the Discount Net Mortgage  Rate are referred to collectively  as the Class A-P  Certificates.  Those  classes of  certificates  that receive a portion of the interest  payments only from the related  mortgage loans that have net mortgage rates  higher  than the  Discount  Net  Mortgage  Rate are  referred  to  collectively  as the
Variable  Strip  Certificates  or Class A-V  Certificates.  See "Glossary" in the related base prospectus  for the meanings of capitalized  terms and acronyms not otherwise  defined in this term sheet supplement.

    The certificates of any series will evidence the entire beneficial  ownership  interest in the related trust.  For any series the related trust will consist of:

           o   the mortgage loans;

           o   the cash  deposited in respect of the mortgage  loans in the Custodial  Account and in the Certificate Account and belonging to the trust;

           o   property  acquired by  foreclosure  of the mortgage  loans  transferred to that trust or deed in lieu of foreclosure;

           o   with  respect  to any  class  of  Insured  Certificates  of  that  series,  any applicable reserve fund and any applicable rounding account;

           o   any  applicable  primary  insurance  policies  and  standard  hazard  insurance policies;

           o   a yield maintenance agreement, if applicable; and

           o   all proceeds of any of the foregoing.

    Where the mortgage  loans in a trust  established  for a series have been divided into two or more loan groups,  the Senior  Certificates  will receive  distributions  of principal  and interest  from the  mortgage  loans in the loan group or loan groups  designated  in the final term sheet for any such class of certificates.

    As used in this term sheet  supplement,  references  to the  related  (or words of similar effect) loan group will mean,  in the case of a series with  multiple  loan  groups,  the loan group  from  which a class  of  certificates  will  receive  distributions  of  principal  and interest, and, in the case of a series with a single loan group, the mortgage pool.

    For some series of certificates,  referred to herein as series with common  subordination, subordinate  certificates  will be issued related to all Senior  Certificates  of that series.
These  subordinate  certificates  will  receive  payments on the  mortgage  loans in each loan group for that  series and will serve as credit  enhancement  for all Senior  Certificates  of that series, as described in this term sheet supplement.

    References to the related  mortgage loans with respect to the subordinate  certificates in any series with common subordination will mean the mortgage loans.

    For  some  series  of   certificates,   referred   to  herein  as  series  with   separate
subordination,  a separate group of subordinate  certificates will be issued related solely to that group and  assigned a numerical  designation,  such as Class I-M-1 and Class  II-M-1,  to denote  the  group to which the  certificates  belong.  These  subordinate  certificates  will receive  payments on the  mortgage  loans in the  related  loan group and will serve as credit enhancement  solely for the related  group of Senior  Certificates,  as described in this term sheet supplement.

    References to the related  mortgage loans with respect to the subordinate  certificates of any  certificate  group in a series with separate  subordination  will mean the mortgage loans in the related loan group.

    As used in this term sheet  supplement,  references  to the  related  (or words of similar effect) Class M Certificates  or Class B Certificates  will mean, in the case of a series with separate  subordination,  the Class M  Certificates  or Class B  Certificates  in the  related certificate group.

    The  Senior  Certificates,   other  than  the  Residual  Certificates,  and  the  Class  M
Certificates  identified  in the final term sheet for any class of offered  certificates  will be available only in book-entry form through  facilities of The Depository  Trust Company,  or
DTC, and are collectively referred to as the DTC registered certificates.

    The  DTC  registered  certificates  of any  series  will  be  represented  by one or  more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet supplement under "--Book-Entry
Registration  of  Certain of the  Offered  Certificates--Definitive  Certificates."  Unless and
until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the limited circumstances described in this term sheet supplement:

               all  references  to  actions  by  certificateholders  with  respect  to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

               all  references  in this  term  sheet  supplement  to  distributions,  notices,
               reports  and  statements  to   certificateholders   with  respect  to  the  DTC
               registered  certificates  shall refer to  distributions,  notices,  reports and statements  to  DTC or  Cede  &  Co.,  as  the  registered  holder  of the  DTC registered  certificates,  for  distribution  to  beneficial  owners  by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

    The following  terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

    ACCRETION  TERMINATION DATE--The earlier to occur of (i) the distribution date on which the
Certificate  Principal  Balance of the  Accretion  Directed  Certificates  has been reduced to zero and (ii) the Credit Support Depletion Date.

    ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any  specified  class or classes of Accrual
Certificates,  if any,  of any series  and each  distribution  date  preceding  the  Accretion
Termination  Rate for  that  class,  an  amount  equal  to the  aggregate  amount  of  Accrued
Certificate  Interest  on such class or classes  of Accrual  Certificates  for that date which will be added to the Certificate  Principal  Balance  thereof,  and distributed to the holders of the related  class or classes of  Accretion  Directed  Certificates,  as  described  in any final  term  sheet  for  that  class  of  certificates,  as  principal  in  reduction  of  the
Certificate  Principal  Balances  thereof.  Any  distributions  of  the  Accrual  Distribution
Amount for any specified  classes or classes of Accrual  Certificates  to the related class or classes of Accretion Directed  Certificates will reduce the Certificate  Principal Balances of such related  class or classes of  certificates  by that  amount.  The amount that is added to the Certificate  Principal Balances of any class of Accrual  Certificates will accrue interest at the  pass-through  rate  for  that  class.  On  each  distribution  date  on or  after  the
Accretion  Termination Date for a class of Accretion Directed  Certificates of any series, the entire  Accrued  Certificate  Interest  on the  Accrual  Certificates  for that  date  will be payable to the  holders of those  certificates,  as  interest  to the extent not  required  to fully  reduce the amounts of the  Accretion  Directed  Certificates  to zero on the  Accretion
Termination  Date;  provided,  however,  that if the Accretion  Termination Date is the Credit
Support  Depletion  Date,  the  entire  Accrual  Distribution  Amount  for that  date  will be payable as interest to the holders of the Accrual Certificates.

    ACCRUED  CERTIFICATE  INTEREST--With  respect to any class of offered  certificates and any distribution  date, an amount equal to (a) in the case of each class of offered  certificates, other than the Interest Only  Certificates and Principal Only  Certificates,  interest accrued during  the  related  Interest  Accrual  Period on the  Certificate  Principal  Balance of the
certificates  of that  class  immediately  prior  to  that  distribution  date at the  related pass-through  rate and (b) in the case of the Interest  Only  Certificates,  interest  accrued during the related Interest Accrual Period on the related  Notional Amount  immediately  prior to that  distribution  date at the  then-applicable  pass-through  rate on that class for that distribution  date;  in each  case  less  interest  shortfalls  on the  mortgage  loans in the related  loan group  included in the trust  established  for that  series,  if any,  allocated thereto  for that  distribution  date to the extent not  covered,  with  respect to the Senior
Certificates  for  that  series,  by  the  subordination  provided  by  the  related  Class  B
Certificates  and the related  Class M  Certificates,  in the case of a series  with  separate subordination,  or the Class B Certificates  and Class M Certificates  of that series,  in the case of a series  with  common  subordination,  and,  only  with  respect  to a class of Super
Senior  Certificates,  if any, by the  subordination  provided by the related  Senior  Support
Certificates,  and,  only with  respect to a class of  Insured  Certificates,  if any,  by any applicable  reserve fund and the  additional  credit  enhancement  provided by the  applicable financial  guaranty  insurance policy,  and, with respect to the Class M Certificates,  to the extent not covered by the subordination  provided by the related Class B Certificates,  in the case of a series with separate  subordination,  or the Class B Certificates of that series, in the case of a series with  common  subordination  and any related  class or classes of Class M
Certificates,   in  the  case  of  a  series  with  separate  subordination  or  the  Class  M
Certificates  of that  series,  in the case of a series  with  common  subordination  having a lower payment priority, including in each case:

        (i)    any  Prepayment  Interest  Shortfall on the mortgage  loans in the related loan group included in the trust  established  for that series to the extent not covered by the master  servicer as  described in this term sheet  supplement  under  "Description  of the
    Certificates--Interest Distributions";

        (ii)   the interest  portions of Realized  Losses,  including  Excess  Special  Hazard
    Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses and  Extraordinary  Losses on the
    mortgage  loans in the  related  loan group  included  in the trust  established  for that series not allocated through subordination;

        (iii)  the  interest   portion  of  any  Advances  that  were  made  with  respect  to delinquencies  on the  mortgage  loans in the  related  loan group  included  in the trust established  for that series that were  ultimately  determined to be Excess Special Hazard
    Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

        (iv)   any other  interest  shortfalls on the mortgage loans in the related loan group included  in the trust  established  for that  series  not  covered  by the  subordination provided by the related Class M Certificates or Class B Certificates,  including  interest shortfalls  relating to the  Servicemembers  Civil  Relief  Act,  as  amended,  or similar legislation or regulations, all allocated as described below.

Any reductions  will be allocated  among the holders of the related classes of certificates in proportion  to the  respective  amounts of Accrued  Certificate  Interest that would have been payable on that  distribution  date from the related loan group or trust  established for that
series  absent  these   reductions.   The  shortfalls   that  are  allocated  to  the  Insured
Certificates,  other than Prepayment  Interest Shortfalls to the extent covered by amounts due from the master  servicer or from funds on deposit in the Reserve Fund or shortfalls  relating to the  application  of the Relief Act or similar  legislation  or  regulations  to the extent covered by funds on deposit in the Reserve  Fund,  will be covered by the policy.  In the case of each class of Class M  Certificates,  Accrued  Certificate  Interest  on that class will be further reduced by the allocation of the interest  portion of certain losses thereto,  if any,
as described below    under  "--Allocation  of  Losses;   Subordination."  Accrued  Certificate
Interest  on each class of  related  Senior  Certificates  will be  distributed  on a pro rata basis.  Accrued  Certificate  Interest  on each class of  certificates  is  calculated  on the basis of a 360-day year consisting of twelve 30-day months.

    ADVANCE--As  to any  mortgage  loan  and any  distribution  date,  an  amount  equal to the scheduled  payments of principal  and interest due on the mortgage loan during the related Due
Period which were not received as of the close of business on the business day  preceding  the related determination date.

    AVAILABLE  DISTRIBUTION AMOUNT--With respect to any distribution date and each loan group, as applicable, an amount equal to the aggregate of:

               the  aggregate  amount  of  scheduled  payments  on the  mortgage  loans in the related  loan group due during the related Due Period and  received on or prior to the related  determination  date,  after  deduction  of the  related  master servicing fees and any subservicing  fees,  which are collectively  referred to as the  servicing  fees  and  payment  of  any  premium  and to the  applicable
               Certificate  Insurer with respect to any financial  guaranty  insurance  policy related to that series;

               all  unscheduled  payments on the  mortgage  loans in the  related  loan group, including  mortgagor  prepayments,  Insurance Proceeds,  Liquidation  Proceeds,
               Subsequent  Recoveries and proceeds from repurchases of and  substitutions  for these mortgage loans occurring  during the preceding  calendar month or, in the case of mortgagor  prepayments in full, during the related  Prepayment  Period;
               and
               all  Advances on the  mortgage  loans in the  related  loan group made for that distribution  date, in each case net of amounts  reimbursable  therefrom to the master servicer and any subservicer.

    In addition to the  foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage  loans included in the trust  established  for that series,  not including  mortgagor prepayments,  the master  servicer  may elect to treat such amounts as included in the related
Available  Distribution  Amount for the distribution date in the month of receipt,  but is not
obligated  to  do  so.  As  described  in  this  term  sheet  supplement   under   "--Principal
Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made shall be treated as having  been  received on the last day of the  preceding  calendar month for the purposes of calculating  the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the determination  date is the second business day prior to that distribution date.

    AVAILABLE FUNDS CAP--With  respect to any  distribution  date on or before the distribution date set forth in any final term sheet for a class of  certificates  and the  related  classes of certificates,  a certain rate per annum,  plus amounts,  if any, paid pursuant to the yield maintenance  agreement and allocated to that class of  certificates,  expressed as a per annum rate. With respect to any distribution  date on or before the  distribution  date set forth in any final term sheet for a class of certificates  and the related classes of  certificates,  a certain rate per annum.

    CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution date and each loan group as  determined  separately  for each loan group,  the amount of  Advances  or  Servicing
Advances that were added to the  outstanding  principal  balance of the mortgage  loans in the related loan group during the preceding  calendar month and reimbursed to the master  servicer or  subservicer  on or prior  to such  distribution  date,  plus  the  related  Capitalization
Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution date for that  series  and  reimbursed  to the  master  servicer  or  subservicer  on or  prior to such distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal  collections  on the mortgage  loans in the related loan group.

    CAPITALIZATION  REIMBURSEMENT SHORTFALL AMOUNT--With respect to any distribution date and a loan group,  the amount,  if any, by which the amount of Advances or Servicing  Advances  that were added to the  principal  balance of the  mortgage  loans in the related loan group during the preceding  calendar  month exceeds the amount of principal  payments on the mortgage loans included in the related Available Distribution Amount for that series and distribution date.

    CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any  offered  certificate  of any series, other than the Interest Only  Certificates,  as of any date of determination,  an amount equal to the sum of (x) the initial  Certificate  Principal  Balance of that  certificate and (y) in the case of any  class  of  Accrual  Certificates,  if any,  an  amount  equal to the  Accrued
Certificate  Interest  added to the  Certificate  Principal  Balance  of that class of Accrual
Certificates on each  distribution  date prior to the applicable  Accretion  Termination  Date for  that  series,  reduced  by the  aggregate  of (a)  all  amounts  allocable  to  principal previously  distributed  with  respect  to that  certificate  and (b)  any  reductions  in the
Certificate  Principal Balance of that certificate  deemed to have occurred in connection with allocations  of  Realized  Losses for that series in the manner  described  in this term sheet
supplement,   provided  that,  after  the  Certificate  Principal  Balances  of  the  Class  B
Certificates,  in the case of a series  with  common  subordination,  or the  related  Class B
Certificates  in the case of a series with separate  subordination,  for that series have been reduced to zero,  the  Certificate  Principal  Balance of any  certificate of the class of the related  Class M  Certificates  for that  series with the  highest  payment  priority to which
Realized Losses,  other than Excess  Bankruptcy  Losses,  Excess Fraud Losses,  Excess Special
Hazard  Losses  and  Extraordinary  Losses  on  the  mortgage  loans  included  in  the  trust established  for that  series,  have  been  allocated  shall be  increased  by the  percentage interest  evidenced  thereby  multiplied  by the  amount  of  any  Subsequent  Recoveries  not previously  allocated,  but  not by  more  than  the  amount  of  Realized  Losses  previously
allocated  to  reduce  the  Certificate  Principal  Balance  of  that  certificate,   and  the
Certificate  Principal  Balance  of the class of  certificates,  in the case of a series  with common subordination,  or related certificates in a series with separate  subordination,  with a Certificate  Principal  Balance greater than zero with the lowest payment  priority shall be further reduced by an amount equal to the percentage  interest  evidenced  thereby  multiplied by the  excess,  if any,  of (i)  the  then-aggregate  Certificate  Principal  Balance  of all classes of certificates of that series then  outstanding over (ii) the  then-aggregate  Stated
Principal  Balance  of all  of the  mortgage  loans,  in the  case  of a  series  with  common subordination, or the related mortgage loans in a series with separate subordination.

    CLASS A-P COLLECTION  SHORTFALL--With respect to any  distribution  date and a loan group, the extent to which (1) the amount  included  under  clause (iii) of the  definition  of Class
A-P Principal  Distribution  Amount for that  distribution date and loan group, as applicable, is less than (2) the amount  described in (a) under clause (iii) of such  definition  of Class
A-P Principal  Distribution  Amount.  Notwithstanding  any other  provision of this term sheet supplement,  any distribution relating to any Class A-P Collection  Shortfall,  in the case of a series  with  common  subordination,  to the extent not  covered  by any  amounts  otherwise distributable  to the Class B-3  Certificates  of that series  shall  result in a reduction of the amount of principal  distributions on that  distribution  date on (i) first, the Class B-2
Certificates and Class B-1 Certificates,  and (ii) second,  the Class M Certificates,  in each case in reverse  order of their  payment  priority,  or in the case of a series with  separate subordination,  to the  extent not  covered  by any  amounts  otherwise  distributable  to the related  Class B-3  Certificates  of that series  shall result in a reduction of the amount of principal  distributions  on that  distribution  date on (i)  first,  the  related  Class  B-2
Certificates and Class B-1  Certificates,  and (ii) second,  the related Class M Certificates, in each case in reverse order of their payment priority.

    CLASS A-P PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and loan group,  as applicable,  a  distribution  allocable to principal made to holders of the related
Class A-P  Certificates  from the related  Available  Distribution  Amount remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

        (i)    the  related  Discount  Fraction  of the  principal  portion  of the  scheduled monthly  payment on each  Discount  Mortgage Loan in the related loan group due during the related Due  Period,  whether or not  received  on or prior to the  related  determination date,  less the  Discount  Fraction of the  principal  portion of any related Debt Service
    Reductions  which  together with other  Bankruptcy  Losses are in excess of the Bankruptcy
    Amount;

        (ii)   the related  Discount  Fraction  of the  principal  portion of all  unscheduled collections on each Discount  Mortgage Loan in the related loan group,  other than amounts received  in  connection  with a Final  Disposition  of a  Discount  Mortgage  Loan in the
    related  loan group  described in clause (iii)  below,  including  mortgagor  prepayments, repurchases  of  Discount  Mortgage  Loans  or,  in the  case of a  substitution,  amounts representing a principal  adjustment,  as required by the pooling and servicing agreement,
    Liquidation Proceeds,  Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal,  received during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

        (iii)  in connection  with the Final  Disposition  of a Discount  Mortgage Loan in the
    related loan group that did not result in any Excess Special  Hazard Losses,  Excess Fraud
    Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses, an amount equal to the lesser of (a) the applicable  Discount  Fraction of the Stated Principal Balance of that Discount
    Mortgage Loan immediately  prior to that distribution date and (b) the aggregate amount of collections  on that  Discount  Mortgage  Loan to the  extent  applied  as  recoveries  of principal;

        (iv)   any  amounts  allocable  to  principal  for  any  previous   distribution  date
    calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

        (v)    an  amount  equal  to  the  aggregate  of  the  related  Class  A-P  Collection
    Shortfalls for all  distribution  dates on or prior to such  distribution  date,  less any amounts  paid  under  this  clause  on a prior  distribution  date,  until  paid in  full;
    provided,  that  distributions  under this  clause (v) shall only be made to the extent of
    Eligible Funds for such group on any distribution date; minus

        (vi)   the  related   Discount   Fraction   of  the  portion  of  the   Capitalization
    Reimbursement  Amount for the  related  loan  group for such  distribution  date,  if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding  the forgoing,  on or after the Credit Support  Depletion  Date, the Class A-P
Principal  Distribution  Amount  with  respect  to any  distribution  date and loan group will equal the Discount  Fraction of the principal  portion of scheduled  payments and  unscheduled collections  received or advanced in respect of Discount  Mortgage  Loans in the related  loan group  minus the  related  Discount  Fraction  of the  portion of the  related  Capitalization
Reimbursement  Amount for such  distribution  date, if any, related to each Discount  Mortgage
Loan in the related loan group.

    CLASS M PERCENTAGE-- With respect to the Class M-1,  Class M-2 and Class M-3  Certificates
for any series with common  subordination  and any  distribution  date, a percentage  equal to the  Certificate  Principal  Balance  of the  related  class of Class M  Certificates  of that series  immediately  prior to that distribution date divided by the aggregate Stated Principal
Balance of all of the  mortgage  loans  included  in the trust  established  for that  series, other than the related  Discount  Fraction of the Stated  Principal  Balance of each  Discount
Mortgage  Loan for that series,  immediately  prior to that  distribution  date.  With respect to the Class  M-1,  Class M-2 and Class M-3  Certificates  related  to any loan  group for any series with separate  subordination  and any  distribution  date, a percentage that will equal the  Certificate  Principal  Balance of the class of related Class M Certificates  immediately prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage  loans in the related  loan group,  other than the related  Discount  Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

    CREDIT SUPPORT DEPLETION DATE--For any series that is a series with common  subordination, the first  distribution  date on which the Senior  Percentage  equals 100%, and for any series that is a series  with  separate  subordination  and each loan group,  the first  distribution
date  on  which  the  aggregate   Certificate   Principal  Balance  of  the  related  Class  M
Certificates and the related Class B Certificates has been reduced to zero.

    DECEASED  HOLDER--For  any  series  with a class of  Random  Lot  Insured  Certificates,  a beneficial  owner of a Random Lot Insured  Certificate  of that class who was a natural person living  at the  time  that  holder's  interest  was  acquired  and  whose  executor  or  other authorized  representative  causes  to be  furnished  to the  participant,  evidence  of death satisfactory to the participant and any tax waivers requested by the participant.

    DISCOUNT  FRACTION--With respect to each Discount Mortgage Loan included in each loan group of any series, a fraction,  expressed as a percentage,  the numerator of which is the Discount
Mortgage  Rate for that loan group  minus the Net  Mortgage  Rate for such  Discount  Mortgage
Loan and the  denominator  of which is the  Discount  Mortgage  Rate for that loan group.  The
Class A-P  Certificates  related to any loan group will be entitled  to payments  based on the
Discount Fraction of the Discount Mortgage Loans included in the related loan group.

    DISCOUNT  MORTGAGE LOAN--Any mortgage loan included in the trust established for any series with a Net Mortgage Rate less than the related Discount Net Mortgage Rate.

    DISCOUNT NET MORTGAGE  RATE--With respect to any series and any loan group, as set forth in any final term sheet for a class of certificates.

    DUE DATE--With  respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

    DUE  PERIOD--With  respect  to any  distribution  date,  the  calendar  month in which  the distribution date occurs.

    ELIGIBLE  FUNDS--With  respect  to any  distribution  date and for each  loan  group of any series,  an amount equal to the excess of (i) the related Available  Distribution  Amount over
(ii)  the  sum  of the  related  Senior  Interest  Distribution  Amount,  the  related  Senior
Principal  Distribution  Amount (determined without regard to clause (iv) of the definition of
"Senior Principal  Distribution  Amount"), the related Class A-P Principal Distribution Amount
(determined  without  regard  to  clause  (v)  of  the  definition  of  "Class  A-P  Principal
Distribution  Amount") and, in the case of a series with common  subordination,  the aggregate amount of Accrued  Certificate  Interest on the Class M, Class B-1 and Class B-2  Certificates
for that  series.,  and, in the case of a series with  separate  subordination,  the aggregate amount of Accrued  Certificate  Interest  on the  related  Class M,  Class B-1,  and Class B-2
Certificates.

    EXCESS BANKRUPTCY  LOSSES--Bankruptcy Losses on the mortgage loans included any loan group in excess of the Bankruptcy Amount for that loan group.

    EXCESS FRAUD  LOSSES-- Fraud Losses on the  mortgage  loans  included in any loan group in excess of the Fraud Loss Amount for that loan group.
    EXCESS SPECIAL HAZARD LOSSES-- Special Hazard Losses on the mortgage loans included in any loan group in excess of the Special Hazard Amount for that loan group.

    EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT-- For any  series  that  is a  series  with  common subordination  and with  respect  to a loan  group  and any  distribution  date on  which  the
Certificate  Principal  Balance  of the most  subordinate  class or  classes  of  certificates related  to that loan group then  outstanding  is to be reduced to zero and on which  Realized
Losses are to be allocated to that class or those  classes,  the amount,  if any, by which (i)
the amount of principal that would otherwise be  distributable  on that class or those classes of  certificates  on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance  of that  class or those  classes  of  certificates immediately  prior to that  distribution  date over the aggregate amount of Realized Losses to be allocated to that class or those  classes of  certificates  on that  distribution  date, as reduced by any amount  calculated  with  respect to that loan group  pursuant to clause (v) of
the  definition  of  "Class  A-P  Principal   Distribution  Amount."  The  Excess  Subordinate
Principal  Amount  will be  allocated  among the groups of Senior  Certificates  on a pro rata basis,  based on the amount of Realized Losses in the respective loan groups  allocated to the certificates on that distribution date.

    For any series that is a series with  separate  subordination  and with  respect to a loan group  and any  distribution  date on which  the  Certificate  Principal  Balance  of the most subordinate  class or classes of certificates  related to a loan group then  outstanding is to be reduced to zero and on which  Realized  Losses are to be  allocated  to that class or those classes,  the amount,  if any, by which (i) the amount of  principal  that would  otherwise be distributable  on that class or those classes of  certificates  on that  distribution  date is greater than (ii) the excess, if any, of the aggregate  Certificate  Principal Balance of that class or those classes of certificates  immediately  prior to that  distribution date over the aggregate  amount of  Realized  Losses  to be  allocated  to that  class or those  classes  of certificates  on that  distribution  date,  as reduced by any amount  calculated  pursuant  to clause  (v) of  the  related  definition  of  "Class  A-P  Distribution  Amount."  The  Excess
Subordinate  Principal Amount will be allocated  between the Senior  Certificates  (other than the  related  Class  A-P  Certificates),  on a pro  rata  basis,  and  then  to  the  Class  M
Certificates in order of payment  priority  related to each loan group, in accordance with the amount of Realized  Losses on the mortgage  loans in the related  loan group  allocated to the related certificates on that distribution date.

    FINAL  DISPOSITION--With  respect to a defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a  determination  by the master servicer that it has received all
Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

    INTEREST ACCRUAL  PERIOD--For all classes of  certificates,  other than the Adjustable Rate
Certificates,  the calendar month preceding the month in which the  distribution  date occurs.
The Interest  Accrual  Period for the Adjustable  Rate  Certificates  is the one-month  period commencing  on the 25th day of the month  preceding the month in which the  distribution  date occurs  and  ending  on the 24th  day of the  month in which  the  distribution  date  occurs.
Notwithstanding  the foregoing,  the  distributions of interest on any  distribution  date for all  classes of  certificates,  including  the  Adjustable  Rate  Certificates,  will  reflect interest  accrued,  and  receipts for that  interest  accrued,  on the  mortgage  loans in the related  loan group for the  preceding  calendar  month,  as may be reduced by any  Prepayment
Interest  Shortfall and other  shortfalls in collections  of interest to the extent  described in this term sheet supplement.

    LOCKOUT PERCENTAGE--As described in any final term sheet for a class of certificates.

    NET MORTGAGE  RATE--As to a mortgage  loan,  the mortgage  rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

    NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

    NOTIONAL  AMOUNT--As  of any date of  determination,  the  Notional  Amount of any class of
Notional  Certificates  is equal to all or a portion of the  aggregate  Certificate  Principal
Balance of the related  Certificates  immediately prior to that date.  Reference to a Notional
Amount with respect to any Interest Only  Certificate  is solely for  convenience  in specific calculations  and does not  represent  the right to receive  any  distributions  allocable  to principal.

    NOTIONAL  CERTIFICATES -- Any  class of  certificates  for  which  interest  accrues  on a
Notional  Amount based on the  aggregate  Certificate  Principal  Balance of another  class of certificates.

    RANDOM LOT INSURED  CERTIFICATES--For any series, any class of Insured Certificates of that series  subject  to  random  lot  procedures  and  certain  rules  regarding  the  procedures, practices  and  limitations  applicable  to the  distribution  of  principal  on  the  related mortgage loans,  as described in this term sheet  supplement and any final term sheet for that class.

    RECORD DATE--With respect to any certificates,  other than the Adjustable Rate Certificates for so long as the Adjustable Rate  Certificates  are in book-entry form, and any distribution date,  the close of business on the last business day of the preceding  calendar  month.  With
respect  to  the  Adjustable  Rate   Certificates  and  any  distribution  date  provided  the
Adjustable  Rate  Certificates  are in book-entry  form, the close of business on the business day prior to that distribution date.

    SENIOR  ACCELERATED   DISTRIBUTION   PERCENTAGE-- The  Senior   Accelerated   Distribution
Percentage for any  distribution  date and any loan group occurring after the first five years following the closing date will be as follows:

               for any  distribution  date during the sixth year after the closing  date,  the related Senior  Percentage for that  distribution  date plus 70% of the related
               Subordinate Percentage for that distribution date;

               for any  distribution  date during the seventh year after the closing date, the related Senior  Percentage for that  distribution  date plus 60% of the related
               Subordinate Percentage for that distribution date;

               for any  distribution  date during the eighth year after the closing date,  the related Senior  Percentage for that  distribution  date plus 40% of the related
               Subordinate Percentage for that distribution date;

               for any  distribution  date during the ninth year after the closing  date,  the related Senior  Percentage for that  distribution  date plus 20% of the related
               Subordinate Percentage for that distribution date; and

               for any distribution  date thereafter,  the related Senior  Percentage for that distribution date.

If on any  distribution  date the Senior  Percentage  for the related  loan group  exceeds the initial Senior Percentage for that loan group the Senior Accelerated  Distribution  Percentage for that loan group for that distribution date will once again equal 100%.

    Any  scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for a loan group shall not be made as of any distribution date unless either:

        (a)(i)(X)  the  outstanding  principal  balance of mortgage  loans in the related loan group  delinquent  60 days or  more,  including  mortgage  loans in  foreclosure  and REO, averaged  over  the  last  six  months,  as a  percentage  of  the  aggregate  outstanding
    Certificate  Principal  Balance of the related  Class M  Certificates  and related Class B
    Certificates,  is less than 50% or (Y) the outstanding principal balance of mortgage loans in the  related  loan  group  delinquent  60 days or  more,  including  mortgage  loans in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate outstanding  principal  balance of all mortgage  loans in the related loan group  averaged over the last six months, does not exceed 2%, and

        (ii)   Realized  Losses on the  mortgage  loans in the related  loan group to date for that distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year thereafter,  after the closing date, are less than 30%, 35%, 40%, 45% or
    50%,  respectively,  of the  sum of the  initial  Certificate  Principal  Balances  of the related Class M Certificates and related Class B Certificates; or

        (b)(i) the outstanding  principal  balance of mortgage loans in the related loan group delinquent 60 days or more,  including  mortgage  loans in foreclosure  and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage  loans in the related loan group  averaged over the last six months,  does not exceed 4%, and

        (ii)   Realized  Losses on the  mortgage  loans in the related  loan group to date for that distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year  thereafter,  after the closing date, are less than 10%, 15%, 20%, 25% or
    30%,  respectively,  of the  sum of the  initial  Certificate  Principal  Balances  of the related Class M Certificates and related Class B Certificates.

    Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal  Balances of the  Senior  Certificates  related  to  a  loan  group,  other  than  the  related  Class  A-P
Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

    SENIOR  INTEREST  DISTRIBUTION  AMOUNT-- With  respect to any  distribution  date and loan group,  the amount of Accrued  Certificate  Interest to be  distributed  to the holders of the related Senior Certificates for that distribution date.

    SENIOR  PERCENTAGE--For each loan group of any series and with respect to each distribution date,  the  percentage  equal to the aggregate  Certificate  Principal  Balance of the related group of Senior  Certificates,  other than the  related  Class A-P  Certificates,  immediately prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the  mortgage  loans  included in the  related  loan  group,  other than the related  Discount
Fraction of the Stated  Principal  Balance of the Discount  Mortgage Loans in that loan group, immediately  prior to that  distribution  date. The initial Senior Percentage is less than the initial  percentage  interest  in the  trust  evidenced  by  the  Senior  Certificates  in the aggregate  because that  percentage is  calculated  without  regard to either the  Certificate
Principal  Balance  of the Class A-P  Certificates  or the  Discount  Fraction  of the  Stated
Principal Balance of each Discount Mortgage Loan.

    SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--With respect to any  distribution  date and a loan group, the lesser of (a) the balance of the related  Available  Distribution  Amount remaining after the  related  Senior  Interest  Distribution  Amount  and  related  Class A-P  Principal
Distribution  Amount (determined  without regard to clause (v) of the definition of "Class A-P
Principal  Distribution  Amount"),  in each  case,  for  the  related  loan  group  have  been distributed and (b) the sum of:

        (i)    the product of (A) the  then-applicable  related Senior  Percentage and (B) the aggregate of the following amounts:

           (1) the  principal  portion  of all  scheduled  monthly  payments  on the  mortgage loans in the  related  loan group  other than the  related  Discount  Fraction  of the principal  portion of those  payments with respect to each  Discount  Mortgage Loan in the related loan group, due during the related Due Period,  whether or not received on or  prior to the  related  determination  date,  less the  principal  portion  of Debt
        Service Reductions,  other than the related Discount Fraction of the principal portion of the Debt Service  Reductions  with respect to each such  Discount  Mortgage Loan in the related loan group,  which  together with other related  Bankruptcy  Losses are in excess of the related Bankruptcy Amount;

           (2) the  principal  portion of all proceeds of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a  substitution,  amounts  representing a principal  adjustment,  other than the  related  Discount  Fraction  of the  principal portion of those  proceeds with respect to each Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing  agreement  during the preceding calendar month; and

           (3)  the  principal  portion  of  all  other  unscheduled  collections,   including
        Subsequent  Recoveries,  received  with  respect to the related  loan group during the preceding  calendar month,  other than full and partial mortgagor  prepayments and any amounts  received in connection with a Final  Disposition of a mortgage loan described in clause (ii) below,  to the extent  applied as recoveries  of principal,  other than
        the  related  Discount   Fraction  of  the  principal  portion  of  those  unscheduled collections, with respect to each Discount Mortgage Loan in the related loan group;

        (ii)   in  connection  with the Final  Disposition  of a mortgage  loan in the related loan group (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or
    Extraordinary Losses, an amount equal to the lesser of:

            (1)       the  then-applicable  related  Senior  Percentage for that series of the
         Stated  Principal  Balance of the  mortgage  loan,  other than the  related  Discount
         Fraction of the Stated Principal  Balance,  with respect to a Discount Mortgage Loan;
         and

            (2)       the then-applicable  related Senior Accelerated  Distribution Percentage for  that  series  of the  related  unscheduled  collections  on the  mortgage  loans included in the trust established for that series,  including  Insurance Proceeds and
         Liquidation Proceeds, to the extent applied as recoveries of principal,  in each case other than the portion of the collections,  with respect to a Discount  Mortgage Loan in the related loan group,  included in clause (iii) of the  definition  of Class A-P
         Principal Distribution Amount;

        (iii)  the  then-applicable  related Senior  Accelerated  Distribution  Percentage for that series of the aggregate of all partial  mortgagor  prepayments  on the mortgage loans included in the trust  established  for that series  made  during the  preceding  calendar month and mortgagor  prepayments  in full made during the related  Prepayment  Period with respect to the related loan group,  other than the related Discount  Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

        (iv)   any Excess  Subordinate  Principal  Amount  allocated to the related loan group for that distribution date; and

        (v)    any  amounts  allocable  to  principal  for  any  previous   distribution  date
    calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent  that any of those  amounts are not  attributable  to  Realized  Losses  which were allocated to the related Class M Certificates or the related Class B Certificates; minus

        (vi)   the  related  Capitalization  Reimbursement  Amount  for  that  series  on such distribution  date, other than the related Discount Fraction of any portion of that amount related  to each  Discount  Mortgage  Loan in the  related  loan  group,  multiplied  by a fraction,  the numerator of which is the related Senior Principal  Distribution Amount for that series on such distribution  date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of related  certificates  of that  series  other  than the  related  Class A-P  Certificates, payable from the Available  Distribution  Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

    SENIOR SUPPORT  CERTIFICATES-- For any series,  any class of Senior  Certificates  of that series  specified to be senior support  certificates in any final term sheet for that class of certificates.

    SUBORDINATE  PERCENTAGE--With respect to any loan group, as of any date of determination a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

    SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

    SUPER  SENIOR  OPTIMAL  PERCENTAGE-- For any  specified  class or classes of Super  Senior
Certificates  of any series  and as to any  distribution  date on or after the Credit  Support
Depletion Date for that series, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal Balance of those Super Senior Certificates  immediately prior to that  distribution  date and the denominator of which is the aggregate  Certificate  Principal
Balance of the Senior Certificates  (other than the Class A-P Certificates)  immediately prior to that distribution date.

    SUPER SENIOR OPTIMAL PRINCIPAL  DISTRIBUTION AMOUNT--For any specified class or classes of
Super  Senior  Certificates  of any  series  and as to any  distribution  date on or after the
Credit  Support  Depletion  Date for  that  series  and with  respect  to those  Super  Senior
Certificates,  an  amount  equal  to the  product  of (a) the  related  Super  Senior  Optimal
Percentage and (b) the amounts  described in clause (b) of the definition of Senior  Principal
Distribution Amount for that series.

INTEREST DISTRIBUTIONS

    Holders of each class of Senior  Certificates  of any series other than the Principal Only
Certificates  will be entitled to receive  interest  distributions  in an amount  equal to the
Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the related Available  Distribution Amount for that series for that distribution date,  commencing on the first  distribution  date in the case of all  classes  of Senior  Certificates  of that series entitled to interest  distributions  other than the Accrual  Certificates,  if any, and commencing  on the  Accretion  Termination  Date for that  series  in the case of the  Accrual
Certificates.  To the extent  provided  in any final  term sheet for a class of  certificates, holders of any class of  certificates  intended to be the  beneficiary of a yield  maintenance agreement  will also be  entitled to receive  payments,  if any,  made  pursuant to such yield maintenance agreement.

    Holders of each class of Class M  Certificates  of any series  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the Available  Distribution  Amount the related loan group, in the case of a series with separate  subordination,  and each loan group, in the case of a series with common  subordination,  on that distribution date after distributions of interest and  principal to the Senior  Certificates  of that series,  reimbursements  for some
Advances  on the  mortgage  loans in the  related  mortgage  pool to the master  servicer  and distributions  of interest and principal to any class of Class M  Certificates  of that series having a higher payment priority.

    As described in the  definition of "Accrued  Certificate  Interest",  Accrued  Certificate
Interest  on each class of  Certificates  is subject to  reduction  in the event of  specified interest  shortfalls  allocable  to that  class.  However,  in the  event  that  any  interest shortfall is allocated to any Insured  Certificates  of a series,  the amount of the allocated interest  shortfall  will  be  drawn  under  the  applicable  financial  guaranty  policy  and distributed  to the holders of the Insured  Certificates;  provided  that no such draw will be made in respect of any  interest  shortfall  otherwise  covered by the master  servicer in the form of a  reduction  in its  servicing  compensation  or by the  Reserve  Fund.  However,  if payments  were not made as  required  under the  applicable  financial  guaranty  policy,  any interest  shortfalls  may be  allocated  to the  Insured  Certificates  as  set  forth  in the definition of  "Accrued Certificate Interest."

    The Principal Only Certificates are not entitled to distributions of interest.

    Prepayment  Interest  Shortfalls  will result  because  interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

    However,  with respect to any distribution  date for any series,  any Prepayment  Interest
Shortfalls  resulting from  prepayments in full or prepayments in part made on a mortgage loan in a loan  group  during  the  preceding  calendar  month  that are being  distributed  to the related  certificateholders  of that  series on that  distribution  date will be offset by the master  servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate  Stated  Principal
Balance  of  the  mortgage  loans  in  the  related  loan  group  immediately  preceding  that distribution  date and (b) the sum of the master  servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts  payable  with  respect to the  mortgage  loans in the  related  loan group on that distribution  date.  No  assurance  can  be  given  that  the  master  servicing  compensation
available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient   therefor.   Any
Prepayment  Interest  Shortfalls  which  are  not  covered  by  the  master  servicer  on  any distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and
Servicing  Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in this term sheet supplement.

    If on any  distribution  date the  Available  Distribution  Amount with  respect to a loan group is less than the Accrued Certificate  Interest on the Senior  Certificates  payable from that loan group,  the  shortfall  will be  allocated  among the holders of the related  Senior
Certificates in proportion to the respective amounts of Accrued  Certificate  Interest payable from  that  loan  group  for that  distribution  date.  In  addition,  the  amount of any such interest shortfalls that are covered by subordination,  specifically,  interest shortfalls not described  in clauses (i) through  (iv) in the  definition  of Accrued  Certificate  Interest, will be unpaid  Accrued  Certificate  Interest  and will be  distributable  to  holders of the certificates of those classes entitled to those amounts on subsequent  distribution  dates, in each  case to the  extent of  available  funds  for the  related  loan  group  after  interest distributions as described in this term sheet  supplement.  However,  any interest  shortfalls resulting  from the  failure of the yield  maintenance  agreement  provider  to make  payments pursuant to the yield maintenance  agreement will not be unpaid Accrued  Certificate  Interest and will not be paid from any source on any distribution date.

    Interest  shortfalls  that are  distributable  on future  distribution  dates as described above could occur,  for  example,  if  delinquencies  on the  mortgage  loans  included in the related loan group were  exceptionally  high and were  concentrated in a particular  month and
Advances by the master  servicer did not cover the shortfall.  Any amounts so carried  forward will not bear  interest.  Any  interest  shortfalls  will not be offset by a reduction  in the servicing  compensation  of the master  servicer or  otherwise,  except to the limited  extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

    Prior to the distribution  date on which the Accretion  Termination Date occurs,  interest shortfalls  allocated to Accrual  Certificates,  if any,  will reduce the amount that is added to the Certificate  Principal Balance of those certificates in respect of Accrued  Certificate
Interest on that  distribution  date,  and will  result in a  corresponding  reduction  of the amount available for distributions  relating to principal on Accretion  Directed  Certificates and  Accrual  Certificates  and  will  cause  the  Certificate  Principal  Balances  of  those certificates  to be  reduced to zero later than  would  otherwise  be the case.  See  "Certain
Yield and  Prepayment  Considerations"  in this term sheet  supplement.  Because any  interest shortfalls  allocated to Accrual  Certificates,  if any,  prior to the  Accretion  Termination
Date for that series will result in the Certificate  Principal  Balance of those  certificates being less than they would  otherwise  be, the  amount of Accrued  Certificate  Interest  that will  accrue on those  certificates  in the future and the amount that will be  available  for
distributions   relating  to  principal  on  Accretion   Directed   Certificates  and  Accrual
Certificates will be reduced.

    The pass-through rates on all classes of offered  certificates will be as described in any final term sheet for a class of certificates.

    The pass-through  rate on the Variable Strip  Certificates on each  distribution date will equal the  weighted  average,  based on the Stated  Principal  Balance of the  mortgage  loans immediately  preceding  that  distribution  date,  of the  pool  strip  rates  on  each of the mortgage  loans in the related loan group.  The pool strip rate on any mortgage  loan is equal to its Net Mortgage Rate minus the Discount Net Mortgage Rate, but not less than 0.00%.

    As described in this term sheet supplement,  the Accrued Certificate Interest allocable to each class of certificates,  other than the Principal Only  Certificates,  of any series which are not  entitled to  distributions  of  interest,  of any series is based on the  Certificate
Principal  Balance  of  that  class  or,  in the  case  of any  class  of  the  Interest  Only
Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

    LIBOR  for any class of LIBOR  Certificates  and any  Interest  Accrual  Period  after the initial  Interest  Accrual  Period will be  determined  as described  in the three  succeeding paragraphs.

    LIBOR shall be established by the trustee for each Interest  Accrual Period other than the initial Interest  Accrual Period,  LIBOR will equal the rate for United States dollar deposits for one month  which  appears  on the  Telerate  Screen  Page 3750 of the  Moneyline  Telerate
Capital  Markets Report as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the  first  day of that  Interest  Accrual  Period,  or the  LIBOR  rate  adjustment  date.
Telerate  Screen Page 3750 means the display  designated as page 3750 on the Telerate  Service or any other page as may  replace  page 3750 on that  service  for the  purpose of  displaying
London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other  page as may  replace  that page on that  service,  or if the  service  is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation with the master servicer,  the rate will be the reference bank rate.

    The reference  bank rate will be determined on the basis of the rates at which deposits in
U.S.  Dollars are offered by the  reference  banks,  which shall be three major banks that are engaged  in  transactions  in the London  interbank  market,  selected  by the  trustee  after consultation  with the master  servicer.  The  reference  bank rate will be  determined  as of
11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the  immediately preceding  distribution  date to prime  banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR  Certificates  then  outstanding.  The trustee  will  request the  principal  London office of each of the  reference  banks to provide a  quotation  of its rate.  If at least two quotations are provided,  the rate will be the arithmetic mean of the  quotations.  If on that date fewer than two  quotations  are provided as  requested,  the rate will be the  arithmetic mean of the  rates  quoted  by one or more  major  banks in New  York  City,  selected  by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars  to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the LIBOR
Certificates  then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior distribution date;  provided however,  if, under the priorities listed previously in this  paragraph,  LIBOR  for a  distribution  date  would be based on LIBOR  for the  previous distribution  date for the third  consecutive  distribution  date,  the trustee  shall,  after consultation with the master servicer,  select an alternative  comparable index over which the trustee  has no control,  used for  determining  one-month  Eurodollar  lending  rates that is calculated  and  published  or  otherwise  made  available  by  an  independent  party.  LIBOR business  day  means  any day  other  than (i) a  Saturday  or a Sunday or (ii) a day on which banking  institutions  in the city of London,  England are required or authorized by law to be closed.

    The  establishment  of  LIBOR  by  the  trustee  and  the  master  servicer's   subsequent
calculation of the pass-through  rates  applicable to the LIBOR  Certificates for the relevant
Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

    The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions  of principal,  of any series will be entitled to receive on each  distribution  date,  in the priority  described in this term sheet  supplement  for that series  and to the extent of the  portion of the  related  Available  Distribution  Amount for that series  remaining  after the  distribution  of the related Senior  Interest  Distribution
Amount,  a  distribution  allocable  to  principal  equal  to in the  case of (i)  the  Senior
Certificates,   other  than  the  Class  A-P   Certificates,   the  related  Senior  Principal
Distribution  Amount and (ii) the Class A-P  Certificates,  the  related  Class A-P  Principal
Distribution Amount or Class A-P Principal Distribution Amounts.

    After the  distribution  of the  Senior  Interest  Distribution  Amount  distributions  of principal  to the Senior  Certificates  related to each loan group on each  distribution  date will be made as follows:

        (a)Prior to the occurrence of the Credit Support Depletion Date:

           (i) the Class A-P Principal  Distribution  Amount shall be distributed to the Class
        A-P  Certificates,   until  the  Certificate   Principal  Balance  of  the  Class  A-P
        Certificates has been reduced to zero;

           (ii)       any  Accrual  Distribution  Amount for a class of  Accrual  Certificates related to that loan group shall be  distributed  (x) first,  to the related  class or classes of Accretion Directed  Certificates in reduction of the Certificate  Principal
        Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero,  in  accordance  with the  priority of payment set forth in any final term sheet for  that  class,  and  (y)  second,  to the  related  class  or  classes  of  Accrual
        Certificates,  in reduction of the Certificate  Principal Balances thereof,  until the
        Certificate Principal Balances thereof have been reduced to zero; and

           (iii) The related  Senior  Principal  Distribution  Amount shall be  distributed to the related Senior Certificates,  as described in the final term sheet for the related
        Class of Senior Certificates.

        (b)    On or after the occurrence of the Credit Support  Depletion Date for a group of
    Senior  Certificates,  all priorities relating to distributions as described in clause (a)
    above relating to principal among the Senior  Certificates  will be disregarded.  Instead, an amount equal to the Class A-P Principal  Distribution Amount will be distributed to the related Class A-P  Certificates,  and then the applicable  Senior  Principal  Distribution
    Amount will be  distributed  to the related  outstanding  Senior  Certificates  remaining, other  than the Class A-P  Certificates,  pro rata in  accordance  with  their  respective outstanding  Certificate  Principal  Balances.  However, in some cases, until reduction of the Certificate Principal Balance of any class of Senior Support Certificates,  if any, to zero, the aggregate  amount  distributable  to the related Super Senior  Certificates,  if any, and such class of Senior  Support  Certificates  in respect of the aggregate  Accrued
    Certificate  Interest  thereon and in respect of their  aggregate  pro rata portion of the related Senior Principal  Distribution Amount will be distributed among those certificates in the following  priority:  first, to such class of Super Senior  Certificates,  up to an amount  equal to the  Accrued  Certificate  Interest  on the  Super  Senior  Certificates;
    second, to such class of Super Senior  Certificates,  up to an amount equal to the related
    Super Senior  Optimal  Principal  Distribution  Amount,  in  reduction of the  Certificate
    Principal  Balance  thereof,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;  third,  to such class of Senior  Support  Certificates,  up to an amount equal to the Accrued  Certificate  Interest  thereon;  and fourth, to such class of Senior
    Support Certificates,  the remainder,  until the Certificate Principal Balance thereof has been reduced to zero.

        (c)    After   reduction  of  the  Certificate   Principal   Balances  of  the  Senior
    Certificates of a Certificate  Group,  other than the related Class A-P  Certificates,  of any series to zero but prior to the Credit Support  Depletion  Date, for that series,  the
    Senior  Certificates,  other than the related Class A-P Certificates,  will be entitled to no further  distributions of principal and the related Available  Distribution  Amount for that series will be paid solely to the holders of the Class A-P,  Variable Strip,  Class M and Class B Certificates, in each case as described in this term sheet supplement.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

    A class of Insured  Certificates  for any  series may be subject to random lot  procedures and special  rules  regarding the  procedures,  practices  and  limitations  applicable to the distribution  of  principal on the  mortgage  loans in the related loan group  included in the trust established for that series.

    General.  Beneficial  owners of any  class of Random  Lot  Insured  Certificates  have the right to request that  distributions  of principal be made with respect to their  certificates on any  distribution  date on  which  that  class  of  certificates  is  entitled  to  receive distributions  of principal.  As to  distributions  of principal among holders of any class of
Random Lot Insured  Certificates  of any series,  Deceased  Holders who request  distributions will be entitled to first priority,  and beneficial  owners of any class of Random Lot Insured
Certificates  other  than  Deceased  Holders,  referred  to as  Living  Holders,  who  request distributions will be entitled to a second priority.

    Prospective  certificateholders  in any class of Random Lot  Insured  Certificates  of any series  should  be  aware  that  distributions  of  principal  on  those  certificates  may be significantly  earlier or later  than the date that may be desired by that  certificateholder.
All  such  requested  distributions  are  subject  to the  priorities  described  below  under
"--Priority of Requested  Distributions" and are further subject to the limitation that they be made  (i)  only in  lots  equal  to  integral  multiples  of  $1,000  of the  related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured
Certificate  and  (ii)  only  to  the  extent  that  the  portion  of  the  Senior   Principal
Distribution  Amount for the related  loan group  allocated to any class of Random Lot Insured
Certificates  on the  applicable  distribution  date  (plus  any  amounts  available  from the related  Rounding  Account  for that  series)  provides  sufficient  funds for such  requested distributions.  To  the  extent  that  amounts  available  for  distributions  in  respect  of principal  on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the  requests  made by  Deceased  Holders  and  Living  Holders  for principal  distributions  applicable to that  distribution  date,  such excess amounts will be distributed  to the  beneficial  owners of any class of Random  Lot  Insured  Certificates  by random lot, as described below under  "--Mandatory  Distributions  of Principal on any Class of
Random Lot Insured Certificates".

    On each  distribution date on which amounts are available for distribution in reduction of the  Certificate  Principal  Balance of any class of Random Lot  Insured  Certificates  of any series,  the aggregate amount allocable to such  distributions for that class will be rounded, as  necessary,  to an amount  equal to an  integral  multiple  of $1,000,  except as  provided below,  in  accordance  with the  limitations  set forth in this term sheet  supplement.  Such rounding  will be  accomplished  on the  first  distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates  are made by withdrawing  from the related  Rounding  Account  for that series the amount of funds,  if any,  needed to round the amount  otherwise  available  for that  distribution  with respect to that class of Random Lot
Insured  Certificates  upward  to the  next  higher  integral  multiple  of  $1,000.  On  each succeeding  distribution date on which  distributions of principal on that class of Random Lot
Insured  Certificates  are to be made, the aggregate  amount allocable to that class of Random
Lot  Insured  Certificates  will be  applied  first  to repay  any  funds  withdrawn  from the
Rounding  Account for that series on the prior  distribution  date,  and then the remainder of such allocable  amount,  if any, will be similarly  rounded upward through another  withdrawal from the Rounding  Account for that series and  distributed  in  reduction of the  Certificate
Principal  Balance  of that  class of Random  Insured  Lot  Certificates.  This  process  will continue on succeeding  distribution  dates until the  Certificate  Principal  Balance of that class of Random Lot  Insured  Certificates  has been  reduced  to zero.  Thus,  the  aggregate distribution  made in reduction of the Certificate  Principal  Balance of that class of Random
Lot Insured  Certificates  on each  distribution  date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such  difference will be no more than  $999.99  on  any  distribution  date.  Under  no  circumstances  will  the  sum  of  all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random
Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

    Notwithstanding  any  provisions in this term sheet  supplement  to the contrary,  on each distribution  date  following  the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal  Balance of the Insured  Certificates will be made pro rata  among the  holders  of the  Insured  Certificates  in  accordance  with the  outstanding
Certificate  Principal  Balance  and will  not be made in  integral  multiples  of  $1,000  or pursuant to requested distributions or mandatory distributions by random lot.

    There is no assurance that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a  distribution  will receive the  distribution  at any particular  time after the  distribution  is requested,  since there can be no assurance  that funds will be available for making those  distributions on any particular  distribution  date, or, even if funds are available  for making  principal  distributions  on that class of Random
Lot Insured  Certificates,  that such distributions will be made to any particular  beneficial owner whether that  beneficial  owner is a Deceased  Holder or a Living  Holder.  Also, due to
the procedure for mandatory distributions  described below under "--Mandatory  Distributions of
Principal on any Class of Random Lot Insured  Certificates,"  there can be no  assurance  that on any  distribution  date on which  the  funds  available  for  distribution  in  respect  of principal  of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount of distributions  requested by beneficial  owners of certificates  of that class,  any particular beneficial  owner will receive a principal  distribution  from those excess funds.  THUS,  THE
TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE  PRINCIPAL  BALANCE FOR ANY PARTICULAR
RANDOM LOT INSURED  CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION BY
A DECEASED  HOLDER OR A LIVING  HOLDER,  IS HIGHLY  UNCERTAIN AND MAY BE MADE EARLIER OR LATER
THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

    Priority of Requested  Distributions.  Subject to the  limitations  described in this term sheet  supplement,  including  the timing  and the order of the  receipt  of the  request  for distributions as described below under  "--Procedure for Requested  Distributions,"  beneficial owners  of any  class of Random  Lot  Insured  Certificates  of any  series  have the right to request  that  distributions  be made in  reduction of the  Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which  distributions  in reduction of the
Certificate  Principal  Balance  of any class of Random  Lot  Insured  Certificates  are made, those  distributions  will be made in the  following  order of priority  among the  beneficial owners  of that  class:  (i) any  request  by a  Deceased  Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not exceeding $10,000 per request.  Thereafter,  distributions will be made as provided in clauses (i) and (ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated  for each  request for  principal  distributions  made by the beneficial  owners of any class of Random Lot  Insured  Certificates  of any series  until all such requests have been honored.

    Procedure for Requested  Distributions.  Under the current procedures of DTC, a beneficial owner may request that  distributions  in reduction of the  Certificate  Principal  Balance of its Random Lot Insured  Certificates  be made on a  distribution  date by delivering a written request for those  distributions  to the  participant or indirect  participant  that maintains the beneficial  owner's account with respect to that class of Random Lot Insured  Certificates so that such  request is  received  by the  trustee  from DTC on DTC's  "participant  terminal system"  on or before  the  close of  business  on the last  business  day of the  month  next preceding  the month in which the related  distribution  date  occurs,  or the record date for such distribution  date. In the case of a request on behalf of a Deceased Holder,  appropriate evidence of death and any tax waivers are required to be forwarded  to the  participant  under separate cover.  Furthermore,  those requests of Deceased  Holders that are incomplete may not be honored by the participant.  The participant shall forward a certification  satisfactory to the trustee for that series  certifying the death of the  beneficial  owner and the receipt of the  appropriate  death and tax waivers.  The  participant  should in turn make the request of
DTC  (or,  in the  case  of an  indirect  participant,  such  firm  must  notify  the  related participant  of such  request,  which  participant  should  make the  request of DTC) on DTC's participant  terminal  system.  The trustee will not accept a request from a person other than
DTC. DTC may establish  such  procedures as it deems fair and equitable to establish the order of receipt of requests for those  requests for  distributions  received by it on the same day.
None of the master servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC,  any  participant  or any  indirect  participant  in the delivery of requests for  distributions  or withdrawals of those  distributions to the trustee or for any changes made to the  procedures  described  herein by DTC, any  participant  or any indirect  participant.  Requests  for  distributions  are to be  honored in the order of their
receipt  (subject  to  the  priorities  described  in  the  previous  paragraph).   The  exact
procedures to be followed by the trustee for purposes of  determining  the order of receipt of such requests will be those  established from time to time by DTC.  Requests for distributions of  principal  received  by DTC and  forwarded  to the trustee on DTC's  participant  terminal system  after  the  record  date  for  such  distribution  date  and  requests  for  principal distributions  received  in a  timely  manner  but  not  accepted  with  respect  to  a  given distribution  date,  will be treated as  requests  for  distributions  on the next  succeeding distribution  date and each  succeeding  distribution  date  thereafter  until each request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the  Certificate  Principal  Balance  of a  Random  Lot  Insured  Certificate  of  any  series submitted  by a  beneficial  owner  of that  certificate  will be  held on  DTC's  participant terminal  system until such request has been accepted by the trustee or has been  withdrawn by the  participant  in writing.  Each Random Lot Insured  Certificate  of any series  covered by that  request  will  continue to bear  interest at the related  pass-through  rate through the
Interest Accrual Period related to such distribution date.

    In the case of a request on behalf of a Deceased  Holder,  the related  participant  shall forward  certification  satisfactory  to the trustee  certifying  the death of the  beneficial owner  and  the  receipt  of the  appropriate  death  and  tax  waivers.  Random  Lot  Insured
Certificates  beneficially  owned by  tenants  by the  entirety,  joint  tenants or tenants in common will be considered to be  beneficially  owned by a single owner.  The death of a tenant by the  entirety,  joint  tenant or  tenant  in  common  will be deemed to be the death of the beneficial  owner,  and the  Random Lot  Insured  Certificates  of any series so  beneficially owned will be eligible to request  priority with respect to  distributions in reduction of the
Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated in this term sheet  supplement.  Any  Random Lot  Insured  Certificates  beneficially  owned by a trust will be  considered to be  beneficially  owned by each  beneficiary  of the trust to the extent  of such  beneficiary's  beneficial  interest  in that  trust,  but in no event  will a trust's  beneficiaries  collectively  be  deemed  to  be  beneficial  owners  of a  number  of
Individual Insured  Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner.  The death of a beneficiary  of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured  Certificates  beneficially owned by the trust but only to the extent of such  beneficiary's  beneficial  interest  in that  trust.
The  death of an  individual  who was a tenant  by the  entirety,  joint  tenant  or tenant in common  in a tenancy  which is the  beneficiary  of a trust  will be deemed to be the death of the  beneficiary  of the trust.  The death of a person who,  during his or her  lifetime,  was entitled to  substantially  all of the  beneficial  ownership  interests in Random Lot Insured
Certificates  of any series  will be deemed to be the death of the  beneficial  owner of those certificates  regardless of the registration of ownership,  if that beneficial interest can be established to the  satisfaction of the participant.  Such beneficial  interest will be deemed to exist in  typical  cases of street  name or  nominee  ownership,  ownership  by a  trustee, ownership  under  the  Uniform  Gift to  Minors  Act and  community  property  or other  joint ownership  arrangements  between a husband and wife.  Beneficial  interest  shall  include the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured  Certificate  of any
series  and  the  right  to  receive  the  proceeds   therefrom,   as  well  as  interest  and
distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a distribution in reduction of the Certificate  Principal  Balance of a Random Lot
Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal representative,  surviving  tenant by the  entirety,  surviving  joint  tenant or a  surviving tenant in common of the Deceased Holder.

    With  respect  to Random Lot  Insured  Certificates  of any series as to which  beneficial owners  have  requested  distributions  to be made on a  particular  distribution  date and on which  distributions  of principal  are being made,  the trustee will notify DTC prior to that distribution  date whether,  and the extent to which,  those  certificates  have been accepted
for  distributions.   Participants  and  indirect  participants  holding  Random  Lot  Insured
Certificates  of any series are required to forward such notices to the  beneficial  owners of
those   certificates.   Individual  Insured   Certificates  that  have  been  accepted  for  a
distribution  will be due and payable on the  applicable  distribution  date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

    Any beneficial  owner of a Random Lot Insured  Certificate of any series who has requested a  distribution  may  withdraw  its  request by so  notifying  in writing the  participant  or indirect  participant that maintains that beneficial  owner's account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant  must notify the related  participant  which in turn must  forward the  withdrawal  of such  request,  on DTC's participant  terminal  system.  If that notice of withdrawal of a request for distribution has not been received on DTC's  participant  terminal system on or before the record date for such distribution  date,  the previously  made request for  distribution  will be irrevocable  with respect to the making of  distributions in reduction of the Certificate  Principal  Balance of that Random Lot Insured Certificate on the applicable distribution.

    Mandatory  Distributions of Principal on any Class of Random Lot Insured Certificates.  To
the extent,  if any, that  distributions in reduction of the Certificate  Principal Balance of that class of Insured  Certificates on a distribution date exceed the outstanding  Certificate
Principal  Balance of that  class of Random Lot  Insured  Certificates  with  respect to which distribution  requests have been received by the  applicable  record date,  additional  Random
Lot Insured  Certificates of that class in lots equal to Individual Insured  Certificates will be  selected  to  receive  principal  distributions  in  accordance  with the  then-applicable established random lot procedures of DTC, and the  then-applicable  established  procedures of the  participants and indirect  participants,  which may or may not be by random lot. No prior notice  will be provided  by the  depositor,  the master  servicer,  the  related  Certificate
Insurer or the  trustee to the  beneficial  owners of the Random Lot Insured  Certificates  of that class for those  distributions  made by random lot.  Investors may ask those participants or indirect  participants  what  allocation  procedures  they use.  Participants  and indirect participants  holding  Random Lot Insured  Certificates  of that class  selected for mandatory distributions  of principal are required to provide  notice of those  mandatory  distributions to the affected beneficial owners.

CROSS-COLLATERALIZATION MECHANICS IN A SERIES WITH COMMON SUBORDINATION

    Notwithstanding the foregoing in the case of any series with common subordination,  on any distribution  date  prior  to the  Credit  Support  Depletion  Date  on  which  the  aggregate
Certificate  Principal  Balance of any of the Senior  Certificates in any certificate group is greater than the  aggregate  Stated  Principal  Balance of the  mortgage  loans in the related loan group in each case after giving effect to distributions  to be made on such  distribution date,  (1) 100% of the  mortgagor  prepayments,  exclusive of the related  Discount  Fraction, otherwise  allocable  to the Class M  Certificates  and Class B  Certificates  on the mortgage loans in the  other  loan  groups  will be  distributed  to the  class or  classes  of  Senior
Certificates  in that  certificate  group and in accordance  with the  priorities set forth in the  clauses  (a)  and  (b)  above  for  that  certificate  group,  and  in  reduction  of the
Certificate  Principal Balances thereof,  until the aggregate Certificate Principal Balance of such class or classes of certificates  equals the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group,  and (2) an amount equal to one month's  interest at the applicable  pass-through  rate for such class or classes of  certificates on the amount of such difference will be distributed  from the related  Available  Distribution  Amount for the other loan groups  otherwise  allocable  on a pro rata basis to the Class M  Certificates  and
Class  B  Certificates  first  to pay  any  unpaid  interest  on  such  class  or  classes  of certificates  and then to pay principal on such classes in the manner  described in (1) above.
In  addition,  prior to the  occurrence  of the Credit  Support  Depletion  Date but after the
reduction  of  the  Certificate   Principal  Balances  of  the  Senior   Certificates  in  any
certificate  group to zero,  100% of the mortgagor  prepayments  on the mortgage  loans in the related  loan group,  exclusive  of the related  Discount  Fraction,  will be allocated to the remaining Senior  Certificates in the other  certificate  groups (other than the related Class
A-P Certificates),  as applicable,  on a pro rata basis, and in accordance with the priorities set  forth  in  clause  (b)  above  for  that  certificate  group,  and  in  reduction  of the
Certificate  Principal  Balances  thereof,  on any  distribution  date unless (i) the weighted average  of the  Subordinate  Percentages,  weighted  on the  basis  of the  Stated  Principal
Balances of the mortgage  loans in the related loan group,  is at least two times the weighted average  of the  initial  Subordinate  Percentages  for each loan  group,  calculated  on such basis,  and (ii) the  outstanding  principal  balance of the mortgage loans in each loan group delinquent  60 days or more  averaged  over  the  last  six  months,  as a  percentage  of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and Class B
Certificates, is less than 50%.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

    Holders of each class of the Class M  Certificates  of each  series  will be  entitled  to
receive  on  each  distribution   date,  to  the  extent  of  the  portion  of  the  Available
Distribution  Amount  for the  related  loan  group,  in the  case of a series  with  separate subordination,  and  each  loan  group,  in the  case of a series  with  common  subordination remaining after:

               the sum of the  Senior  Interest  Distribution  Amounts,  Class  A-P  Principal
               Distribution Amounts and Senior Principal  Distribution Amounts for that series is distributed;

               reimbursement  is made to the master servicer for some Advances on the mortgage loans included in the trust for that series  remaining  unreimbursed  following the final  liquidation  of the related  mortgage  loan to the extent  described below under "Advances";

               the aggregate amount of Accrued Certificate  Interest and principal required to be  distributed  to any related  class of Class M  Certificates  of that series having a higher payment priority on that distribution date is distributed; and

               the  aggregate  amount  of  Accrued   Certificate   Interest   required  to  be
               distributed to that class of Class M Certificates on that  distribution date is distributed,  a distribution allocable to principal in the sum of the following for the related loan group:

           (i) such  class's pro rata share,  based on the  Certificate  Principal  Balance of each class of related Class M Certificates and Class B Certificates,  in the case of a
        series  with  separate  subordination,   and  each  class  of  Class  M  and  Class  B
        Certificates, in the case of a series with common subordination,  then outstanding, of the  aggregate  of the  following  amounts,  to the extent not  included in the Senior
        Principal Distribution Amount for the related loan group:

               (1)    the principal  portion of all scheduled monthly payments on the mortgage loans in the related loan group,  other than the related  Discount  Fraction of the principal  portion of those  payments  with respect to a Discount  Mortgage Loan in the  related  loan  group,  due  during  the  related  Due  Period,  whether or not received  on or  prior  to the  related  determination  date,  less  the  principal portion of Debt Service  Reductions,  other than the related  Discount  Fraction of the  principal  portion  of the  Debt  Service  Reductions  with  respect  to  each
           Discount  Mortgage  Loan in the  related  loan  group,  which  together  with other
           Bankruptcy Losses are in excess of the related Bankruptcy Amount;

               (2)    the  principal  portion of all proceeds of the  repurchase of a mortgage loan  in the  related  loan  group  or,  in the  case  of a  substitution,  amounts representing a principal  adjustment,  other than the related Discount  Fraction of the principal  portion of the proceeds with respect to a Discount  Mortgage Loan in the related loan group, as required by the pooling and servicing  agreement  during the preceding calendar month; and

               (3)    the principal  portion of all other unscheduled  collections,  including
           Subsequent  Recoveries,  received with respect to the related loan group during the preceding  calendar month,  other than full and partial  mortgagor  prepayments and any amounts  received in  connection  with a Final  Disposition  of a mortgage loan described in clause (ii) below,  to the extent  applied as recoveries of principal, other  than  the  related  Discount  Fraction  of the  principal  amount  of  those unscheduled  collections,  with respect to a Discount  Mortgage Loan in the related loan group;

           (ii)       that class' pro rata share,  based on the Certificate  Principal Balance of each class of related Class M Certificates  and Class B Certificates in the case of a series with separate  subordination,  and of the Class M and Class B Certificates in
        the case of a series  with  common  subordination  then  outstanding,  of all  amounts received in connection  with the Final  Disposition  of a mortgage loan in the related loan group,  other than the related Discount Fraction of those amounts with respect to a Discount  Mortgage  Loan in the related  loan group,  (x) that  occurred  during the preceding  calendar  month and (y) that did not  result in any Excess  Special  Hazard
        Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the
        extent  applied as recoveries of principal and to the extent not otherwise  payable to the Senior Certificates;

           (iii)      with respect to mortgage  loans in the related  loan group,  the portion of mortgagor  prepayments in full made by the respective mortgagors during the related
        Prepayment  Period  and the  portion  of  partial  mortgagor  prepayments  made by the respective  mortgagors  during the preceding  calendar month,  other than the Discount
        Fraction of those mortgagor  prepayments  with respect to a Discount  Mortgage Loan in that loan group,  allocable to that class of Class M Certificates  as described in the third succeeding paragraph;

           (iv)        if that class is the most  senior  class of related  certificates  then outstanding  with a Certificate  Principal  Balance greater than zero, an amount equal to the Excess  Subordinate  Principal  Amount  allocated to the related loan group, as described in the definition of Excess Subordinate Principal Amount, if any; and

           (v) any  amounts  allocable  to  principal  for  any  previous   distribution  date
        calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were  allocated  to any class of related  Class M  Certificates  with a lower  payment priority or the related Class B Certificates; minus

           (vi)       the Capitalization  Reimbursement Amounts for the related loan group for such  distribution  date, other than the related  Discount  Fraction of any portion of that  amount  related  to each  Discount  Mortgage  Loan in the  related  loan  group, multiplied by a fraction,  the numerator of which is the principal distribution amount for such class of Class M  Certificates,  without  giving  effect to this clause (vi), and the denominator of which is the sum of the principal  distribution amounts for all classes  of  related  certificates  other  than the  related  Class A-P  Certificates, payable from the  Available  Distribution  Amount for the related  loan group  without giving effect to any reductions for the Capitalization Reimbursement Amount.

    References  in  this  term  sheet  supplement  to  "payment   priority"  of  the  Class  M
Certificates  of any series refer to a payment  priority  among those classes of  certificates as follows:  (a) in the case of a series with separate  subordination,  first,  to the related
Class M-1  Certificates;  second,  to the related Class M-2  Certificates;  and third,  to the related Class M-3  Certificates.,  and (b) in the case of a series with common  subordination, first, to the Class M-1 Certificates;  second,  to the Class M-2  Certificates;  and third, to the Class M-3 Certificates.

    As to each class of Class M  Certificates  of any series,  on any  distribution  date, any
Accrued  Certificate  Interest thereon  remaining unpaid from any previous  distribution  date will be distributable  to the extent of related  Available  Distribution  Amount available for that purpose.  Notwithstanding  the foregoing,  if the Certificate  Principal  Balances of the related Class B  Certificates,  in the case of a series with separate  subordination,  and the
Class B  Certificates,  in the case of a series with common  subordination,  have been reduced
to  zero,  on  any  distribution   date,  with  respect  to  the  class  of  related  Class  M
Certificates,  in the case of a series with separate subordination,  and Class M Certificates, in the case of a series with common  subordination  outstanding on that distribution date with a Certificate  Principal Balance greater than zero with the lowest payment  priority,  Accrued
Certificate  Interest thereon  remaining unpaid from any previous  distribution  date will not be  distributable,  except in the limited  circumstances  provided in the related  pooling and servicing  agreement.  In addition,  any interest shortfalls resulting from the failure of any yield  maintenance  agreement  provider  to make  payments  pursuant  to a  yield  maintenance agreement  will not be  unpaid  Accrued  Certificate  Interest  and will not be paid  from any source on any distribution date.

    All mortgagor  prepayments on the mortgage loans included in the trust established for any series not otherwise  distributable to the related Senior  Certificates of that series will be allocated  on a pro rata basis among the class of related  Class M  Certificates,  in the case of a series with separate  subordination,  and Class M  Certificates,  in the case of a series with common  subordination,  of that series with the highest payment priority then outstanding with a Certificate  Principal  Balance greater than zero and each other class of related Class
M  Certificates   and  Class  B   Certificates,   in  the  case  of  a  series  with  separate
subordination,  and Class M  Certificates  and Class B  Certificates,  in the case of a series with  common  subordination,  of that  series,  respectively,  only if the sum of the  current percentage  interests in the related  mortgage pool evidenced by that class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial percentage  interests in the related  mortgage  pool  evidenced  by that class and each class,  if any,  subordinate thereto.

    As stated above under "--Principal  Distributions on the Senior  Certificates,"  the Senior
Accelerated  Distribution  Percentage for each series will be 100% during the first five years after the closing  date for that  series,  unless the  Certificate  Principal  Balances of the related Senior  Certificates  of that series,  other than the related Class A-P  Certificates, are reduced to zero before the end of that five-year  period,  and will thereafter  equal 100%
whenever the related  Senior  Percentage  of that series  exceeds the initial  related  Senior
Percentage.  Furthermore,  as  described  in this term sheet  supplement,  the related  Senior
Accelerated   Distribution   Percentage  for  each  series  will  exceed  the  related  Senior
Percentage  during the sixth through  ninth years  following the closing date for that series, and scheduled  reductions to the related  Senior  Accelerated  Distribution  Percentage may be
postponed  due to the loss and  delinquency  experience  of the mortgage  loans in the related loan  group.  Accordingly,  each class of the Class M  Certificates  of any series will not be entitled to any mortgagor  prepayments on the related  mortgage loans in the related  mortgage pool for at least the first five years  after the  closing  date for that  series,  unless the
Certificate  Principal Balances of the related Senior  Certificates of that series (other than the related Class A-P  Certificates)  have been reduced to zero before the end of such period, and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor prepayments  relative to the related  Class M Percentage  during  certain  periods  after this five year period.  See  "--Principal  Distributions  on the Senior  Certificates"  in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

    The subordination  provided to the Senior Certificates for any series by the related Class
B  Certificates   and  Class  M   Certificates,   in  the  case  of  a  series  with  separate
subordination,  and the  Class B  Certificates  and  Class M  Certificates,  in the  case of a series  with common  subordination,  and the  subordination  provided to each class of Class M
Certificates  by the  related  Class  B  Certificates  and by any  class  of  related  Class M
Certificates  subordinate  thereto, in the case of a series with separate  subordination,  and by the Class B Certificates and by any class of Class M Certificates  subordinate  thereto, in the case of a series with common  subordination,  will cover  Realized  Losses on the mortgage loans  included  in the  trust for that  series  that are  Defaulted  Mortgage  Losses,  Fraud
Losses,  Bankruptcy  Losses and Special  Hazard  Losses.  Any Realized  Losses on the mortgage loans  included  in the trust for that  series  which are not Excess  Special  Hazard  Losses,
Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses will be allocated as follows:

    in the case of a series with separate subordination,

    -   first, to the related Class B Certificates;

    -   second, to the related Class M-3 Certificates;

    -   third, to the related Class M-2 Certificates;

    -   fourth, to the related Class M-1 Certificates; and

    in the case of a series with common subordination,

    -   first, to the Class B Certificates;

    -   second, to the Class M-3 Certificates;

    -   third, to the Class M-2 Certificates; and

    -   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the
Class A-P  Certificates in an amount equal to the related  Discount  Fraction of the principal portion  of the  Realized  Loss  until  the  Certificate  Principal  Balance  of the Class A-P
Certificates  has been reduced to zero,  and the remainder of the Realized  Losses on Discount
Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount  Mortgage Loans will be  allocated  among all the  remaining  classes of Senior  Certificates  on a pro rata basis;
provided,   however,  that  all  losses  otherwise  allocable  to  a  class  of  Super  Senior
Certificates,  if any, will be allocated to the related Senior Support  Certificates,  if any, until the Certificate  Principal Balance of such Senior Support  Certificates has been reduced to zero.  Subject  to any  applicable  limitations,  Realized  Losses  on the  mortgage  loans included in the trust  established  for any series with a class of Insured  Certificates  that are  allocated  to that  class of  Insured  Certificates  will be  covered  by the  applicable financial guaranty insurance policy.

        On any  distribution  date,  Realized  Losses will be  allocated  as described in this term sheet  supplement  after  distributions  of  principal  as  described  in this term sheet supplement.

        Investors in the Senior Certificates of a series with common  subordination  should be aware that because the Class M  Certificates and Class B  Certificates  represent interests in all loan groups, the Certificate  Principal  Balances of the Class M  Certificates and Class B
Certificates  could be reduced to zero as a result of a  disproportionate  amount of  Realized
Losses on the  mortgage  loans in one or more loan  groups.  Therefore,  notwithstanding  that
Realized  Losses on the  mortgage  loans in a loan group may only be  allocated to the related
Senior  Certificates,  the allocation to the Class M  Certificates and Class B Certificates of
Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such Senior  Certificates  by the Class M  Certificates  and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

        Any  allocation  of a  Realized  Loss,  other  than a  Debt  Service  Reduction,  to a certificate will be made by reducing:

               its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized  Loss,  in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided  that no reduction  shall reduce the aggregate  Certificate  Principal  Balance of, in the case of a series with common  subordination,  the  certificates,  and,  in the case of a series  with separate  subordination,  the portion of the related certificates  representing the related loan group,  below the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group; and

               the Accrued  Certificate  Interest thereon, in the case of the interest portion of the Realized  Loss, by the amount so allocated as of the  distribution  date occurring in the month  following the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation of a Realized  Loss to a Class M  Certificate  of any series may also be made by operation of the payment  priority to the related Senior  Certificates  of any series described under  "--Principal  Distributions on the Senior  Certificates"  and any class of related  Class M  Certificates  in the case of a series with  separate  subordination,  and
Class M  Certificates,  in the  case of a  series  with  common  subordination  with a  higher payment priority.

    As used in this term sheet supplement,  subordination  refers to the provisions  discussed above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established for any series among the various  classes of certificates  for that series,
as  well  as  all  provisions  effecting  those  allocations   including  the  priorities  for
distribution of cash flows in the amounts described in this term sheet supplement.

    In  instances  in  which a  mortgage  loan  is in  default  or if  default  is  reasonably foreseeable,  and if  determined  by the master  servicer  to be in the best  interest  of the certificateholders  of the  related  series,  the master  servicer or  subservicer  may permit servicing  modifications  of the mortgage loan rather than  proceeding  with  foreclosure,  as described under  "Description of the  Certificates--Servicing  and  Administration  of Mortgage
Collateral"  in  the  related  base  prospectus.   However,  the  master  servicer's  and  the
subservicer's   ability  to  perform   servicing   modifications   will  be  subject  to  some
limitations,  including  but not limited to the  following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any  amounts  added  to the  principal  balance  of  the  mortgage  loan,  or capitalized  amounts added to the mortgage loan,  will be required to be fully  amortized over the  remaining  term of the  mortgage  loan.  All  capitalizations  are to be  implemented  in
accordance  with  Residential   Funding's  program  guide  and  may  be  implemented  only  by subservicers  that have been  approved  by the master  servicer  for that  purpose.  The final maturity of any mortgage  loan included in the trust  established  for any series shall not be
extended  beyond  the  assumed  final   distribution   date  for  that  series.  No  servicing
modification  with  respect to a mortgage  loan will have the effect of reducing  the mortgage rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off  date,  but not less than the applicable  servicing fee rate.  Further,  the aggregate  current  principal balance of all mortgage  loans  included in the trust  established  for any series  subject to modifications  can be no more than five percent  (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the cut-off  date for that  series,  but this limit may  increase
from  time  to  time  with  the  consent  of  the  rating   agencies  rating  that  series  of
certificates.

    Any Advances  made on any mortgage  loan will be reduced to reflect any related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of
Accrued  Certificate  Interest payable on the offered  certificates of the related series will not be affected by the servicing modification.

    Allocations  of the principal  portion of Debt Service  Reductions  for any series to each class of Class M  Certificates  and Class B  Certificates  of that series will result from the priority of  distributions  of the related  Available  Distribution  Amount for that series as described  in this term  sheet  supplement,  which  distributions  shall be made  first to the related  Senior  Certificates,  second to the related Class M  Certificates,  in the case of a series with  separate  subordination,  and the Class M  Certificates,  in the case of a series with common  subordination,  in the order of their  payment  priority and third to the related
Class B  Certificates,  in the case of a series with separate  subordination,  and the Class B
Certificates,  in the  case of a  series  with  common  subordination.  An  allocation  of the interest  portion  of a  Realized  Loss as  well  as the  principal  portion  of Debt  Service
Reductions on the mortgage  loans  included in the trust  established  for any series will not reduce  the level of  subordination  for that  series,  as that term is  defined  in this term sheet  supplement,  until an amount in respect  thereof  has been  actually  disbursed  to the
Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

    The holders of the offered  certificates  will not be entitled to any additional  payments with  respect to  Realized  Losses  from  amounts  otherwise  distributable  on any classes of certificates  subordinate  thereto,  except in limited  circumstances in respect of any Excess
Subordinate  Principal  Amount,  or in the case of Class  A-P  Collection  Shortfalls,  to the extent of related  Eligible  Funds.  Accordingly,  the  subordination  provided  to the Senior
Certificates,  other  than the Class A-P  Certificates,  of any  series  and to each  class of related  Class M  Certificates  in the case of a series with separate  subordination,  and the
Class M  Certificates,  in the case of a series with common  subordination,  by the respective classes of  certificates  subordinate  thereto with respect to Realized Losses on the mortgage loans  in the  related  loan  group  allocated  on any  distribution  date  will  be  effected
primarily  by  increasing  the  related  Senior   Percentage,   or  the  respective   Class  M
Certificates  allocable share, of future  distributions of principal of the remaining mortgage loans in the related mortgage pool.  Because the Discount  Fraction of each Discount  Mortgage
Loan in the  related  loan  group  will not  change  over time,  the  protection  from  losses provided  to the  Class A-P  Certificates  by the  related  Class M  Certificates  and Class B
Certificates  in  the  case  of  a  series  with  separate  subordination,  and  the  Class  M
Certificates and Class B Certificates,  in the case of a series with common subordination,  is limited to the prior right of the Class A-P  Certificates to receive  distributions in respect of  principal as described in this term sheet  supplement.  Furthermore,  principal  losses on the mortgage  loans that are not covered by  subordination  will be allocated to the Class A-P
Certificates  only to the extent they occur on a Discount  Mortgage  Loan in the related  loan group  and  only  to the  extent  of the  related  Discount  Fraction  of  those  losses.  The allocation  of  principal  losses on the  Discount  Mortgage  Loans may result in those losses being  allocated  in an amount that is greater or less than would have been the case had those losses been  allocated  in  proportion  to the  Certificate  Principal  Balance of the related
Class  A-P   Certificates.   Thus,  the  Senior   Certificates,   other  than  the  Class  A-P
Certificates,  will bear the  entire  amount of losses on the  mortgage  loans in the  related loan  group  that  are  not  allocated  to the  related  Class  M  Certificates  and  Class  B
Certificates  in  the  case  of  a  series  with  separate  subordination,  and  the  Class  M
Certificates  and Class B  Certificates,  in the case of a series with  common  subordination, other  than  the  amount  allocable  to the  Class  A-P  Certificates,  which  losses  will be allocated  among all classes of Senior  Certificates,  other than the Class A-P  Certificates, as described in this term sheet supplement.

    Because the Class A-P  Certificates  are entitled to receive in connection  with the Final
Disposition of a Discount  Mortgage Loan in the related loan group, on any distribution  date, an amount  equal to all unpaid  Class A-P  Collection  Shortfalls  to the  extent of  Eligible
Funds on that  distribution  date,  shortfalls in  distributions  of principal on any class of related  Class M  Certificates  in the case of a series with separate  subordination,  and the
Class M  Certificates,  in the case of a series with common  subordination,  could occur under some  circumstances,  even if that  class is not the most  subordinate  class of  certificates then outstanding with a Certificate Principal Balance greater than zero.

    Any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses  related  to any loan  group or other  losses of a type not  covered  by subordination  on  Non-Discount  Mortgage  Loans in any loan group will be  allocated on a pro rata  basis  among  the  related  Senior  Certificates,  other  than  the  related  Class  A-P
Certificates,  related Class M Certificates  and related Class B Certificates  of that series.
Any Realized Losses so allocated to the related Senior  Certificates in any loan group,  other than the related Class A-P  Certificates,  or the related Class M Certificates  or the Class B
Certificates  will be allocated  without  priority among the various classes of related Senior
Certificates,  other  than  the  related  Class  A-P  Certificates,  or the  related  Class  M
Certificates or the Class B Certificates;  provided,  however, that all or any portion of such losses  for  any  series  otherwise  allocable  to  any  class  or  classes  of  Super  Senior
Certificates  of that  series  will be  allocated  to the  related  class or classes of Senior
Support  Certificates  of that series until the Certificate  Principal  Balance of the related
Senior Support  Certificates  has been reduced to zero, as and to the extent  described in the final term sheet for those  classes of  certificates.  The  principal  portion of these losses on  Discount  Mortgage  Loans in any loan group will be  allocated  to the  related  Class A-P
Certificates in an amount equal to their related Discount  Fraction,  and the remainder of the losses  on those  Discount  Mortgage  Loans  will be  allocated  among the  remaining  related certificates of that series on a pro rata basis;  provided,  however,  that all or any portion of such losses otherwise  allocable to any class or classes Super Senior  Certificates of that series will be allocated  to the related  class or classes  Senior  Support  Certificates,  as described in the preceding sentence

    An  allocation  of a  Realized  Loss on a "pro rata  basis"  among two or more  classes of certificates  of any series or any  certificate  group  means an  allocation  to each of those classes of certificates on the basis of its then  outstanding  Certificate  Principal  Balance prior to giving effect to  distributions to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage  loans, or based on the Accrued  Certificate  Interest  thereon  payable  from the related  loan group in respect of that  distribution  date in the case of an allocation of the interest  portion of a
Realized Loss on the related  mortgage  loans;  provided that in determining  the  Certificate
Principal Balance of Accrual  Certificates,  if any, for the purpose of allocating any portion of a  Realized  Loss to  those  certificates,  the  Certificate  Principal  Balance  of  those certificates shall be deemed to be the lesser of:

               the original Certificate Principal Balance of those certificates, and the Certificate  Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

In the  case of a series  with  common  subordination,  the pro rata  allocation  of  Realized
Losses  to the  related  class  of  Class M  Certificates  and  Class B  Certificates  will be determined on the basis of the related Subordinate Percentage.

    In order to  maximize  the  likelihood  of  distribution  in full of the  Senior  Interest
Distribution  Amounts,   Class  A-P  Principal   Distribution  Amounts  and  Senior  Principal
Distribution  Amounts in each case for each loan group, on each distribution  date, holders of the related Senior  Certificates of each series have a right to  distributions  of the related
Available  Distribution  Amount  that is prior to the  rights of the  holders  of the  related
Class M  Certificates  and Class B  Certificates  of that series,  to the extent  necessary to satisfy the related Senior  Interest  Distribution  Amount,  Class A-P Principal  Distribution
Amount and Senior  Principal  Distribution  Amount in each case,  with  respect to the related loan group.  Similarly,  holders of the  related  Class M  Certificates  of each series have a right to distributions  of the related  Available  Distribution  Amount prior to the rights of holders of the  related  Class B  Certificates  and  holders  of any class of related  Class M
Certificates  with a lower payment priority.  In addition,  holders of a class of Super Senior
Certificates,  if any, will have a right, on each  distribution date occurring on or after the related Credit Support Depletion Date, to that portion of the related  Available  Distribution
Amount otherwise allocable to the related Senior Support  Certificates,  if any, to the extent necessary to satisfy the Accrued  Certificate  Interest on such Super Senior  Certificates and the related Super Senior Optimal Principal Distribution Amount.

    The  application  of the  related  Senior  Accelerated  Distribution  Percentage  for each series,  when it exceeds  the related  Senior  Percentage,  to  determine  the related  Senior
Principal  Distribution  Amount  for that  series  will  accelerate  the  amortization  of the related Senior  Certificates  of that series,  other than the Class A-P  Certificates,  in the aggregate  relative to the actual  amortization  of the  mortgage  loans in the  related  loan group.  The related  Class A-P  Certificates  for each  series will not receive  more than the
Discount  Fraction of any unscheduled  payment  relating to a Discount  Mortgage Loan included in the  related  loan  group.  To the extent  that the  related  Senior  Certificates  for any series in the aggregate,  other than the related Class A-P Certificates,  are amortized faster than the  mortgage  loans in the related  loan group,  in the absence of  offsetting  Realized
Losses  allocated  to the  related  Class M  Certificates  and  Class B  Certificates  of that series, the percentage  interest  evidenced by those related Senior  Certificates in that loan group will be  decreased,  with a  corresponding  increase in the  interest in that loan group evidenced by the Class M  Certificates  and the Class B Certificates  of that series,  thereby increasing,  relative to their respective  Certificate  Principal Balances,  the subordination afforded  those  Senior  Certificates  by the  related  Class M  Certificates  and the Class B
Certificates  of that loan group  collectively.  In addition,  if losses on the mortgage loans in the related loan group exceed the amounts  described  in this term sheet  supplement  under
"--Principal  Distributions  on the  Senior  Certificates,"  a greater  percentage  of full and partial  mortgagor  prepayments  will be allocated to the related Senior  Certificates of that series in the aggregate,  other than the related Class A-P Certificates,  than would otherwise be the case, thereby  accelerating the amortization of those Senior  Certificates  relative to the related Class M  Certificates  and Class B Certificates  of that series.  In the case of a series with common  subordination,  prior to the  occurrence of the Credit  Support  Depletion
Date but after the  reduction  of the  Certificate  Principal  Balances of the related  Senior
Certificates to zero, the remaining  related Senior  Certificates will be entitled to receive, in  addition  to any  mortgagor  prepayments  related to such  certificates'  respective  loan group,  100% of the mortgagor  prepayments on the mortgage loans in the loan groups related to the Senior  Certificates  that have been  reduced to zero,  subject to certain  conditions  as described under "--Principal  Distributions on the Senior  Certificates,"  thereby accelerating the  amortization  of such Senior  Certificates  relative to the Class M-1,  Class M-2,  Class
M-3, Class B-1, Class B-2 and Class B-3 Certificates.

    The priority of payments,  including  principal  prepayments  on the mortgage loans in the related loan group,  among the Class M Certificates of that series,  as described in this term sheet  supplement,  also has the effect  during some  periods,  in the  absence of losses,  of decreasing  the  percentage  interest  evidenced by any class of related Class M  Certificates with a higher payment  priority,  thereby  increasing,  relative to its Certificate  Principal
Balance,  the subordination  afforded to that class of the related Class M Certificates by the related  Class B  Certificates  and any  class of Class M  Certificates  with a lower  payment priority of that series.

    The Special  Hazard Amount for each loan group of any series will be an amount  acceptable
to  each  rating  agency  rating  any  certificates  of  that  series.   As  of  any  date  of
determination  following  the cut-off  date for any series,  the Special  Hazard  Amount shall equal the  initial  amount  for that  series  less the sum of any  amounts  allocated  through subordination  relating to Special  Hazard  Losses.  In addition,  the Special  Hazard  Amount will be further  reduced  from time to time to an amount,  if lower,  that is not less than 1%
of the outstanding principal balance of the mortgage loans.

    The Fraud Loss  Amount for each loan group of any series will be an amount  acceptable  to each rating  agency  rating any  certificates  of that series.  The Fraud Loss Amount shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling  and  servicing  agreement.  After the first five years after the  closing  date,  the
Fraud Loss Amount will be zero.

    The  Bankruptcy  Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any  certificates  of that series.  As of any date of  determination prior to the first  anniversary  of the cut-off date for that series,  the  Bankruptcy  Amount will  equal the  initial  amount for that loan  group  less the sum of any  amounts  allocated through  subordination  for such  losses up to such date of  determination.  As of any date of determination  on or after the first  anniversary  of the  cut-off  date for any  series,  the
Bankruptcy  Amount for each loan group will  equal the  excess,  if any,  of (1) the lesser of
(a) the  Bankruptcy  Amount for that loan group as of the business day next preceding the most recent  anniversary  of the cut-off  date for that series and (b) an amount  calculated  under the terms of the pooling and  servicing  agreement,  which amount as  calculated  will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group  allocated  solely to any Class M Certificates or Class
B Certificates of that series through subordination since that anniversary.

    Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be applicable in connection  with a Bankruptcy  Loss so long as the master  servicer has notified the trustee in writing that:

               the  master  servicer  is  diligently  pursuing  any  remedies  that  may  exist in connection with the  representations  and warranties made regarding the related mortgage loan; and

               either:

               the  related  mortgage  loan is not in  default  with  regard to  payments  due thereunder; or

               delinquent  payments of principal and interest under the related  mortgage loan and any premiums on any applicable  standard  hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

    The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the related base prospectus under "Subordination."

    Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any
series,  the  related  financial   guaranty  insurance  policy,   subject  to  any  applicable
limitations  set forth  therein,  will  cover  the  interest  and  principal  portions  of all
Realized  Losses on the mortgage loans included in the trust  established  for that series and allocated  thereto.  If such payments are not required to be made under the related  financial guaranty  insurance  policy or are not made as required under the policy for any series,  such
Realized  Losses  allocated  to the Insured  Certificates  of that series will be borne by the holders of such certificates.

ADVANCES

    Prior to each  distribution  date,  the master  servicer is  required to make  Advances of payments  which were due on the  mortgage  loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

    These Advances are required to be made on mortgage  loans  included the trust  established for any series  only to the extent they are deemed by the master  servicer  to be  recoverable from related late collections,  Insurance Proceeds,  Liquidation Proceeds or amounts otherwise payable to the holders of the related  Class B  Certificates  or Class M  Certificates  in the
case of a series with  separate  subordination,  and the Class B or the Class M  Certificates,
in the case of a  series  with  common  subordination.  Recoverability  is  determined  in the
context  of  existing  outstanding   arrearages,   the  current  loan-to-value  ratio  and  an
assessment  of the fair  market  value of the  related  mortgaged  property.  The  purpose  of making  these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  losses.  The master  servicer  will not be required to make any Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage  loans  due to Debt  Service  Reductions  or the  application  of the  Relief  Act or similar  legislation  or  regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling  and  servicing  agreement  for any series will  constitute  an event of default  thereunder,  in which case the trustee,  as successor master servicer,  will be obligated to make any Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

    All Advances on mortgage  loans included in the trust  established  for any series will be reimbursable  to  the  master  servicer  on a  first  priority  basis  from  either  (a)  late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance  that  remains  unreimbursed  in whole or in part  following  the final  liquidation  of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the  related  Class  B  Certificates  or  Class M
Certificates in the case of a series with separate  subordination,  and the Class B or Class M
Certificates,  in the case of a series with common subordination;  provided, however, that any
Advances that were made with respect to  delinquencies  which ultimately were determined to be
Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary
Losses are  reimbursable to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group prior to  distributions  on any of the related  certificates and the amount of those losses will be allocated as described in this term sheet supplement.

    The effect of these  provisions on any class of the Class M Certificates  of any series is that, with respect to any Advance which remains  unreimbursed  following the final liquidation of the related  mortgage  loan, the entire amount of the  reimbursement  for that Advance will be borne  first by the  holders of the related  Class B  Certificates  or any class of related
Class M Certificates in the case of a series with separate  subordination,  and of the Class B
Certificates  or any  class of Class M  Certificates,  in the  case of a  series  with  common subordination  having  a lower  payment  priority  to the  extent  that the  reimbursement  is covered by amounts otherwise  distributable to those classes,  and then by the holders of that class of Class M Certificates  of that series,  except as provided above, to the extent of the amounts otherwise  distributable to them. In addition,  if the Certificate  Principal Balances of the Class M  Certificates  and Class B  Certificates  of any  series  have been  reduced to zero, any Advances  related to any loan group  previously  made which are deemed by the master
servicer  to  be  nonrecoverable  from  related  late  collections,   Insurance  Proceeds  and
Liquidation  Proceeds  may be  reimbursed  to the  master  servicer  out of any  funds  in the
Custodial  Account in respect of the  related  loan  group with  respect to the  related  loan group prior to distributions on the Senior Certificates of that series.

    The pooling and servicing  agreement for any series will provide that the master  servicer may enter into a facility with any person which  provides  that such person,  or the advancing person,  may directly or indirectly  fund Advances and/or  Servicing  Advances on the mortgage loans  included in the trust  established  for that  series,  although no such  facility  will reduce or otherwise  affect the master  servicer's  obligation to fund these  Advances  and/or
Servicing  Advances.  No facility  will require the consent of any  certificateholders  or the trustee.  Any  Advances  and/or  Servicing  Advances  made by an  advancing  person  would  be
reimbursed   to  the   advancing   person  under  the  same   provisions   pursuant  to  which
reimbursements  would be made to the master  servicer  if those  advances  were  funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

RESIDUAL INTERESTS

    Holders of the Class R  Certificates  will be entitled to receive any  residual  cash flow from the mortgage  pool,  which is not expected to be  significant.  The Class R  Certificates will not be entitled to any payments  other than their  nominal  principal  amount and accrued interest on that  amount  unless the  aggregate  amount  received  by the issuing  entity with
respect  to  the  mortgage   loans  exceeds  the  aggregate   amount   payable  to  the  other
Certificateholders,  which is  highly  unlikely.  A holder  of Class R  Certificates  will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be retained  by the  Depositor  or  transferred  to any of its  affiliates,  subsidiaries  of the sponsor or any other party.

                         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The  yield to  maturity  on each  class of  offered  certificates  of any  series  will be primarily affected by the following factors:

    the rate and timing of  principal  payments  on the  mortgage  loans in the  related  loan group,  including prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

    the allocation of principal payments among the various classes of offered  certificates of that series;

    realized  losses and interest  shortfalls on the mortgage  loans in the related loan group included in the trust established for that series;

    the pass-through rate on the offered certificates of that series;

    to the extent provided in any final term sheet for a class of  certificates,  with respect to  any  class  of  certificates  intended  to  be  the  beneficiary  of a  yield  maintenance agreement, payments, if any, made pursuant to such yield maintenance agreement;

    with respect to any class of Insured Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy; and

    the purchase price paid for the offered certificates of that series.

    For  additional  considerations  relating to the yields on the offered  certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

PREPAYMENT CONSIDERATIONS

    The yields to maturity  and the  aggregate  amount of  distributions  on each class of the offered  certificates  will be  affected by the rate and timing of  principal  payments on the mortgage  loans in the  related  loan  group,  as  applicable.  The  yields  may be  adversely affected by a higher or lower than  anticipated  rate of  principal  payments on the  mortgage loans in the related  loan group.  The rate of principal  payments on the mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage loans, the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

    The  timing of changes  in the rate of  prepayments,  liquidations  and  purchases  of the mortgage  loans in the related  loan group may  significantly  affect the yield to an investor in that series of  certificates,  even if the average rate of principal  payments  experienced
over  time  is  consistent  with  an  investor's   expectation.   In  addition,  the  rate  of
prepayments  of the mortgage loans  included in the trust  established  for any series and the yields  to  investors  on  the  related  certificates  of  that  series  may  be  affected  by refinancing  programs,  which may include  general or  targeted  solicitations,  as  described under  "Maturity and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement  and in the related base prospectus  under "Yield  Considerations"  and "Maturity and  Prepayment  Considerations",  no
assurance  can be given as to the rate or the  timing of  principal  payments  on the  offered certificates of any series.

    The mortgage loans may be prepaid by the mortgagors at any time; provided,  however,  that the  mortgage  loans  may  impose  a  prepayment  charge  for  partial  prepayments  and  full prepayments,  which may have a substantial  effect on the rate of prepayment of those mortgage loans.  See  "Description  of the  Mortgage  Pool--General"  in  this  term  sheet  supplement.
Unless  otherwise  specified  in the final term  sheet,  the  prepayment  charges  will not be available for distribution on the offered certificates.

    Some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible that prepayment charges  and late fees may not be  collected  even on  mortgage  loans  that  provide  for the payment of these charges.  In any case,  these amounts will not be available for  distribution
on  the  offered   certificates.   See   "Certain   Legal   Aspects  of  Mortgage   Loans  and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

    Prepayments,  liquidations  and  purchases  of the  mortgage  loans  included in the trust established  for  that  series  will  result  in  distributions  to  holders  of  the  offered certificates  of that series of principal  amounts which would  otherwise be distributed  over
the  remaining  terms  of  the  mortgage  loans  in  the  related  pool.   Factors   affecting
prepayment,  including  defaults  and  liquidations,  of  mortgage  loans  include  changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net  equity  in the mortgaged  properties,  changes  in the value of the  mortgaged  properties,  mortgage  market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates  fell  significantly  below  the  mortgage  rates  on the  mortgage  loans,  the rate of
prepayments,   including  refinancings,   would  be  expected  to  increase.   Conversely,  if
prevailing  mortgage rates rose significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

    The rate of  defaults  on the  mortgage  loans  will also  affect  the rate and  timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected to occur with  greater  frequency  in their early  years.  As a result of the program criteria and underwriting  standards  applicable to the mortgage loans, the mortgage loans may experience rates of delinquency,  foreclosure,  bankruptcy and loss that are higher than those experienced  by mortgage  loans that satisfy the  standards  applied by Fannie Mae and Freddie
Mac first  mortgage  loan  purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential  Funding Mortgage
Securities  I, Inc.  For  example,  the rate of default on mortgage  loans that are secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be  provided  or  verified,  mortgage  loans  made to  borrowers  with high  debt-to-income ratios,  and  mortgage  loans  with high LTV  ratios,  may be higher  than for other  types of mortgage  loans.  See  "Description  of the  Mortgage  Pool--The  Program"  in this term  sheet supplement.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are  located.  The risk of  delinquencies and loss is greater and prepayments  are less likely in regions where a weak or  deteriorating economy  exists,  as may be evidenced  by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

    Most of the  mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer, as the case may be, to enforce any  due-on-sale  clause to the extent it has  knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted  by  applicable  law,  except  that any  enforcement  action  that  would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

    The yields to maturity on the offered  certificates  of any series will be affected by the
allocation  of  principal  payments  among  the  offered  certificates.   As  described  under
"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates"  and
"--Principal  Distributions on the Class M Certificates" in this term sheet supplement,  during specified  periods all or a  disproportionately  large percentage of principal  prepayments on the mortgage loans included in the trust  established  for that series will be allocated among the related  Senior  Certificates,  other than the Interest  Only  Certificates  and Class A-P
Certificates,  of that  series  and during  specified  periods no  principal  prepayments  or, relative to the  related  pro rata share,  a  disproportionately  small  portion of  principal prepayments on the mortgage loans  included in the trust  established  for that series will be distributed  to each  class of Class M  Certificates  in the  case of a series  with  separate
subordination,   and  the  Class  M  Certificates,  in  the  case  of  a  series  with  common subordination.  In addition to the  foregoing,  if on any  distribution  date,  the loss level established  for the  Class  M-2  Certificates  or Class  M-3  Certificates  of any  series is exceeded and a class of Class M Certificates  of that series having a higher payment  priority is then  outstanding  with a Certificate  Principal  Balance  greater than zero, the Class M-2
Certificates or Class M-3  Certificates  of that series,  as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

    Some of the mortgage  loans included in the trust  established  for any series may require the related borrowers to make monthly payments of accrued interest,  but not principal,  for a certain  period  following  origination.  During this period,  the payment made by the related borrower  will be less than it would be if the  mortgage  loan  amortized.  In  addition,  the mortgage  loan  balance  will not be reduced by the  principal  portion of  scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the related certificates  of that series from these  mortgage  loans  during  their  interest  only period except in the case of a prepayment.

    In the case of mortgage  loans with an initial  interest  only  period,  after the initial interest only period,  the scheduled  monthly  payment on these  mortgage loans will increase, which may  result  in  increased  delinquencies  by the  related  borrowers,  particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition,  losses may be  greater  on these  mortgage  loans as a result  of the  mortgage  loan not  amortizing during the early years of these mortgage loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate the amount can be significant.

    Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage marketplace.  The  performance  of these mortgage  loans may be  significantly  different than mortgage  loans that fully  amortize.  In  particular,  there may be a higher  expectation  by these  borrowers of  refinancing  their mortgage loans with a new mortgage loan, in particular one with an initial interest only period,  which may result in higher  prepayment  speeds than would  otherwise  be the case.  In  addition,  the  failure  to build  equity  in the  related mortgaged  property  by the  related  mortgagor  may affect  the  delinquency  and  prepayment experience of these mortgage loans.

    Senior Certificates:  The Senior  Certificates,  other than the Class A-P Certificates and
Interest Only Certificates,  are entitled to receive  distributions in accordance with various
priorities   for  payment  of  principal   as   described  in  this  term  sheet   supplement.
Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the  mortgage  pool.
The timing of  commencement  of  principal  distributions  and the weighted  average  lives of certificates  with a later  priority of payment will be affected by the rates of prepayment of the  mortgage  loans both before and after the  commencement  of  principal  distributions  on those classes.  Holders of any class of Senior  Certificates  with a longer  weighted  average life bear a greater risk of loss than holders of Senior  Certificates  with a shorter weighted average  life  because the  Certificate  Principal  Balances of the Class M  Certificates  and
Class B Certificates could be reduced to zero before the Senior Certificates are retired.

    Sequentially Paying Certificates:  The Senior Certificates,  other than the Principal Only
Certificates  and  Variable  Strip  Certificates,  are  entitled to receive  distributions  in accordance  with various  priorities for payment of principal.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of prepayment of the  mortgage  loans early in the life of the mortgage  pool.  The timing of  commencement  of principal  distributions  and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the commencement of principal distributions on those classes.

    Accretion  Directed  Certificates  and  Accrual  Certificates:   Prior  to  the  Accretion
Termination  Date for any class of any  series,  any class or  classes of  Accretion  Directed
Certificates  of that  series,  as and to the extent  described  in the final term sheet for a class of certificates,  will receive as monthly  principal  distributions  the related Accrual
Distribution  Amount.  Prior to the  Accretion  Termination  Date for any class of any series, interest  shortfalls  on the mortgage  loans in the related loan group  allocated to any class or  classes  of Accrual  Certificates  of that  series  will  reduce  the amount  added to the
Certificate  Principal Balance of those certificates  relating to interest accrued thereon and will result in a corresponding  reduction of the amount available for  distributions  relating
to  principal  on  the  related   class  or  classes  of  Accretion   Directed   Certificates.
Furthermore,  because  these  interest  shortfalls  will result in the  Certificate  Principal
Balance of any class or classes of Accrual  Certificates  being less than they would otherwise be, the amount of interest  that will accrue in the future on those Accrual  Certificates  and be  available  for  distributions  relating to  principal  on the related  class or classes of
Accretion Directed  Certificates will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

    In  addition,   investors  in  any  Accrual   Certificates  and  any  Accretion   Directed
Certificates should be aware that the applicable  Accretion  Termination Date may be later, or earlier,  than otherwise  assumed.  As a result,  the applicable  Accretion  Termination  Date could be different from that assumed at the time of purchase.

    Because  any  Accrual  Certificates  are not  entitled  to receive  any  distributions  of interest until the  occurrence of the Accretion  Termination  Date,  those  certificates  will likely  experience  greater  price and  yield  volatility  than  would  mortgage  pass-through certificates  that are otherwise  similar but which are entitled to current  distributions  of interest.  Investors  should consider  whether this volatility is suitable to their investment needs.

    Companion  Certificates:  Investors in any Companion  Certificates of any series should be aware  that the  stabilization  provided  by that  class  of  Companion  Certificates  for any related planned  principal,  scheduled  principal or targeted principal classes of that series is sensitive to the rate of mortgagor  prepayments  on the mortgage  loans in the related loan group, and the Certificate  Principal Balance of any Companion  Certificates may be reduced to zero significantly earlier than anticipated.

    Any  Companion  Certificates  of any  series  will  generally  receive  monthly  principal distributions from amounts included in the related Senior Principal  Distribution  Amount only after  distribution of amounts  sufficient to reduce the Certificate  Principal Balance of the related planned  principal,  scheduled  principal or targeted principal classes of that series to the  planned,  scheduled  and/or  targeted  amount,  as  applicable.  Due to the  companion nature of any Companion  Certificates,  these  certificates  will likely  experience price and yield  volatility.  Investors  should  consider  whether such  volatility is suitable to their investment needs.

    Component  Certificates:  A class of Component  Certificates  of any series may consist of components with different  principal and interest payment  characteristics.  As each component of a class of  Component  Certificates  may be  identified  as falling into one or more of the categories  described  above  in  "Description  of the  Certificates-General",  that  class of
Component  Certificates  may bear the special yield and  prepayment  considerations  and price and yield  volatility  associated with the categories of  certificates  described in this term sheet  supplement  to the  extent  of each  applicable  component.  Investors  in a  class  of
Component  Certificates should consider whether such considerations and volatility  associated with any component of that class is suitable to their investment needs.

    Insured Certificates:  IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY
CLASS  OF  INSURED  CERTIFICATES  SHOULD  BE  AWARE  THAT  THOSE  CERTIFICATES  MAY  NOT BE AN
APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

    Investors  in any class of Random Lot  Insured  Certificates  of any series also should be aware that  distributions  of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC  according to a random lot  procedure.  Due to this random lot  procedure, there can be no assurance that on any  distribution  date, any holder of a class of Random Lot
Insured   Certificates   will  receive  a  principal   distribution.   Thus,   the  timing  of
distributions  in  reduction  of  the  Certificate  Principal  Balance  with  respect  to  any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an  investor,  is highly  uncertain  and may be  earlier or later than the date that may be desired by that certificateholder.

    For  these  reasons,  any  class  of  Random  Lot  Insured  Certificates  would  not be an appropriate  investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The timing of those  distributions  may have a significant  effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

    Furthermore,  investors  in the Insured  Certificates  of any series  should be aware that because that class of Insured  Certificates  may have a later priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of Senior
Certificates  of that series,  and in this case,  the effect on the market value of that class of Insured  Certificates  of changes in market  interest  rates or market  yields for  similar securities  would be  greater  than would be the  effect of such  changes on other  classes of that  series or Senior  Certificates  of that  series  entitled  to  principal  distributions.
Furthermore,  this  later  payment  priority  would  make any  class of  Insured  Certificates particularly  sensitive  to the rate and  timing  of  principal  prepayments  on the  mortgage loans.  If prepayments  on the mortgage  loans in the related  mortgage pool occur at a higher rate than anticipated,  the weighted average life of any class of Insured  Certificates may be shortened.  Conversely,  if  prepayments  on the mortgage  loans in the related  mortgage pool occur at a lower rate than  anticipated,  the  weighted  average  life of any class of Insured
Certificates may be extended.

    Lockout  Certificates:  Investors  in any  class of  Lockout  Certificates  of any  series should be aware that,  unless the Credit Support  Depletion Date  applicable to that class has occurred,  that class of Lockout  Certificates  may not be expected  to receive  distributions of  principal  prepayments  on the  mortgage  loans in the related  loan group for a period of time and may not be expected  to receive  distributions  of  scheduled  principal  payments on these  mortgage  loans  for a period  of time.  In  addition,  after  the  expiration  of this initial  period for any class of Lockout  Certificates  for any series,  that class of Lockout
Certificates  will receive a  distribution  of principal  prepayments on the mortgage loans in the related  loan group that is smaller  than that  class's pro rata share and will  receive a distribution  of scheduled  principal  payments on the related  mortgage loans that is smaller than that class's pro rata share,  unless the  Certificate  Principal  Balances of the related
Senior  Certificates of that series,  other than any related Lockout  Certificates and related
Class A-P Certificates,  have been reduced to zero.  Consequently,  the weighted average lives of any class of Lockout  Certificates  of any series  will be longer than would  otherwise  be the case.  The effect on the market value of any class of Lockout  Certificates  of any series of changes in market  interest rates or market yields for similar  securities  will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

    PAC  Certificates:  Any class of PAC  Certificates of any series will have been structured so that  principal  distributions  will be made in certain  specified  amounts,  assuming that prepayments  on the  mortgage  loans in the related  loan group occur each month at a constant level within the applicable PAC targeted range, and based on other assumptions.

    There can be no assurance that funds available for  distribution of principal on any class of PAC  Certificates  will result in the Certificate  Principal  Balance thereof  equaling the planned  principal  balance for any  distribution  date. To the extent that prepayments on the mortgage  loans in the related loan group occur at a level below the  applicable  PAC targeted range,  the funds available for principal  distributions  on any class of PAC  Certificates on each  distribution  date may be  insufficient  to reduce  the  Certificate  Principal  Balance thereof to the planned  principal  balance for that distribution date and the weighted average lives of the PAC  Certificates  may be extended.  Conversely,  to the extent that  prepayments on the  mortgage  loans in the related  loan group occur at a level above the  applicable  PAC targeted range,  after the amounts of any related Companion  Certificates have been reduced to zero, the Certificate  Principal  Balance of any class of PAC Certificates may be reduced.  In addition,  the  averaging  of high and low  mortgagor  prepayment  rates,  even if the average
prepayment  level  is  within  the  applicable  PAC  targeted  range,   will  not  ensure  the
distributions  on any  class  of  PAC  Certificates  of an  amount  that  will  result  in the
Certificate   Principal  Balance  thereof  equaling  its  planned  principal  balance  on  any distribution  date because the balance of the related  Senior  Principal  Distribution  Amount for  that  series  remaining  after  distribution  on any  class of PAC  Certificates  will be distributed  on each  distribution  date and therefore  will not be available  for  subsequent distributions on any class of PAC Certificates.

    Investors  in any  class  of PAC  Certificates  should  be aware  that  the  stabilization provided by any Companion  Certificates is sensitive to the rate of the mortgagor  prepayments on the mortgage loans in the related loan group,  and that the Certificate  Principal  Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

    Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series  will have been  structured  so that  principal  distributions  will be made in certain designated  amounts,  assuming  that  prepayments  on the  mortgage  loans in the related loan group  occur  each  month  at a  certain  assumed  rate or  rates,  and  based  on some  other assumptions.

    There can be no assurance that funds available for  distribution of principal on any class of Scheduled Principal  Certificates will result in the Certificate  Principal Balance thereof equaling  the  scheduled  principal  balance  for any  distribution  date.  To the extent that prepayments  on the  mortgage  loans in the related loan group occur at a level below the rate or rates assumed in developing the schedule,  the funds available for principal  distributions
on  any  class  of  Scheduled  Principal   Certificates  on  each  distribution  date  may  be
insufficient to reduce the Certificate  Principal  Balance thereof to the scheduled  principal balance for that distribution  date and the weighted average lives of the Scheduled  Principal
Certificates  may be  extended.  Conversely,  to the extent that  prepayments  on the mortgage loans  in the  related  loan  group  occur at a level  above  the  rate or  rates  assumed  in developing the schedule,  after the amounts of any related  Companion  Certificates  have been reduced  to zero,  the  Certificate  Principal  Balance  of any class of  Scheduled  Principal
Certificates  may  be  reduced.  In  addition,   the  averaging  of  high  and  low  mortgagor
prepayment  rates,  even if the average  prepayment  level is at the rate or rates  assumed in developing  the  schedule,  will not  ensure  the  distributions  on any  class  of  Scheduled
Principal  Certificates  of an amount that will result in the  Certificate  Principal  Balance thereof  equaling  its  scheduled  principal  balance on any  distribution  date  because  the balance of the related Senior  Principal  Distribution  Amount for that series remaining after distribution  on any class of Scheduled  Principal  Certificates  will be  distributed on each distribution  date and therefore  will not be available for  subsequent  distributions  on any class of Scheduled Principal Certificates.

    Investors  in any class of  Scheduled  Principal  Certificates  should  be aware  that the stabilization  provided  by  any  Companion  Certificates  is  sensitive  to the  rate  of the mortgagor  prepayments  on the  mortgage  loans  in the  related  loan  group,  and  that  the
Certificate  Principal  Balance  of  any  Companion   Certificates  may  be  reduced  to  zero
significantly earlier than anticipated.

    TAC  Certificates:  Any class of TAC  Certificates of any series will have been structured so that  principal  distributions  will be made in certain  specified  amounts,  assuming that prepayments  on the  mortgage  loans  in the  related  loan  group  occur  each  month  at the specified  constant  level and assumed in  developing  the targeted  principal  balances,  and based on certain other assumptions.

    There can be no assurance that funds available for  distribution of principal on any class of TAC  Certificates  will result in the Certificate  Principal  Balance thereof  equaling its targeted  principal  balance for any distribution  date. To the extent that prepayments on the mortgage  loans in the  related  loan group  occur at a level  below the  designated  constant level,  the funds available for principal  distributions  on any class of TAC  Certificates on each  distribution  date may be  insufficient  to reduce  the  Certificate  Principal  Balance thereof  to its  targeted  principal  balance  for that  distribution  date  and the  weighted average lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level above the  designated  constant level, after the Certificate  Principal Balance of any Companion  Certificate has been reduced to zero, the Certificate  Principal  Balance of any class of TAC  Certificates  may be reduced below its  targeted  principal  balance and the  weighted  average  lives of that class may be reduced.

    Investors  in any  class  of TAC  Certificates  should  be aware  that  the  stabilization provided by any class of Companion  Certificates  is  sensitive  to the rate of the  mortgagor prepayments on the related mortgage loans, and that the Certificate  Principal  Balance of any
class  of  Companion   Certificates  may  be  reduced  to  zero  significantly   earlier  than
anticipated.

    Certificates with  Subordination  Features:  After the Certificate  Principal  Balances of
the Class B Certificates  in the case of a series with separate  subordination  or the Class B
Certificates  in the case of a series with  common  subordination  have been  reduced to zero, the yield to maturity on the class of Class M  Certificates  of that series with a Certificate
Principal  Balance  greater  than zero with the  lowest  payment  priority  will be  extremely sensitive to losses on the mortgage  loans included in the trust  established  for that series and the  timing of those  losses  because  the  entire  amount of losses  that are  covered by subordination  will be allocated to that class of related Class M Certificates  in the case of a series with separate  subordination,  or the Class M Certificates  and Class B Certificates,
in  the  case  of  a  series  with  common  subordination.  See  "-Class  M-2  and  Class  M-3
Certificate Yield  Considerations"  below.  After the Credit Support Depletion Date, the yield to maturity of the Senior Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans,  and the timing  thereof,  because the entire  amount of losses that would be otherwise  allocable to a class of Super Senior  Certificates will be allocated to the related
Senior Support  Certificates,  as and to the extent described in any final term sheet for that series.  Furthermore,  because  principal  distributions  are paid to some  classes  of Senior
Certificates  and Class M  Certificates  before  other  classes,  holders of classes  having a later  priority of payment  bear a greater  risk of losses than  holders of classes  having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

    The  yields  to  maturity  and  the  aggregate  amount  of  distributions  on the  offered certificates  will be  affected  by the timing of  mortgagor  defaults  resulting  in Realized
Losses on the related  mortgage  loans.  The timing of Realized  Losses on the mortgage  loans
and  the  allocation  of  Realized   Losses  to  the  related   offered   certificates   could
significantly  affect the yield to an  investor  in the  offered  certificates.  In  addition,
Realized   Losses  on  the  mortgage  loans  may  affect  the  market  value  of  the  offered certificates, even if these losses are not allocated to the offered certificates.

    After the  Certificate  Principal  Balances of the  related  Class B  Certificates  of any series  are  reduced  to  zero,  the  yield  to  maturity  on the  class  of  related  Class M
Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority will be extremely  sensitive to losses on the mortgage  loans in the  related  loan  group for that  series  and the  timing of those  losses  because  certain amounts of losses that are covered by  subordination  will be allocated to that class of Class
M  Certificates.  See  "--Class  M-2 and Class M-3  Certificate  Yield  Considerations"  below.
Furthermore,  because principal  distributions are paid to some classes of Senior Certificates and Class M Certificates  of any series before some other  classes,  holders of classes having a later  priority  of payment  bear a greater  risk of losses than  holders of classes  having earlier priority for distribution of principal.

    Investors  in the Senior  Certificates  of a series  with common  subordination  should be aware that because the Class M  Certificates and Class B  Certificates  represent interests in all loan groups, the Certificate  Principal  Balances of the Class M  Certificates and Class B
Certificates  could be reduced to zero as a result of a  disproportionate  amount of  Realized
Losses on the  mortgage  loans in one or more loan  groups.  Therefore,  notwithstanding  that
Realized  Losses on the  mortgage  loans in a loan group may only be  allocated to the related
Senior  Certificates,  the allocation to the Class M  Certificates and Class B Certificates of
Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such Senior  Certificates  by the Class M  Certificates  and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

    As described under "Description of the  Certificates--Allocation of Losses;  Subordination"
and  "--Advances,"  amounts  otherwise  distributable  to holders of one or more classes of the
Class M  Certificates  of any  series may be made  available  to  protect  the  holders of the related  Senior  Certificates  and holders of any related Class M  Certificates  with a higher payment priority of that series against  interruptions in distributions  due to some mortgagor delinquencies  on the mortgage  loans in the related loan group,  to the extent not covered by
Advances.  These  delinquencies  may affect the yields to  investors  on those  classes of the
Class M Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of  distributions by the holders of those classes of Class M Certificates.  Similarly,  if the
Certificate  Principal  Balances  of the Class M  Certificates  and Class B  Certificates  are
reduced to zero,  delinquencies  on the  mortgage  loans to the extent not covered by Advances will affect the yield to  investors on the Senior  Support  Certificates  more than  otherwise anticipated  because  the  amount  of any  shortfall  resulting  from such  delinquencies  and otherwise  attributable to a class of Super Senior  Certificates  will be borne by the related
Senior  Support  Certificates  to the  extent  those  certificates  are  then  outstanding  as described in this term sheet  supplement.  Furthermore,  the Class A-P Certificates will share in the  principal  portion of Realized  Losses on the  mortgage  loans only to the extent that they are  incurred  with  respect  to  Discount  Mortgage  Loans and only to the extent of the related  Discount  Fraction of those losses.  Thus, after the related Class B Certificates and
Class M  Certificates  in the case of a series  with  separate  subordination,  or the Class M
Certificates and Class B Certificates,  in the case of a series with common  subordination are retired  or in the  case  of  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
Bankruptcy Losses and Extraordinary  Losses, the related Senior  Certificates,  other than the
related  Class  A-P  Certificates,   may  be  affected  to  a  greater  extent  by  losses  on
Non-Discount  Mortgage Loans in the related loan group than losses on Discount  Mortgage Loans in the related loan group.  In  addition,  a higher than  expected  rate of  delinquencies  or losses will also affect the rate of  principal  payments on one or more classes of the Class M
Certificates  of any  series  if it delays  the  scheduled  reduction  of the  related  Senior
Accelerated  Distribution  Percentage for that series or affects the allocation of prepayments among the related Class M Certificates and Class B Certificates of that series.

    The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  with respect to the related loan group for that series to the extent not covered by  subordination  or the master  servicer,  or,  solely with  respect to any  Insured  Certificates  of that  series,  by the  related  policy and any applicable  reserve  fund as  described  in any  applicable  final term sheet for that series, including  Prepayment  Interest  Shortfalls  and,  in the case of each  class  of the  Class M
Certificates  of that series,  the interest  portions of Realized Losses  allocated  solely to that  class of  certificates.  These  shortfalls  will not be  offset  by a  reduction  in the servicing fees payable to the master  servicer or otherwise,  except as described in this term sheet supplement with respect to Prepayment Interest  Shortfalls.  See "Yield  Considerations"
in the related base prospectus and  "Description of the  Certificates--Interest  Distributions"
in this term sheet  supplement for a discussion of the effect of principal  prepayments on the mortgage  loans on the yield to maturity  of the related  offered  certificates  and  possible shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans included in the trust  established  for any series  allocable to the Insured  Certificates  of that series will be covered by the related policy and any  applicable  reserve fund, as and to the extent described in any final term sheet for that series.

    The yields to  investors  in the  offered  certificates  will be  affected  by  Prepayment
Interest  Shortfalls  allocable  thereto in the month preceding any  distribution  date to the extent  that those  shortfalls  exceed  the amount  offset by the  master  servicer  or,  with respect to the Insured  Certificates,  by the policy and the Reserve  Fund.  See  "Description of the Certificates--Interest Distributions" in this term sheet supplement.  .

    The  recording  of  mortgages  in the name of MERS is a  relatively  new  practice  in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when  necessary  and  appropriate,  public  recording  officers and others in the mortgage  industry,  however,  may have limited,  if any,  experience  with lenders seeking to foreclose mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and
additional  costs  in  commencing,   prosecuting  and  completing   foreclosure   proceedings,
defending  litigation  commenced  by third  parties and  conducting  foreclosure  sales of the mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included  in the trust  established  for any  series  could in turn delay the distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS(R)System, it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System  and to  arrange  for the  assignment  of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the  outstanding  class or classes of certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest payment  priorities.
For  additional  information  regarding  the  recording  of  mortgages in the name of MERS see
"Description of the Mortgage  Pool--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

PASS-THROUGH RATES

    The yields to maturity on the offered  certificates will be affected by their pass-through rates.  Because the mortgage  rates on the mortgage  loans and the  pass-through  rates on the offered  certificates,  other  than  the  Adjustable  Rate  Certificates  and  Variable  Strip
Certificates,  are  fixed,  these  rates  will not  change in  response  to  changes in market interest  rates.  The  pass-through  rate on the Variable Strip  Certificates  is based on the weighted  average of the pool strip rates on the mortgage  loans in the related loan group and these  pool  strip  rates will not change in  response  to changes in market  interest  rates.
Accordingly,  if market interest rates or market yields for securities  similar to the offered certificates  were to rise,  the market value of the offered  certificates  may  decline.  The pass-through  rate on the Adjustable  Rate  Certificates  is based on the applicable  interest rate  index set forth in any final term  sheet for that  class of  certificates.  Accordingly, the yields to investors on such  certificates,  if any, will be sensitive to  fluctuations  in the  applicable  interest  rate  index.  The  Pass-Through  Rates on some  classes  of offered certificates  may be based on, or subject to a cap equal to, the  weighted  average of the Net
Mortgage  Rates of the  related  mortgage  loans.  Consequently,  the  prepayment  of mortgage loans with higher mortgage rates may result in a lower  Pass-Through  Rate on those classes of offered certificates.

PURCHASE PRICE

    In addition,  the yield to maturity on each class of the offered  certificates will depend on,  among other  things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The  extent  to  which  the  yield  to  maturity  of an  offered certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster  than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of  purchase.  Conversely,  if a class  of  offered  certificates  is purchased  at a discount  and  principal  distributions  thereon  occur at a rate  slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated at the time of purchase.

ASSUMED FINAL DISTRIBUTION DATE

    The  assumed  final   distribution  date  with  respect  to  each  class  of  the  offered certificates  will be specified in the final term sheet for a class of  certificates or in the pooling  and  servicing  agreement  for  that  series.  No  event of  default,  change  in the priorities for  distribution  among the various classes or other  provisions under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates  on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

    Weighted  average life refers to the average amount of time that will elapse from the date of  issuance  of a  security  to the  date of  distribution  to the  investor  of each  dollar distributed  in  reduction  of principal  of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which principal of the  mortgage  loans  in the  related  loan  group  is  paid,  which  may be in the form of scheduled amortization, prepayments or liquidations.

    Prepayments on mortgage loans are commonly measured  relative to a prepayment  standard or model. For example,  CPR,  represents a constant rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of mortgage loans.  CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment  of any pool of mortgage  loans,  including  the  mortgage  loans in this  mortgage pool.  In addition,  it is very  unlikely  that the  mortgage  loans will prepay at a constant level of CPR until  maturity or that all of the  mortgage  loans will prepay at the same level of CPR.  Moreover,  the  diverse  remaining  terms  to  maturity  and  mortgage  rates  of the mortgage loans could produce slower or faster  principal  distributions  than indicated at the various constant  percentages of CPR, even if the weighted average  remaining term to maturity and weighted  average  mortgage  rate of the  mortgage  loans are as assumed.  Any  difference between  the  assumptions  and the actual  characteristics  and  performance  of the  mortgage loans,  or actual  prepayment  or loss  experience,  will  affect the  percentages  of initial
Certificate  Principal  Balances  outstanding  over time and the weighted average lives of the classes of offered certificates.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

    The  yields  to  investors  on the  Adjustable  Rate  Certificates  will be  sensitive  to fluctuations in the level of the applicable  interest rate index.  The  pass-through  rates on the  Floater  Certificates  will  vary  with  the  applicable  interest  rate  index  and  the pass-through  rates  on  the  Inverse  Floater  Certificates  will  vary  inversely  with  the applicable  interest rate index.  The pass-through  rates on the Adjustable Rate  Certificates are subject to maximum and minimum  pass-through  rates,  and are  therefore  limited  despite changes in the applicable interest rate index in some  circumstances.  Changes in the level of the  applicable  interest  rate index may not correlate  with changes in  prevailing  mortgage interest  rates or changes in other  indices.  It is possible that lower  prevailing  mortgage interest  rates,  which  might be  expected  to  result  in faster  prepayments,  could  occur concurrently  with an increased  level of the  applicable  interest  rate index.  Investors in the  Adjustable  Rate  Certificates  should  also fully  consider  the effect on the yields on those certificates of changes in the level of the applicable interest rate index.

    The yields to investors on the Inverse  Floater  Certificates  that are also Interest Only
Certificates will be extremely  sensitive to the rate and timing of principal  payments on the mortgage loans,  including  prepayments,  defaults and liquidations,  which rate may fluctuate significantly  over time. A faster than  expected  rate of principal  payments on the mortgage loans will have an  adverse  effect on the yields to such  investors  and could  result in the failure  of  investors  in the  Inverse  Floater  Certificates  that  are also  Interest  Only
Certificates to fully recover their initial investments.

    Because the rate of distribution of principal on the  certificates  will be related to the actual  amortization,  including  prepayments,  of the  mortgage  loans,  which  will  include mortgage  loans that have  remaining  terms to  maturity  shorter or longer  than  assumed and mortgage  rates  higher  or  lower  than  assumed,  the  pre-tax  yields  to  maturity  on the
Adjustable  Rate  Certificates  are likely to differ from those assumed in any model,  even if all the mortgage loans prepay at the constant  percentages  of the  prepayment  assumption and the  level  of the  applicable  interest  rate  index  specified,  and  the  weighted  average remaining  term to maturity and the weighted  average  mortgage rate of the mortgage loans are as  assumed.  Any  differences  between the  assumptions  and the actual  characteristics  and performance  of the  mortgage  loans  and of the  certificates  may  result  in  yields  being different from those assumed.

    In  addition,  it is highly  unlikely  that the  mortgage  loans will prepay at a constant percentage of the prepayment  assumption  until maturity,  that all of the mortgage loans will prepay at the same rate, or that the level of the  applicable  interest rate index will remain constant.  The timing of  changes  in the rate of  prepayments  may  significantly  affect the actual  yield to maturity to an investor,  even if the average  rate of principal  prepayments is  consistent  with an  investor's  expectation.  In  general,  the  earlier  the  payment of principal of the mortgage  loans,  the greater the effect on an investor's  yield to maturity.
As a result,  the effect on an investor's yield of principal  prepayments  occurring at a rate higher or lower than the rate  anticipated  by the  investor  during  the  period  immediately following the issuance of the  certificates  will not be equally  offset by a subsequent  like reduction or increase in the rate of principal prepayments.

    There can be no assurance  that the  mortgage  loans will prepay at any  particular  rate.
Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage loans could produce slower or faster  principal  distributions  than  indicated at various  constant percentages  of a  prepayment  assumption,  even if the  weighted  average  remaining  term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated rates  of  prepayment  under  a  variety  of  scenarios.  Investors  in  the  Inverse  Floater
Certificates  that are also Interest Only  Certificates  should fully consider the risk that a rapid  rate of  prepayments  on the  mortgage  loans  could  result  in the  failure  of those investors to fully recover their investments.

    For  additional  considerations  relating  to the yields on the  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

    Because the Principal Only  Certificates,  including the Class A-P  Certificates,  will be purchased  at a  discount,  the  pre-tax  yield on the  Principal  Only  Certificates  will be adversely  affected by slower than  expected  payments of  principal,  including  prepayments, defaults,  liquidations  and purchases of mortgage  loans due to a breach of a  representation and  warranty on the  Discount  Mortgage  Loans in the  related  loan group in the case of the
Class A-P  Certificates,  and on all of the  mortgage  loans in the related  loan group in the case of any other class of Principal Only Certificates.

    The pre-tax  yields to  maturity on the  Interest  Only  Certificates  of a series will be extremely  sensitive  to both the timing of receipt of  prepayments  and the  overall  rate of principal  prepayments  and defaults on the  Non-Discount  Mortgage  Loans in the related loan group in the case of the Class A-V  Certificates  of that  series,  and with respect to all of the mortgage  loans in the related loan group in the case of any other class of Interest  Only
Certificates,  which rate may  fluctuate  significantly  over time.  Investors in the Interest
Only Certificates,  including the Class A-V Certificates,  should fully consider the risk that a rapid rate of  prepayments  on the mortgage  loans in the related loan group could result in the failure of those investors to fully recover their investments.

    A lower than  anticipated  rate of principal  prepayments  on the Discount  Mortgage Loans will have a material  adverse  effect on the pre-tax  yield to  maturity of the related  Class
A-P  Certificates.  The rate and timing of  principal  prepayments  on the  Discount  Mortgage
Loans may differ from the rate and timing of principal  prepayments  on the mortgage  loans in the related loan group.  In addition,  because the Discount  Mortgage  Loans have Net Mortgage
Rates that are lower than the Net Mortgage  Rates of the  Non-Discount  Mortgage  Loans in the
related loan group,  and because  mortgage  loans with lower Net Mortgage  Rates are likely to have lower  mortgage  rates,  the  Discount  Mortgage  Loans are  likely to prepay  under most circumstances  at a lower  rate  than the  Non-Discount  Mortgage  Loans in the  related  loan group.  In  addition,  holders of the Class A-V  Certificates  in most  cases  have  rights to relatively  larger  portions of interest  payments on mortgage loans in the related loan group with higher mortgage rates;  thus, the yield on the Class A-V Certificates  will be materially adversely  affected to a greater extent than on the other offered  certificates in the related
Certificate  Group if the mortgage loans in the related loan group with higher  mortgage rates prepay  faster than the mortgage  loans with lower  mortgage  rates.  Because  mortgage  loans having higher pool strip rates usually have higher  mortgage  rates,  these mortgage loans are more likely to be prepaid under most  circumstances  than are mortgage loans having lower pool strip rates.

    There can be no assurance  that the  mortgage  loans will prepay at any  particular  rate.
Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the preceding table at the various  constant  percentages  of the  prepayment  assumption  specified,  even if the weighted  average  remaining  term to  maturity  and  weighted  average  mortgage  rate of the mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment under a variety of scenarios.
Investors in the Interest  Only  Certificates,  including the Class A-V  Certificates,  should fully  consider  the  risk  that a rapid  rate of  prepayments  on the  mortgage  loans in the related  loan group could  result in the failure of those  investors  to fully  recover  their investments.

    For  additional  considerations  relating  to the yields on the  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

    If the aggregate  Certificate  Principal Balance of the Class B Certificates,  in the case of a series with common  subordination,  or any group of Class B Certificates,  in the case of a series with separate  subordination,  is reduced to zero, the yield to maturity on the Class
M-3  Certificates or the related Class M-3  Certificates in the case of a series with separate subordination  will become extremely  sensitive to losses on the mortgage loans in the related loan group and the timing of those  losses  that are  covered by  subordination,  because  the entire amount of those losses will be allocated to the Class M-3  Certificates  or the related
Class M-3 Certificates, in the case of a series with separate subordination.

    If the Certificate  Principal Balances of the Class B Certificates,  or any group of Class
B  Certificates,  in  the  case  of a  series  with  separate  subordination,  and  Class  M-3
Certificates,  or the related  Class M-3  Certificates,  in the case of a series with separate
subordination,   have  been  reduced  to  zero,  the  yield  to  maturity  on  the  Class  M-2
Certificates,  or the related  Class M-2  Certificates,  in the case of a series with separate subordination,  will become  extremely  sensitive to Realized  Losses on the related  mortgage loans in the related  loan group and the timing of those  Realized  Losses that are covered by subordination,  because the entire  amount of those  Realized  Losses will be allocated to the
Class M-2 Certificates,  or the related Class M-2  Certificates,  in the case of a series with separate subordination.

    Investors  should also consider the possibility  that aggregate losses incurred may not in fact be materially  reduced by higher  prepayment  speeds  because  mortgage  loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid.

    There can be no assurance that the mortgage loans  included in the trust  established  for that series will prepay at any  particular  rate or that  Realized  Losses will be incurred at any particular level.

    Investors are urged to make their investment  decisions based on their  determinations  as to  anticipated  rates of  prepayment  and  Realized  Losses  under a  variety  of  scenarios.
Investors in the Class M-2  Certificates  and  particularly  in the Class M-3  Certificates of any series should fully  consider the risk that Realized  Losses on the mortgage  loans in the related  loan group could  result in the failure of those  investors  to fully  recover  their investments.  For additional  considerations  relating to the yields on the certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The  after-tax  rate of return on the  Residual  Certificates  of any series will  reflect their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period.  In  addition,  holders of Residual  Certificates  of any series may have tax
liabilities  with  respect  to  their  Residual   Certificates  the  present  value  of  which
substantially  exceeds  the  present  value of  distributions  payable  thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series may be negative or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual
Certificates  of any series will  depend on,  among  other  things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

    The  Residual  Certificateholders  of any  series  are  encouraged  to  consult  their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in connection  with the purchase of the  Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and  "Material  Federal  Income  Tax  Consequences"  in  the  related  base prospectus.

                               POOLING AND SERVICING AGREEMENT

GENERAL

    The  certificates  for each  series  will be  issued  under a series  supplement  for that series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of March 1, 2006,  together  referred  to as the  pooling  and servicing  agreement,  among the  depositor,  the master  servicer,  and  Deutsche  Bank Trust
Company  Americas,  as  trustee.  Reference  is  made  to  the  related  base  prospectus  for
important   information  in  addition  to  that  described  herein  regarding  the  terms  and conditions  of the pooling and  servicing  agreement  and the  offered  certificates  for each series.  The offered  certificates of any series will be transferable  and  exchangeable at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The depositor  will  provide a  prospective  or actual  certificateholder  of any  series  without charge, on written request, a copy, without exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,
Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

    Under  the  pooling  and  servicing  agreement  of  any  series,   transfers  of  Residual
Certificates  of that series are  prohibited to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as  described  in the  pooling and servicing  agreement for that series.  See "Material  Federal Income Tax Consequences" in this term sheet  supplement  and "Material  Federal  Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC  Residual  Certificates--Tax  and  Restrictions  on Transfers of REMIC Residual
Certificates to Certain  Organizations" and "--Noneconomic REMIC Residual  Certificates" in the
related  base  prospectus.  In addition to the  circumstances  described  in the related  base prospectus,  the depositor may terminate the trustee for any series for cause under  specified circumstances.  See "The  Pooling and  Servicing  Agreement--The  Trustee" in the related  base prospectus.

CUSTODIAL ARRANGEMENTS

    The trustee will be directed to appoint  Wells Fargo Bank,  N.A., to serve as custodian of the mortgage  loans.  The custodian is not an affiliate of the depositor,  the master servicer or the sponsor.  No servicer will have custodial  responsibility  for the mortgage loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages, assignments  and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian  has access to these  vaults.  A shelving  and filing  system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

THE MASTER SERVICER AND SUBSERVICERS

    Master Servicer.  The master servicer, an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

    o   receiving funds from subservicers;
    o   reconciling servicing activity with respect to the mortgage loans;
    o   calculating remittance amounts to certificateholders;
    o   sending remittances to the trustee for distributions to certificateholders;
    o   investor and tax reporting;
    o   coordinating loan repurchases;
    o   oversight of all servicing activity, including subservicers;
    o   following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
    o   approval of loss mitigation strategies;
    o   management and liquidation of mortgaged  properties acquired by foreclosure or deed in lieu of foreclosure; and
    o   providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

    The master servicer may, from time to time,  outsource certain of its servicing functions, such as  foreclosure  management,  although any such  outsourcing  will not relieve the master servicer  of any of its  responsibilities  or  liabilities  under the  pooling  and  servicing agreement.

    For a general  description  of the master  servicer and its  activities,  see "Sponsor and
Master Servicer" in this term sheet  supplement.  For a general  description of material terms relating to the master  servicer's  removal or  replacement,  see "The  Pooling and  Servicing
Agreement--Rights Upon Event of Default" in the related base prospectus.

    Subservicer  Responsibilities.  Subservicers  are generally  responsible for the following duties:

    o   communicating with borrowers;
    o   sending monthly remittance statements to borrowers;
    o   collecting payments from borrowers;
    o   recommending  a loss  mitigation  strategy for borrowers  who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
    o   accurate  and  timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly  installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
    o   accurate and timely accounting and  administration of escrow and impound accounts,  if applicable;
    o   accurate and timely reporting of negative amortization amounts, if any;
    o   paying escrows for borrowers, if applicable;
    o   calculating and reporting payoffs and liquidations;
    o   maintaining an individual file for each loan; and
    o   maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

    Homecomings  Financial  Network,  Inc.  The  subservicing  agreement  between  the  Master
Servicer  and  Homecomings  provides  that  Homecomings  will  provide  all  of  the  services described in the  preceding  paragraph.  Homecomings  is a Delaware  corporation  and has been servicing mortgage loans secured by first liens on one-to four-family  residential  properties since  1996.  Homecomings  was  incorporated  as  a  wholly-owned  subsidiary  of  Residential
Funding  Corporation in 1995 to service and originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in
1999  Homecomings  acquired  Capstead  Inc.  to focus on  servicing  prime  loans  such as the mortgage  loans  described  herein.  After  Capstead  Inc. was  acquired,  Homecomings'  total servicing  portfolio  was 164,000  loans with an  aggregate  principal  balance of $25 billion with 20% being  subprime.  The three  servicing  locations were  integrated onto one servicing system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have  been  integrated  into  Homecomings'  servicing  operations.  Approximately  85%  of the mortgage loans currently  master serviced by Residential  Funding  Corporation are subserviced
by  Homecomings.   As  of  December  31,  2005,  Homecomings  serviced  approximately  782,000 mortgage  loans  with an  aggregate  principal  balance  of  approximately  $104  billion.  In
addition  to  servicing   mortgage  loans  secured  by  first  liens  on  one-to-four   family
residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect  credit
histories,   and  subprime  mortgage  loans.   Homecomings  also  performs  special  servicing
functions  where the  servicing  responsibilities  with respect to delinquent  mortgage  loans that  have  been  serviced  by third  parties  is  transferred  to  Homecomings.  Homecomings'
servicing  activities  have  included  the  activities  specified  above  under  "--Subservicer responsibilities".

    Homecomings may, from time to time, outsource certain of its subservicing functions,  such
as  contacting  delinquent  borrowers,   property  tax  administration  and  hazard  insurance
administration,  although  any such  outsourcing  will not relieve  Homecomings  of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any subservicer to subservice  10% or more of the  mortgage  loans,  or any  subservicer  performs  the  types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

    The following table sets forth the aggregate  principal  amount of mortgage loans serviced by  Homecomings  for the past five years and for the three months  ended March 31,  2006.  The percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.
_______________________________
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime
    Mortgage Loans secured by junior liens are included under First Lien Mortgage
    Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

                                            Homecomings Servicing Portfolio
First Lien Mortgage Loans
Volume by Principal Balance                                   2001               2002               2003                2004                2005             Three Months Ended 3/31/06

Prime Mortgages(1)                                        $25,532,458,680  $27,343,774,000     $29,954,139,212    $31,943,811,060      $44,570,851,126               $49,891,968,825

Non-Prime Mortgages(2)                                    $17,039,860,699  $27,384,763,000     $39,586,900,679    $44,918,413,591      $52,102,835,214               $53,398,985,646

Total                                                     $42,572,319,379  $54,728,537,000     $69,541,039,891    $76,862,224,651    $ 96,673,686,340               $103,290,954,471

Prime Mortgages(1)                                                59.97%              49.96%             43.07%              41.56%              46.10%                       48.30%

Non-Prime Mortgages(2)                                            40.03%              50.04%             56.93%              58.44%              53.90%                      51.70%

Total                                                            100.00%             100.00%            100.00%             100.00%             100.00%                     100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                               (6.30)%               7.09%              9.55%               6.64%              39.53%                            -

Non-Prime Mortgages(2)                                            56.49%              60.71%             44.56%              13.47%              15.99%                            -

Total                                                             11.62%              28.55%             27.07%              10.53%              25.78%                            -
Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Principal Balance                                     2001               2002                2003               2004                2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                       $  8,024,136,313    $  7,627,424,000   $  7,402,626,296    $  7,569,300,685   $  7,442,264,087             $8,808,218,189

                                                                                                                                                                                 -
Non-Prime Mortgages(2)                                                  -                   -                  -                   -                  -

Total                                                    $  8,024,136,313    $  7,627,424,000   $  7,402,626,296    $  7,569,300,685   $  7,442,264,087             $8,808,218,189

Prime Mortgages(1)                                                  100.00%            100.00%             100.00%            100.00%             100.00%                  100.00%

Non-Prime Mortgages(2)                                                0.00%              0.00%               0.00%              0.00%               0.00%                   0.00%

Total                                                               100.00%            100.00%             100.00%            100.00%             100.00%                 100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                      N/A           (4.94)%            (2.95)%                2.25%             (1.68)%                        -

Non-Prime Mortgages(2)                                                  N/A            -                  -                         -                   -                        -

Total                                                                   N/A           (4.94)%            (2.95)%                2.25%             (1.68)%                        -

First Lien Mortgage Loans
============================================================================================================================
Volume by Number of Loans                                       2001               2002                2003               2004                2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                              133,632             125,209            143,645             150,297            187,773                      204,389

Non-Prime Mortgages(2)                                          168,185             257,077            341,190             373,473            394,776                      397,515

Total                                                           301,817             382,286            484,835             523,770            582,549                      601,904

Prime Mortgages(1)                                                44.28%              32.75%             29.63%              28.70%             32.23%                       33.96%

Non-Prime Mortgages(2)                                            55.72%              67.25%             70.37%              71.30%             67.77%                       66.04%

Total                                                            100.00%             100.00%            100.00%             100.00%            100.00%                      100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                  (9.85)%           (6.30)%            14.72%                 4.63%              24.93%                        -

Non-Prime Mortgages(2)                                               38.47%           52.85%             32.72%                 9.46%               5.70%                        -

Total                                                                11.91%           26.66%             26.83%                 8.03%              11.22%                        -

Junior Lien Mortgage Loans
----------------------------------------------------------------------------------------------------------------------------
Volume by Number of Loans                                        2001                2002               2003                2004               2005           Three Months Ended 3/31/06

Prime Mortgages(1)                                                228,946            217,031             211,585            210,778             199,600                     225,163

Non-Prime Mortgages(2)                                                  -                  -                   -                  -                   -                           -

Total                                                             228,946            217,031             211,585            210,778             199,600                     225,163

Prime Mortgages(1)                                                   100.00%            100.00%             100.00%            100.00%             100.00%                     100.00%

Non-Prime Mortgages(2)                                                 0.00%               0.00%              0.00%               0.00%              0.00%                     0.00%

Total                                                                100.00%             100.00%            100.00%             100.00%            100.00%                   100.00%

Percentage Change from Prior Year(3)

Prime Mortgages(1)                                                       N/A           (5.20)%             (2.51)%              (0.38)%            (5.30)%                        -

Non-Prime Mortgages(2)                                                   N/A            -                   -                         -                  -                        -

Total Based on Average Number of Loans                                   N/A           (5.20)%             (2.51)%              (0.38)%            (5.30)%                        -

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The  servicing  fees for each  mortgage  loan are payable out of the interest  payments on that  mortgage  loan.  The  servicing  fees relating to each mortgage loan will be a per annum percentage  of the  outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of  certificates.  The  servicing  fees consist of (a)  servicing fees  payable to the master  servicer in respect of its master  servicing  activities  and (b)
subservicing  and  other  related  compensation  payable  to the  subservicer,  including  any payment due to prepayment  charges on the related  mortgage loans and such  compensation  paid to the  master  servicer  as the direct  servicer  of a  mortgage  loan for which  there is no subservicer.

    The  primary  compensation  to be paid to the master  servicer  for its  master  servicing activities  will be its  servicing  fee equal to a per  annum  percentage  of the  outstanding principal  balance of each  mortgage  loan.  As described in the related  base  prospectus,  a subservicer  is entitled to servicing  compensation  in a minimum  amount equal to a per annum percentage  of the  outstanding  principal  balance of each  mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but may not be  increased.  See "The Pooling and Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the related base prospectus for information  regarding  other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

    The  following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans,  prior to payments of interest and  principal to the  certificateholders, except as may otherwise be set forth in any final term sheet for any series:

         --------------------------- ----------------------------------- -----------------------
                DESCRIPTION                        AMOUNT                   RECEIVING PARTY
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Master Servicer Fee         0.03%  or 0.08%  per  annum of the  Master Servicer
                                     principal    balance    of    each
                                     mortgage  loan,  depending  on the
                                     type of mortgage loan
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Subservicer Fee             0.25% per  annum of the  principal  Subservicers
                                     balance  of  each   mortgage  loan
                                     serviced by a subservicer
         --------------------------- ----------------------------------- -----------------------

In addition,  the master  servicer or any applicable  subservicer may recover from payments on the  mortgage  loans or withdraw  from the  Custodial  Account the amount of any  Advances and
Servicing  Advances  previously made,  interest and investment  income,  foreclosure  profits, indemnification  payments  payable  under the pooling  and  servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

    On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or
Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series.  The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement
via the trustee's internet website.  See also "Pooling and Servicing Agreement     Reports
to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

    There are actions  specified in the related base  prospectus  that may be taken by holders of certificates  of any series  evidencing a specified  percentage of all undivided  interests in the related  trust and may be taken by holders of  certificates  entitled in the  aggregate to that  percentage of the voting  rights.  All voting rights for any series will be allocated among  all  holders  of the  certificates  of that  series as  described  in the  pooling  and servicing  agreement for that series.  The pooling and servicing  agreement for any series may be amended  without the consent of the holders of the Residual  Certificates of that series in specified circumstances.

    Notwithstanding  the  foregoing,  so  long as  there  does  not  exist  a  failure  by the
Certificate  Insurer to make a required payment under any financial  guaranty insurance policy related to any class of Insured  Certificates for any series,  the Certificates  Insurer shall have the right to  exercise  all rights of the  holders of the  Insured  Certificates  of that series  under the  related  pooling  and  servicing  agreement  without  any  consent  of such holders,  and such holders may  exercise  such rights only with the prior  written  consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

    The  circumstances  under  which the  obligations  created by the  pooling  and  servicing agreement for any series will terminate  relating to the offered  certificates  of that series are  described  under  "The  Pooling  and  Servicing  Agreement --Termination;  Retirement  of
Certificates" in the related base prospectus.

    With respect to any series with separate subordination,  the master servicer will have the option,  on any  distribution  date on which the  aggregate  Stated  Principal  Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group as of the cut-off date after  deducting  payments of  principal  due during the month of the  cut-off  date,  either to purchase  all  remaining mortgage  loans in that loan  group and other  assets in the trust  related  thereto,  thereby effecting early  retirement of the related  certificates  or to purchase,  in whole but not in part, the related certificates.

    With respect to any series with common subordination,  Residential Funding or its designee will have the  option,  on any  distribution  date on which  the  aggregate  Stated  Principal
Balance of the mortgage loans is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans and other assets in the trust related  thereto,  thereby  effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

    Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price  equal  to the sum of (a)  100% of the  unpaid  principal  balance  of each mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair  market  value is less than such unpaid  principal  balance,  net of any unreimbursed  Advance  attributable  to  principal,  as of the  date of  repurchase  plus  (b)
accrued  interest  thereon at the Net Mortgage  Rate to, but not  including,  the first day of the month in which the repurchase price is distributed.  The optional  termination  price paid by the master  servicer  will also  include  certain  amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

    Distributions  on the  certificates  relating to any  optional  termination  will be paid, first, to the related Senior  Certificates,  second,  to the related Class M Certificates,  in the case of a series with separate  subordination,  or the Class M  Certificates,  in the case of a series with common  subordination,  in the order of their payment priority and, third, to the related  Class B  Certificates,  in the case of a series with separate  subordination,  or the Class B  Certificates,  in the case of a series with common  subordination.  The  proceeds of any such  distribution  may not be sufficient  to distribute  the full amount to each class of  certificates  of that  series if the  purchase  price is based in part on the fair  market value of the  underlying  mortgaged  property  and the fair market  value is less than 100% of the  unpaid  principal  balance  of the  related  mortgage  loan.  Any  such  purchase  of the certificates  will be made at a price  equal to 100% of their  Certificate  Principal  Balance plus, except with respect to the related Principal Only  Certificates,  the sum of the Accrued
Certificate  Interest thereon,  or with respect to the related Interest Only Certificates,  on their  Notional  Amounts,  for  the  immediately  preceding  Interest  Accrual  Period  at the then-applicable  pass-through  rate and any previously  unpaid Accrued  Certificate  Interest.
Promptly  after the purchase of such  certificates  of any series,  the master  servicer shall terminate  the trust for that series in accordance  with the terms of the related  pooling and servicing agreement.

    Upon  presentation  and  surrender  of the offered  certificates  in  connection  with the
termination  of  the  trust  or  a  purchase  of   certificates   for  any  series  under  the
circumstances  described  in  the  two  preceding  paragraphs,  the  holders  of  the  offered certificates  of that series will be  entitled to receive an amount  equal to the  Certificate
Principal  Balance  of  that  class  plus  Accrued   Certificate   Interest  thereon  for  the
immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate, or, with  respect  to the  related  Interest  Only  Certificates,  interest  for  the  immediately preceding  Interest  Accrual Period on their  Notional  Amounts,  plus any  previously  unpaid
Accrued  Certificate   Interest.   However,  any  Prepayment  Interest  Shortfalls  previously
allocated  to  the  certificates  of  that  series  will  not  be  reimbursed.   In  addition,
distributions to the holders of the most  subordinate  class of related  certificates,  in the case of a series with separate  subordination,  or most subordinate class of certificates,  in the case of a series with  common  subordination,  outstanding  with a  Certificate  Principal
Balance  greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination  of the trust for that  series  resulting  from a purchase of all the assets of that trust.

THE TRUSTEE

    The trustee under the pooling and servicing  agreement (as described below), is a national banking association.

    Unless an event of default has occurred and is continuing  under the pooling and servicing agreement,  the trustee  will perform  only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and  servicing  agreement,  the trustee is required to exercise such of the rights and powers  vested in it by the  pooling and  servicing  agreement,  such as either  acting as the master  servicer or appointing a successor  master  servicer,  and use the same degree of care and  skill  in  their  exercise  as a  prudent  investor  would  exercise  or  use  under  the
circumstances   in  the  conduct  of  such   investor's   own  affairs.   Subject  to  certain
qualifications  specified in the pooling and servicing  agreement,  the trustee will be liable for  its own  negligent  action,  its  own  negligent  failure  to act  and  its  own  willful misconduct for actions.

    The  trustee's  duties and  responsibilities  under the  pooling and  servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the
direction  of  the  master  servicer,   providing  certificateholders  and  applicable  rating
agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default under the pooling and  servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

    The master servicer will pay to the trustee  reasonable  compensation for its services and reimburse  the  trustee  for all  reasonable  expenses  incurred  or made  by the  trustee  in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses  and  expenses  incurred  without negligence  or willful  misconduct  on the trustee's  part arising out of the  acceptance  and administration of the trust.

    The trustee may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

    Any costs  associated  with  removing  and  replacing a trustee will be paid by the master servicer.

                                      LEGAL PROCEEDINGS

    There are no material pending legal or other  proceedings  involving the mortgage loans or
Residential Funding Corporation,  as sponsor and master servicer,  Residential Accredit Loans,
Inc. as depositor,  the trust as the issuing  entity,  or Homecomings,  as subservicer,  that, individually or in the aggregate,  would have a material  adverse impact on investors in these certificates.

    Residential  Funding and  Homecomings are currently  parties to various legal  proceedings arising from time to time in the ordinary  course of their  businesses,  some of which purport to be  class  actions.  Based  on  information  currently  available,  it is  the  opinion  of
Residential  Funding and Homecomings that the eventual outcome of any currently  pending legal proceeding,  individually  or in the  aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations in relation to the mortgage  loans.  No assurance, however,  can be given that the final  outcome of these  legal  proceedings,  if  unfavorable, either  individually  or in the  aggregate,  would  not  have a  material  adverse  impact  on
Residential  Funding or Homecomings.  Any such unfavorable  outcome could adversely affect the ability of Residential  Funding  Corporation  or  Homecomings to perform its servicing  duties with respect to the mortgage  loans and  potentially  lead to the  replacement  of Residential
Funding or Homecomings with a successor servicer.

                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the certificates,  Orrick, Herrington & Sutcliffe LLP, counsel to the depositor,  will  render  an  opinion  to  the  effect  that,  assuming  compliance  with  all provisions  of the pooling and  servicing  agreement,  for federal  income tax  purposes,  the trust,  exclusive  of a yield  maintenance  agreement,  if any,  will  qualify  as one or more
REMICs under the Internal Revenue Code.

        For federal income tax purposes:

           the Class R Certificates  collectively  will represent  ownership of the sole class of "residual interests" in each of the REMICs; and

           each class of offered  certificates  and the Class B  Certificates  will  represent ownership of "regular  interests" in a REMIC, will generally be treated as debt instruments of that REMIC and may also represent the right to receive  payments from a reserve fund, if applicable,  and payments  under the yield  maintenance agreement.
        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

    For federal income tax purposes,  the offered  certificates  may be treated as having been issued  with  original  issue  discount.  The  prepayment  assumption  that  will  be  used in determining  the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes will be based on the assumption  that,  subsequent to the date of any  determination  the  mortgage  loans  will  prepay at a rate  equal to 100% of the prepayment  assumption  used to price the  offered  certificates.  No  representation  is made that the  mortgage  loans  will  prepay at that rate or at any other  rate.  The use of a zero prepayment  assumption  may be required  in  calculating  the  amortization  of  premium.  See
"Material Federal Income Tax  Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the related base prospectus.

    The Internal  Revenue  Service,  or IRS, has issued  original issue  discount  regulations under  sections  1271 to 1275 of the Internal  Revenue Code that address the treatment of debt instruments  issued with original issue discount.  The OID  regulations  suggest that original issue  discount  with  respect  to  securities  similar  to the  Class A-V  Certificates  that represent multiple  uncertificated REMIC regular interests,  in which ownership interests will be issued  simultaneously  to the same buyer,  should be computed on an aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount with respect to the uncertificated  regular  interests  represented by the Class A-V Certificates will be reported to the IRS and the  certificateholders  on an  aggregate  method  based  on a  single  overall constant  yield and the  prepayment  assumption  stated  above,  treating  all  uncertificated regular interests as a single debt instrument as described in the OID regulations.

    If the  method for  computing  original  issue  discount  described  in the  related  base prospectus  results in a negative  amount for any period with respect to a  certificateholder, the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be  permitted  to offset  that  negative  amount only  against  future original issue discount, if any, attributable to those certificates.

    In some  circumstances  the OID  regulations  permit  the holder of a debt  instrument  to recognize  original  issue  discount under a method that differs from that used by the issuing entity.  Accordingly,  it is possible that the holder of a  certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal Revenue Service, or
IRS.

    Certain classes of offered  certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of one of those  classes of  certificates will be treated as holding a  certificate  with  amortizable  bond  premium will depend on the certificateholder's  purchase  price  and  the  distributions  remaining  to be  made  on  the certificate  at the  time  of its  acquisition  by the  certificateholder.  Holders  of  those
classes  of  certificates  are  encouraged  to  consult  their  tax  advisors   regarding  the
possibility  of making an election to amortize such  premium.  See  "Material  Federal  Income
Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular  Certificates" and "--Premium" in
the related base prospectus.

    The IRS proposed  regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular  interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC regular  interests  providing  for a delay  between  record and payment  dates,  such that the period  over which OID accrues  coincides  with the period over which the holder's right to interest payment accrues under the governing  contract  provisions rather than over the period  between  distribution  dates.  If the  proposed  regulations  are adopted in the same form as  proposed,  taxpayers  would be required to accrue  interest  from the issue date to the first record date,  but would not be required to accrue  interest  after the last record date.  The proposed  regulations  are limited to REMIC regular  interests with delayed  payment for periods of fewer than 32 days. The proposed  regulations  are proposed to apply  to any  REMIC  regular  interest  issued  after  the  date the  final  regulations  are published in the Federal  Register.  The proposed  regulations  provide  automatic consent for the holder of a REMIC regular  interest to change its method of  accounting  for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and, thus,  does not affect REMIC regular  interests issued before the date the final  regulations are published in the Federal Register.

    The IRS issued a notice of  proposed  rulemaking  on the  timing of income and  deductions attributable  to  interest-only  regular  interests  in a REMIC on August  24,  2004.  In this notice,  the IRS and Treasury  requested comments on whether to adopt special rules for taxing regular  interests  in a REMIC that are entitled  only to a specified  portion of the interest in respect of one or more mortgage  loans held by the REMIC,  or REMIC IOs,  high-yield  REMIC regular  interests,  and  apparent  negative-yield  instruments.  The  IRS and  Treasury  also requested  comments on different methods for taxing the foregoing  instruments,  including the possible  recognition of negative  amounts of OID, the  formulation of special  guidelines for the  application  of Code Section 166 to REMIC IOs and similar  instruments,  and the adoption of a new alternative method applicable to REMIC IOs and similar  instruments.  It is uncertain whether the IRS actually will propose any  regulations  as a consequence  of the  solicitation of comments and when any resulting new rules would be effective.

    The offered certificates will be treated as assets described in Section  7701(a)(19)(C) of the  Internal  Revenue  Code and  "real  estate  assets"  under  Section  856(c)(4)(A)  of the
Internal  Revenue Code generally in the same  proportion that the assets of the trust would be so treated.  In  addition,  interest on the offered  certificates,  exclusive  of any interest payable to a  certificate  related to a yield  maintenance  agreement,  if any,  in respect of amounts received  pursuant to such yield maintenance  agreement,  will be treated as "interest on  obligations  secured by mortgages on real  property"  under  Section  856(c)(3)(B)  of the
Internal  Revenue Code  generally to the extent that the offered  certificates  are treated as
"real estate assets" under Section  856(c)(4)(A) of the Internal Revenue Code.  Moreover,  the
offered  certificates,  other than the Residual Certificates and, in the case of a certificate related  to  a  yield  maintenance  agreement,  if  any,  exclusive  of  the  portion  thereof representing  the right to receive  payments  from  amounts  received  pursuant  to such yield
maintenance   agreement,   will  be  "qualified  mortgages"  within  the  meaning  of  Section
860G(a)(3)  of the Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in
offered   certificates  that  will  be  generally  treated  as  assets  described  in  Section
860G(a)(3)  of the Internal  Revenue Code should note that,  notwithstanding  that  treatment, any  repurchase  of a certificate  pursuant to the right of the master  servicer to repurchase the offered  certificates may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving rise to a Prohibited  Transaction  Tax.
See "The  Pooling  and  Servicing  Agreement--Termination"  in this term sheet  supplement  and
"Material  Federal Income Tax  Consequences--REMICs-- Characterization  of Investments in REMIC
Certificates" in the related base prospectus.

SPECIAL  TAX  CONSIDERATIONS  APPLICABLE  TO  CERTIFICATES  RELATED  TO ANY YIELD  MAINTENANCE
AGREEMENT.

    Each holder of a certificate related to a yield maintenance  agreement,  if any, is deemed to own an undivided  beneficial  ownership  interest in two assets,  a REMIC regular  interest and an interest in payments to be made under such yield maintenance  agreement.  The treatment of amounts received by the holder of a certificate  related to a yield maintenance  agreement,
if  any,  under  such   certificateholder's   right  to  receive  payments  under  such  yield
maintenance  agreement  will depend on the portion,  if any, of such holder's  purchase  price allocable  thereto.  Under the REMIC  regulations,  each holder of a certificate  related to a yield  maintenance  agreement,  if any, must allocate its purchase price for that  certificate between its  undivided  interest in the REMIC regular  interest and its undivided  interest in the right to receive  payments under such yield  maintenance  agreement in accordance with the relative fair market  values of each  property  right.  The master  servicer  intends to treat payments made to the holders of any  certificates  related to a yield  maintenance  agreement, if any, with respect to the payments under such yield  maintenance  agreement as includible in income  based  on the tax  regulations  relating  to  notional  principal  contracts.  The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders unless the holder  explicitly  discloses  on its tax return that its  allocation  is different from the trust's allocation.  Under the REMIC regulations,  the master servicer is required to account  for the REMIC  regular  interest  and the  right to  receive  payments  under a yield maintenance  agreement as discrete  property  rights.  Holders of a  certificate  related to a yield maintenance  agreement,  if any, are advised to consult their own tax advisors regarding the  allocation  of issue  price,  timing,  character  and  source  of income  and  deductions
resulting  from  the  ownership  of  their  certificates.   Treasury   regulations  have  been
promulgated  under  Section 1275 of the  Internal  Revenue Code  generally  providing  for the integration of a "qualifying  debt  instrument" with a hedge if the combined cash flows of the
components  are  substantially   equivalent  to  the  cash  flows  on  a  variable  rate  debt instrument.  However,  such regulations  specifically disallow integration of debt instruments
subject  to  Section  1272(a)(6)  of  the  Internal  Revenue  Code.   Therefore,   holders  of
certificates  related  to a yield  maintenance  agreement,  if any,  will be unable to use the integration method provided for under such regulations with respect to such  certificates.  If
the  master  servicer's  treatment  of  payments  under  a  yield  maintenance   agreement  is
respected,  ownership of the right to the payments  under a yield  maintenance  agreement will nevertheless  entitle  the owner to  amortize  the  separate  price  paid for the right to the payments  under  such  yield  maintenance  agreement  under the  notional  principal  contract regulations.

    In the event that the right to receive the payments  under a yield  maintenance  agreement is  characterized  as a "notional  principal  contract" for federal income tax purposes,  upon the sale of a certificate  related to a yield  maintenance  agreement,  the amount of the sale allocated  to the  selling  certificateholder's  right to  receive  payments  under such yield maintenance  agreement  would  be  considered  a  "termination  payment"  under  the  notional
principal  contract  regulations  allocable  to  the  related  certificate.   A  holder  of  a
certificate  related  to a yield  maintenance  agreement  would  have gain or loss from such a termination  of the right to  receive  payments  in respect  of the  payments  under the yield maintenance  agreement equal to (i) any  termination  payment it received or is deemed to have received  minus (ii) the  unamortized  portion  of any amount  paid,  or deemed  paid,  by the certificateholder  upon  entering  into or  acquiring  its  interest  in the right to  receive payments under the yield maintenance agreement.

    Gain or loss realized upon the termination of the right to receive  payments under a yield maintenance  agreement  will  generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

    For further  information  regarding  federal income tax  consequences  of investing in the offered  certificates,  see "Material Federal Income Tax  Consequences--REMICs"  in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

    The IRS has issued REMIC  regulations  under the  provisions of the Internal  Revenue Code that  significantly  affect holders of Residual  Certificates.  The REMIC  regulations  impose restrictions  on the  transfer  or  acquisition  of some  residual  interests,  including  the
Residual  Certificates.   The  pooling  and  servicing  agreement  includes  other  provisions regarding the transfer of Residual Certificates, including:

           the  requirement  that  any  transferee  of  a  Residual   Certificate  provide  an
               affidavit representing that the transferee:

o       is not a disqualified organization;

o       is not acquiring the Residual  Certificate on behalf of a  disqualified  organization;
                         and

o       will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

o       a  provision   that  any  transfer  of  a  Residual   Certificate  to  a  disqualified
                  organization shall be null and void; and

o       a grant to the  master  servicer  of the  right,  without  notice to the holder or any
                  prior   holder,   to  sell  to  a  purchaser  of  its  choice  any  Residual
                  Certificate that shall become owned by a disqualified  organization  despite the first two provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

    The  REMIC  regulations  also  provide  that a  transfer  to a  United  States  person  of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based  on  the  REMIC  regulations,  the  Residual  Certificates  may  constitute  noneconomic residual  interests  during some or all of their terms for  purposes of the REMIC  regulations and,  accordingly,  unless no significant purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported transferors  may  remain  liable  for any taxes due  relating  to the  income on the  Residual
Certificates.  All  transfers of the Residual  Certificates  will be  restricted in accordance with the terms of the  pooling  and  servicing  agreement  that are  intended  to  reduce  the possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual  Certificates  constitute  noneconomic residual interests.  See "Material Federal
Income    Tax    Consequences    --REMICs--Taxation     of    Owners    of    REMIC    Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

    The IRS has issued final REMIC regulations that add to the conditions  necessary to assure that a transfer  of a  non-economic  residual  interest  would be  respected.  The  additional conditions  require  that in order to  qualify as a safe  harbor  transfer  of a residual  the transferee  represent  that it will not  cause the  income  "to be  attributable  to a foreign permanent  establishment  or fixed  base  (within  the  meaning  of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present  value  basis than the  present  value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments  to be  received on the  residual  interest  or (ii) the  transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe  harbor"
provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not indicate to a reasonable person  that the  taxes  with  respect  to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The regulations  generally  apply  to  transfers  of  residual  interests  occurring  on or  after
February 4, 2000,  although  certain of their  provisions  apply only to transfers of residual
interests   occurring  on  or  after  August  19,  2002.  See  "Material  Federal  Income  Tax
Consequences --REMICs--Taxation  of Owners  of REMIC  Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the related base prospectus.

    The  Residual  Certificateholders  may be required  to report an amount of taxable  income with  respect to the earlier  accrual  periods of the terms of the REMICs  that  significantly exceeds the amount of cash  distributions  received by the  Residual  Certificateholders  from the REMICs  with  respect to those  periods.  Furthermore,  the tax on that  income may exceed
the   cash   distributions   with   respect   to   those   periods.   Consequently,   Residual
Certificateholders  should have other sources of funds  sufficient  to pay any federal  income taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the
Residual  Certificates.  In addition,  the required inclusion of this amount of taxable income during the REMICs'  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until  later  accrual  periods  or until the  ultimate  sale or  disposition  of a
Residual  Certificate,  or possibly  later under the "wash sale" rules of Section  1091 of the
Internal  Revenue Code,  may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed  the sum of any tax  benefits  and the amount of any cash distributions on the Residual Certificates over their life.

    The rules for accrual of OID with respect to certain classes of  certificates  are subject to significant  complexity and uncertainty.  Because OID on the certificates  will be deducted by the related REMIC in determining  its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may  significantly  affect the timing of
OID  deductions to the related REMIC and therefore the amount of the related  REMIC's  taxable income allocable to holders of the Residual Certificates.

    An individual,  trust or estate that holds, whether directly or indirectly through certain pass-through  entities,  a Residual  Certificate may have significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and  trustee's  fees and  other  administrative  expenses  properly  allocable  to  each  REMIC  in  computing  the certificateholder's  regular  tax  liability  and will  not be able to  deduct  those  fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Residual  Certificates--Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions" in the
related base prospectus.

    The IRS has issued  proposed  regulations  that,  if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

    Residential  Funding will be designated  as the "tax matters  person" with respect to each
REMIC as defined in the REMIC  Provisions,  as defined in the related base prospectus,  and in connection  therewith  will  be  required  to  hold  not  less  than  0.01%  of  the  Residual
Certificates.

    Purchasers of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

    For further information  regarding the federal income tax consequences of investing in the
Residual  Certificates,  see "Certain  Yield and  Prepayment  Considerations--Additional  Yield
Considerations  Applicable Solely to the Residual  Certificates" in this term sheet supplement and "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Residual
Certificates" in the related base prospectus.

PENALTY PROTECTION

    If penalties were asserted  against  purchasers of the offered  certificates in respect of
their  treatment  of  the  offered   certificates  for  tax  purposes,   the  summary  of  tax
considerations  contained,  and the opinions stated, herein and in the related base prospectus may not meet the  conditions  necessary  for  purchasers'  reliance on that  summary and those opinions to exculpate them from the asserted penalties.

                                    METHOD OF DISTRIBUTION

    In accordance with the terms and conditions of the related underwriting  agreement for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for that series  with  respect to any class of offered  certificates  of that series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell each  applicable  class of the Senior  Certificates of that series and the Class
M Certificates of that series,  except that a de minimis portion of the Residual  Certificates
of  that  series  will  be  retained  by  Residential   Funding.   Each  applicable  class  of
certificates  of any series being sold to an underwriter  are referred to as the  underwritten certificates for any series.  It is expected that delivery of the  underwritten  certificates, other than the Residual  Certificates,  will be made only in book -entry form through the Same
Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates  for any series,  other than the de minimis portion retained by Residential  Funding,  will be made at the  offices of the  applicable  underwriter  on the closing  date for that series  against payment therefor in immediately available funds.

    In connection with the  underwritten  certificates,  of any series,  each  underwriter has agreed,  in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates of that  series if any of that  class of the  underwritten  certificates  of that  series  are purchased thereby.

    Any related  underwriting  agreement for any series  provides  that the  obligation of the underwriter  to pay for and  accept  delivery  of each  applicable  class of the  underwritten certificates  is subject to,  among other  things,  the receipt of legal  opinions  and to the conditions,  among others,  that no stop order suspending the effectiveness of the depositor's registration  statement shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The  distribution  of the  underwritten  certificates  of  any  series  by any  applicable underwriter  may be  effected  from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates  for any series,  before  deducting  expenses payable by the  depositor,  shall be set forth in the  prospectus  supplement for that series.
The  underwriter  for any class of any series may effect  these  transactions  by selling  the applicable  underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation  in the form of underwriting  discounts,  concessions or commissions from  the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the applicable  underwritten  certificates  of any series,  the  underwriter for any class of that series  may be  deemed  to have  received  compensation  from  the  depositor  in the  form of underwriting  compensation.  The  underwriter  and  any  dealers  that  participate  with  the underwriter  in the  distribution  of the  underwritten  certificates  of any  series are also underwriters  of that series  under the  Securities  Act of 1933.  Any profit on the resale of
the  underwritten   certificates  of  that  series  positioned  by  an  underwriter  would  be underwriter  compensation  in the form of  underwriting  discounts and  commissions  under the
Securities Act.

    Each underwriting  agreement for any series will provide that the depositor will indemnify the  underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the depositor,  against some  liabilities  under the  Securities  Act, or  contribute  to payments required to be made in respect thereof.

    There is currently no secondary market for the offered  certificates.  The underwriter for any class of any series may make a secondary market in the  underwritten  certificates of that series but is not  obligated to do so. There can be no assurance  that a secondary  market for the offered  certificates  of any series will  develop  or, if it does  develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

    If  more  than  one  underwriter  has  agreed  to  purchase  offered  certificates,  those underwriters  will be  identified  in the final  term  sheet  with  respect  to such  class of certificates.

    The  primary  source  of  information   available  to  investors  concerning  the  offered
certificates  of any series  will be the monthly  statements  discussed  in the  related  base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to  Certificateholders,"
which will include  information as to the outstanding  principal balance or notional amount of the  offered  certificates  of that  series.  There can be no  assurance  that any  additional information  regarding the offered  certificates  of any series will be available  through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market  for the  offered certificates for any series becomes available.

                                       USE OF PROCEEDS

    The net proceeds from the sale of the offered  certificates  to the  underwriters  will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage  loans or  for  general  corporate  purposes.  See  "Method  of  Distribution"  in  this  term  sheet supplement.

                                        LEGAL OPINIONS

    Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor and  Residential  Funding  Securities  Corporation,  if it is an  underwriter of that  series,  by  Orrick,  Herrington  &  Sutcliffe  LLP,  New  York,  New  York and for each underwriter of that series other than Residential Funding Securities  Corporation,  by Thacher
Proffitt & Wood LLP, New York, New York.

                                           RATINGS

        It is a  condition  of the  issuance of the  offered  certificates  that each class of offered  certificates be assigned at least the ratings  designated in the final term sheet for such class of certificates by one or more rating  agencies  including by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P,  Moody's  Investors
Service, Inc. or Moody's, or Fitch Ratings or Fitch.

    The  ratings  assigned  by  Fitch  to  mortgage  pass-through   certificates  address  the
likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis  of the riskiness of the underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's  ratings do not address the effect on the  certificates'
yield  attributable to prepayments or recoveries on the underlying  mortgage  loans.  Further, the rating on the Interest Only  Certificates  does not address whether investors therein will recoup  their  initial  investments.  The  rating  on the  Principal  Only  Certificates  only addresses the return of their respective  Certificate  Principal  Balances.  The rating on the
Residual  Certificates  only  addresses the return of its  Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

    The rating  assigned by Standard & Poor's to mortgage  pass-through  certificates  address the  likelihood of the receipt by  certificateholders  of payments  required under the pooling and  servicing  agreement.  Standard  & Poor's  ratings  take into  consideration  the  credit quality of the mortgage pool,  structural and legal aspects  associated with the certificates, and the extent to which the payment  stream in the mortgage  pool is adequate to make payments required  under the  certificates.  Standard  & Poor's  rating on the  certificates  does not, however,  constitute a statement  regarding  frequency of prepayments  on the  mortgages.  See
"Certain Yield and Prepayment Considerations" herein.

    The ratings assigned by Moody's to the Senior  Certificates  address the likelihood of the receipt by the  Senior  Certificateholders  of all  distributions  to which they are  entitled under the  pooling and  servicing  agreement.  Moody's  ratings  reflect  its  analysis of the riskiness  of the mortgage  loans and the  structure  of the  transaction  as described in the
pooling  and  servicing  agreement.   Moody's  ratings  do  not  address  the  effect  on  the
certificates' yield attributable to prepayments or recoveries on the mortgage loans.

    There can be no assurance as to whether any rating  agency other than the rating  agencies designated  in the  final  term  sheet  for a class  of  certificates  will  rate  the  Senior
Certificates or the Class M Certificates  of any series,  or, if it does, what rating would be assigned by any other rating  agency.  A rating on the  certificates  of any series by another rating  agency,  if  assigned  at  all,  may  be  lower  than  the  ratings  assigned  to  the certificates  of that  series  by the  rating  agency  or  rating  agencies  requested  by the depositor to rate those certificates.

    A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security rating should be evaluated  independently of any other security  rating.  The ratings of the Interest Only  Certificates  will not address the possibility that the holders of those certificates  may fail to fully  recover  their  initial  investments.  In the event  that the ratings  initially  assigned  to the  offered  certificates  of any  series  are  subsequently lowered for any reason,  no person or entity is  obligated to provide any  additional  support or credit enhancement with respect to the offered certificates.

    The fees  paid by the  depositor  to the  rating  agencies  at  closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                       LEGAL INVESTMENT

    The offered certificates  identified in the final term sheet with respect to such class of certificates will constitute  "mortgage  related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies, and,  as such,  are legal  investments  for some  entities  to the extent  provided  in SMMEA.
SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991.  Some states have  enacted  legislation  which  overrides  the preemption  provisions of SMMEA.  The remaining  classes of  certificates  will not constitute
"mortgage related securities" for purposes of SMMEA.

    One or more  classes of the offered  certificates  of any series may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

    The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment or other purposes,  or as to the ability of  particular  investors  to purchase  any class of the offered  certificates  of any series under applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the  liquidity of any class of offered  certificates  of any series.  Accordingly,  all
institutions   whose   investment   activities  are  subject  to  legal  investment  laws  and regulations,  regulatory  capital  requirements  or review by  regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of  any  series  constitutes  a  legal  investment  or  is  subject  to investment, capital or other restrictions.

    See "Legal Investment Matters" in the related base prospectus.

                                     ERISA CONSIDERATIONS

    A fiduciary  of any ERISA plan,  any  insurance  company,  whether  through its general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined  under  "ERISA  Considerations--ERISA  Plan  Asset  Regulations"  in the  related  base prospectus,  should  carefully  review with its legal advisors whether the purchase or holding of  offered  certificates  could  give  rise  to a  transaction  prohibited  or not  otherwise permissible  under  ERISA or Section  4975 of the  Internal  Revenue  Code.  The  purchase  or holding  of the Class A  Certificates,  as well as the Class M  Certificates,  by or on behalf of, or with ERISA plan  assets of, an ERISA plan may qualify for  exemptive  relief  under the
RFC  exemption,  as  described  under  "ERISA  Considerations--Considerations  for ERISA  Plans
Regarding  the  Purchase of  Certificates--Prohibited  Transaction  Exemptions"  in the related base prospectus  provided those  certificates are rated at least "BBB-" (or its equivalent) by
Standard & Poor's,  Fitch or Moody's at the time of  purchase.  The RFC  exemption  contains a number of other  conditions  which must be met for the RFC  exemption to apply,  including the requirement  that  any  ERISA  plan  must  be an  "accredited  investor"  as  defined  in Rule
501(a)(1) of Regulation D under the Securities Act.

    Each beneficial  owner of Class M Certificates or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  certificate or interest therein,  that  either  (i) it is not an ERISA  plan  investor,  (ii) it has  acquired  and is holding such Class M Certificates  in reliance on the RFC  exemption,  and that it understands that there are certain  conditions to the  availability  of the RFC exemption,  including that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its  equivalent)  by  Standard  & Poor's,  Fitch or  Moody's  or (iii) (1) it is an  insurance company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance company general account",  as such term is defined in Prohibited  Transaction
Class  Exemption  ("PTCE")  95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

    If any Class M  Certificate  or any  interest  therein is acquired or held in violation of the conditions described in the preceding  paragraph,  the next preceding permitted beneficial owner will be treated as the  beneficial  owner of that Class M  Certificate,  retroactive  to the date of transfer  to the  purported  beneficial  owner.  Any  purported  beneficial  owner whose  acquisition  or holding of any such  certificate  or interest  therein was  effected in violation of the  conditions  described in the preceding  paragraph  shall  indemnify and hold harmless the depositor,  the trustee, the master servicer, any subservicer,  the underwriters, and the trust from and against any and all  liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

    Because the exemptive  relief afforded by the RFC exemption or any similar  exemption that might be  available  will not likely  apply to the  purchase,  sale or holding of the Residual
Certificates,  transfers  of  those  certificates  to any  ERISA  plan  investor  will  not be registered by the trustee  unless the transferee  provides the depositor,  the trustee and the master  servicer  with an opinion of counsel  satisfactory  to those  entities,  which opinion will not be at the expense of those  entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

               is permissible under applicable law;

               will not  constitute  or result in a non-exempt  prohibited  transaction  under
               ERISA or Section 4975 of the Internal Revenue Code; and

               will not  subject  the  depositor,  the  trustee or the master  servicer to any obligation  in  addition  to those  undertaken  in the  pooling  and  servicing agreement.

    Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel  with respect to: (i) whether the  specific  and general  conditions  and the other  requirements in the RFC exemption would be satisfied,  or whether any other  prohibited transaction  exemption  would  apply,  and (ii) the  potential  applicability  of the  general fiduciary  responsibility  provisions of ERISA and the  prohibited  transaction  provisions of
ERISA and Section 4975 of the Internal  Revenue  Code to the proposed  investment.  See "ERISA
Considerations" in the related base prospectus.

    The  sale  of any of  the  offered  certificates  to an  ERISA  plan  is in no  respect  a representation  by the  depositor  or the  underwriters  that  such an  investment  meets  all relevant  legal  requirements  relating  to  investments  by  ERISA  plans  generally  or  any particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans  generally or any particular ERISA plan.